UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
BioMarin Pharmaceutical Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BIOMARIN®

2025 Proxy Statement

Annual Meeting: May 20, 2025 9:00 a.m. Pacific Time

BioMarin pioneers new medicines through four connected strengths.

Scientific Excellence

Uncovering and solving for the root cause of conditions

Accelerated Innovation

Rapidly transforming insights into category-defining medicines

In-House Expertise

Driving the development and manufacturing of complex medicines

Global Delivery

Ensuring life-changing products reach patients counting on us most

BioMarin Today

25+ year

legacy of innovation

8

commercialized products

6

first-in-disease products

~80

countries within our global commercial footprint

Notice of Annual Meeting of Stockholders
Dear BioMarin Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the Annual Meeting) of BioMarin Pharmaceutical Inc., a Delaware corporation (we, us, our, BioMarin or the Company). The Annual Meeting will be held on Tuesday, May 20, 2025 at 9:00 a.m. (Pacific Time), via a live audio webcast at www.virtualshareholdermeeting.com/BMRN2025 for the following purposes:

Date May 20, 2025	Time 9:00 a.m. (Pacific Time)	Location Live audio webcast at www.virtualshareholdermeeting.com/BMRN2025

Items of Business

1
To elect the 10 nominees for director named in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the Proxy Statement) to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2	To ratify the selection of KPMG LLP (KPMG) as the independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2025;

3	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (NEOs) as disclosed in the Proxy Statement;

4	To approve an amendment to the 2017 Equity Incentive Plan, as amended; and

5	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in this Proxy Statement. Instructions on how to demonstrate proof of stock ownership and participate in the Annual Meeting will be posted at www.virtualshareholdermeeting.com/BMRN2025 two weeks prior to the date of the Annual Meeting. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/BMRN2025.
Record Date: Monday, March 24, 2025
Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting at https://investors.biomarin.com for a period of 10 days ending on the day before the Annual Meeting. We intend to mail a Notice Regarding the Availability of Proxy Materials on or about April 8, 2025 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 8, 2025
By Order of the Board of Directors
G. Eric Davis
Executive Vice President, Chief Legal Officer and Secretary
105 Digital Drive, Novato, California, 94949
April 8, 2025
Voting
Whether or not you expect to attend the Annual Meeting, please vote in advance of the meeting using one of the following methods.

Telephone Call toll-free 1-866-690-6903.

Internet Vote online at www.proxyvote.com.

Mail Follow the instructions in your proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 20, 2025 at 9:00 a.m. Pacific Time via a live audio webcast at www.virtualshareholdermeeting.com/BMRN2025.
The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 are available at: www.proxyvote.com.
If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

2025 Proxy Statement	1

2	2025 Proxy Statement

Letter from the Chair of Our Board of Directors
Dear BioMarin Stockholders,
On behalf of the Board of Directors, I would like to thank you for your investment in BioMarin. The company made important progress in 2024, laying out a new corporate strategy and transforming the way it operates while at the same time delivering exceptionally strong results. The new strategy sets a vision focused on innovation, growth and value commitment, laying the foundation to reach an increasing number of patients with the current portfolio and innovative new candidates from the pipeline.
As part of its ongoing transformation, BioMarin made changes to its leadership team and Board of Directors last year, adding world-class leaders whose experience has already proven invaluable as BioMarin seeks to deliver on its ambitious multiyear plan. In May, we welcomed Cristin Hubbard as the company’s new Chief Commercial Officer. Cristin brings to the role more than 20 years of industry experience and in her first year, she has driven significant operational change. This includes the creation of the business unit structure, which was designed to provide laser-sharp focus on the priorities for each therapeutic area. In the second half of the year, the company announced new scientific leadership, adding Greg Friberg as Chief Research & Development Officer in September and James Sabry as Chief Business Officer in October. Together, James and Greg have fundamentally reshaped the way BioMarin advances and evaluates internal and external innovation. We also continued the refreshment of our Board with addition of Tim Walbert. Elaine Heron and David Pyott will be departing our Board as of our May stockholder meeting, and I would like to thank them for their outstanding contributions to BioMarin’s success over the years.
Looking ahead, I am excited about the future. BioMarin stepped through a number of significant changes in 2024 that provide potential for the company to grow profitably, positioning BioMarin for future success in reaching more patients with genetically defined conditions with its current therapies and promising pipeline candidates. We are grateful to have you with us – thank you for your continued support of BioMarin.
Sincerely,
Richard A. Meier,
Chair, Board of Directors
BioMarin Pharmaceutical Inc.

2025 Proxy Statement	3

Letter from Our President and Chief Executive Officer
Dear BioMarin Stockholders,
I am now more than a year into my role as BioMarin’s President and Chief Executive Officer and in my short time at the company, we have made rapid progress to transform the work we are doing for patients with genetic conditions. Over the course of 2024, we made fundamental changes to the way that we operate. In September, we introduced our new corporate strategy, which establishes a clear vision to deliver on our ambitious plans for the future. To execute on this strategy, we introduced a new structure with three business units focused on skeletal conditions, enzyme therapies and ROCTAVIAN, and we made a number of changes to concentrate our pipeline on the programs that we believe have the most promise for the next generation of patients. This includes BMN 333, our long-acting type natriuretic peptide (CNP), BMN 351 for Duchenne muscular dystrophy and BMN 349 for Alpha-1 antitrypsin deficiency (AATD)-associated liver disease.
We also focused on how we work together as an organization. We introduced new operating principles, the BioMarin 8, which have been celebrated and embraced by our employees around the world. The BioMarin 8 reinforce what has worked well in the past, while also providing guidance to shape our culture going forward. The principles emphasize the importance of putting patients first, as well as accountability, excellence and competition, among others.
Amid this transformation and focus on the future, the company delivered strong results in 2024. Revenue reached $2.85 billion, an increase of 18% from 2023, and earnings per share continued to grow. As we implemented these changes at the end of 2024, we began to see the early benefits. We anticipate that these organizational changes will drive even more success in 2025 and beyond.
Over the course of this past year, I had the opportunity to meet a number of patients, caregivers, advocates and healthcare providers, as well as others from the communities that we serve. Getting to know these individuals is a constant reminder that the work we do at BioMarin is truly meaningful. I am tremendously proud of all that we have accomplished to date and deeply committed to continuing to deliver for families in 2025 and beyond. Over the next decade, we expect to reach four times as many patients as we are reaching today.
I am truly grateful to our employees, whose dedication and commitment enable our success. I am proud of the work we do together across the organization to increase our impact for patients in approximately 80 countries around the world, while delivering value to stockholders. We are off to a strong start in 2025, and I look forward to delivering successfully on our plans for 2025. On behalf of all of us at BioMarin, thank you for being part of this journey, as we seek to deliver hope for the patients who count on us.
Sincerely,
Alexander Hardy
President and Chief Executive Officer
BioMarin Pharmaceutical Inc.

4	2025 Proxy Statement

2024 Highlights
Business Overview

Our Purpose Be the biotech leader that translates the promise of genetic discovery into medicines that make a profound impact on the life of each patient.

Founded in 1997, BioMarin is a global biotechnology company dedicated to transforming lives through genetic discovery that has a proven track record of innovation with eight commercial therapies and a strong clinical and preclinical pipeline. Using a distinctive approach to drug discovery and development, BioMarin pursues treatments that offer new possibilities for patients and families around the world navigating rare or difficult to treat genetic conditions. Our commercial products are:

Our Strategy to Deliver Significant Value Creation

•Differentiated innovation engine •Prioritized research and development (R&D) pipeline •Sustainability driven by genomics revolution	•Enzyme Therapies portfolio (ALDURAZYME, BRINEURA, NAGLAZYME, PALYNZIQ and VIMIZIM) revitalized growth strategy •VOXZOGO as sustainable growth driver in achondroplasia alone	•Accelerating profitability •Increasing operating cash flow •Business development to augment growth

2025 Proxy Statement	5

2024 Highlights
Recent Business Highlights
Our key accomplishments since the beginning of 2024 include the following:

RECORD TOTAL REVENUES FOR FULL YEAR 2024
ACCELERATING AND MAXIMIZING VOXZOGO OPPORTUNITY
VOXZOGO revenue grew to $735 million in 2024, an increase of 56% from 2023, and made an important contribution to BioMarin’s total revenues for the year. In 2024, we advanced development across our CANOPY clinical program with VOXZOGO in hypochondroplasia, idiopathic short stature, Noonan syndrome, Turner syndrome, and SHOX deficiency.

▲ 18% in Total Revenues
In 2024, we achieved $2.85 billion in total revenues, an increase of 18% from 2023, through strong execution and operational transformation. This represents the highest total revenue we have reported since our inception.

STRATEGIC REVIEW OF R&D PROGRAMS
In the first half of 2024, we completed a strategic portfolio assessment of research & development programs to determine which we believe have the strongest combination of scientific merit, opportunity for commercial success and potential value creation for stockholders.

INVESTOR DAY
We held an Investor Day in September 2024, during which we provided an overview of our new corporate strategy focused on innovation, growth, and value commitment. Our new strategy includes, among other things, our plans to expand VOXZOGO for the treatment of conditions beyond achondroplasia, our initiatives to drive sustained growth of the Enzyme Therapies portfolio, and our decision to focus on the United States, Germany and Italy with respect to ROCTAVIAN. We also announced our updated commercial organizational model, which starting in 2025, is structured around three business units: Skeletal Conditions, Enzyme Therapies and ROCTAVIAN.

Key Events and Leadership Transition Timeline

6	2025 Proxy Statement

2024 Highlights
Environmental, Social and Governance (ESG) Matters
BioMarin is committed to helping create a more sustainable, inclusive, and compassionate world through constructive corporate responsibility practices. Our Board of Directors (the Board) believes in setting the right tone at the top at BioMarin about the critical importance of ESG matters to the long-term success of the Company. The Board focuses on ESG practices that it believes are most important to our investors, patients, employees, collaboration partners, suppliers and distributors, governments and regulators, community and non-governmental organizations, and other BioMarin stakeholders. For more information on Board and management oversight, see the “Corporate Governance–The Board’s Role and Responsibilities–Oversight of ESG” section of this Proxy Statement.
ESG Highlights

Progress on Enhanced ESG Disclosures
In recognition of the importance of managing our climate-related risks in our plans to continue to reduce our impact on the environment, we developed a roadmap for assessing and providing more transparency into our greenhouse gas (GHG) emissions and mitigation efforts. Starting in 2021, we collected multi-year data through 2023 to begin to assess the most impactful and cost-efficient mitigation strategies to minimize our carbon footprint. In 2022, we formed an internal cross-functional team of organizational leaders whose purpose is to respond to and begin to address stakeholder feedback received on all ESG issues. We also hired an independent consulting firm with expertise in ESG risk management and disclosure to provide technical advice to the cross-functional team. In addition, we compiled and analyzed information under the Sustainability Accounting Standards Board’s (SASB) Biotechnology & Pharmaceuticals, Sustainability Accounting Standard, Version 2018-10, and published a SASB index in the “Responsibility” subsection of the “Company” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. We plan to publish a formal ESG report in 2025 based on such work.

Inclusive Workplace
Scientific breakthroughs happen when different perspectives come together to solve complex problems. Our dedication to this work ensures that we are harnessing the full range of our talent to drive innovation at BioMarin for patients around the world. We know that the power of different viewpoints and experiences will drive a culture of inclusion, which creates innovation and growth. BioMarin is committed to leveraging the collective genius of its global workforce and is dedicated to recruiting from a broad range of backgrounds and experiences to ensure we find and hire best talent.

Select highlights of BioMarin’s environmental and social initiatives are described below. Additional information regarding BioMarin’s Roadmap to Enhanced ESG Disclosures and environmental and social practices is included in the “Responsibility” subsection of the “Company” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

2025 Proxy Statement	7

2024 Highlights

Environmental

We strive to reduce water consumption and increase efficiency of water utilities by using computerized sensors in certain manufacturing facilities to monitor the flow of water and automatic isolation valves.

As part of our commitment to reduce waste, we use reusable containers with several vendors for bioprocessing materials, such as filter assemblies and bioprocessing bags. In 2024, Ireland’s Environmental Protection Agency recognized our subsidiary, BioMarin International Ltd., as a company that goes beyond environmental compliance in the 2024 State of the Environment Report.

In an effort to reduce GHG emissions, we implemented an energy reduction project at our Shanbally, Ireland, facility that exceeded its target reduction goal by five times; completed a decarbonization plan for our facility in Shanbally; installed over 430 solar panels at certain of our facilities; purchase 100% of our electricity in Northern California from Marin Clean Energy, 60% of which is generated from renewable sources like wind and solar; offer employees use of more than 160 electric vehicle charging stations; and track sustainability as part of our corporate travel program.

We understand and champion sustainability development goals and the promotion of healthy workplaces. This is evidenced by our commitment to obtain and maintain ISO 14001 and 45001 certifications for our Novato, California, and Shanbally, Ireland, campuses as well as achieving ISO 50001 certification for our Shanbally energy management system. In pursuing and maintaining these certifications, we provide safe and healthy workplaces and improve our environmental performance with a robust environmental management system which helps us pursue the most efficient use of resources and meaningful waste reduction efforts. We have also achieved green certifications for a number of labs in Ireland and Northern California through our partnership with My Green Lab.

Social

We focus on achieving pay equity by, among other things, engaging independent experts to conduct regular and detailed pay equity assessments. This pay equity analysis is conducted on an employee’s total compensation, including base pay, bonus and equity and is intended to ensure merit-based fairness. Our managers also receive training in how to recognize and prevent discrimination in hiring, performance management and compensation decisions.

We actively engage with underrepresented populations in our community through a variety of outreach and partnering with non-profit organizations and educational institutions. Through our Rare Scholars program, we award annual scholarships to students living with a rare disease.

We continue to support and increase the number of our employee resource groups that build community for employees from a variety groups, which we believe helps ensure better retention and engagement of all of our employees. Membership to the employee resource groups are open to all and not just those from specific backgrounds or experiences.

Governance
Select highlights of BioMarin’s governance practices are described elsewhere in this Proxy Statement, including the sections titled, “Corporate Governance,” “The Board’s Roles and Responsibilities,” “Board Processes” and “Other Board Governance Information.” Additional information regarding BioMarin’s governance practices is included in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

8	2025 Proxy Statement

2024 Highlights
Human Capital Highlights
We believe our employees choose to join and stay at BioMarin because of the connection they feel to their work and its impact on changing the lives of our patients as well as a great employee experience with focus on career development, an engaging work environment and benefits and programs that recognize and reward their performance as well as their professional, personal and financial futures.
Compensation, Benefits and Well-Being
We offer competitive compensation and benefits in order to attract, recognize and retain excellent employees and support their overall well-being. Our total rewards compensation package includes market-competitive salary, the potential to earn bonuses or sales commissions in recognition of performance, equity in recognition of performance and potential, healthcare benefits, among other benefits.
Professional Growth and Development
We help our employees develop the skills and capabilities to support BioMarin’s growth and innovation through a combination of development experiences on the job and formal programs. We continually invest in our employees’ career growth and provide them with a wide range of development opportunities, including face-to-face, virtual and self-directed learning, mentoring, mobile coaching and external development. We offer our employees career-specific training and resources and support development opportunities through company-sponsored programs in addition to our tuition reimbursement program. We also provide our high-potential employees with a variety of leadership coaching and management programs.
For additional information regarding BioMarin’s employees-focused initiatives, see the “Human Capital” section contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the SEC) on February 24, 2025, and the “Careers” section of our website. Information on our website is NOT incorporated by reference in this Proxy Statement.

2025 Proxy Statement	9

Proxy Voting Roadmap
This overview highlights certain information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding our business and 2024 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on February 24, 2025.
Meeting and Voting Information

Date May 20, 2025	Time 9:00 a.m. (Pacific Time)	Location Live audio webcast at www.virtualshareholdermeeting.com/BMRN2025

You are cordially invited to attend the meeting virtually via the internet. Whether or not you expect to attend the meeting, please vote as soon as possible. Please see “Questions and Answers about These Proxy Materials and Voting—How Do I Vote?” beginning on page 136 below.

We intend to mail a Notice Regarding the Availability of Proxy Materials on or about April 8, 2025 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 8, 2025.
For the reasons set forth below and in the rest of this Proxy Statement, our Board recommends that you vote your shares “FOR” each of the nominees named below for director to hold office until the 2026 Annual Meeting of Stockholders and “FOR” each of the other proposals.

10	2025 Proxy Statement

Proxy Voting Roadmap

1
Election of Directors
We are asking our stockholders to vote “FOR” each of the 10 nominees for director to serve until the next Annual Meeting and until their successors are duly elected and qualified. Detailed information about each nominee’s background and experience can be found beginning on page 20.
Each of the nominees for director was nominated for election by the Board upon the recommendation of the Corporate Governance and Nominating (CGN) Committee. Each of the CGN Committee and the Board believes that each nominee has the specific experiences, qualifications, attributes and skills to serve as a member of the Board. The Board therefore recommends that our stockholders vote “FOR” each of the nominees.
In February 2025, we adopted a majority voting standard for the election of directors in an uncontested election that provides that a director nominee who receives a greater number of votes cast “FOR” for his or her election than votes cast “AGAINST” his or her election will be elected to the Board. For more information, see page 35.

The Board recommends a vote “FOR” each of the nominees.
Vote required to elect each nominee:
Each nominee receiving a greater number of votes cast “FOR” than votes cast “AGAINST” will be elected to the Board.
For more information, see Proposal 1 starting on page 19.

2
Ratification of the Selection of KPMG LLP as the Independent Registered Public Accounting Firm for BioMarin for the Year Ending December 31, 2025
The Board and the Audit Committee believe that the continued retention of KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025 is in the best interest of the Company and its stockholders. As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee’s selection of the independent registered public accounting firm.

The Board recommends a vote “FOR” this proposal. Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal. For more information, see Proposal 2 starting on page 57.

2025 Proxy Statement	11

Proxy Voting Roadmap

3
Advisory Vote on Executive Compensation
We are asking our stockholders for advisory approval of the compensation of our NEOs as disclosed in this Proxy Statement. Our executive compensation program is aligned with our business strategy and priorities and encourages executive officers to work for meaningful stockholder returns consistent with our pay-for-performance philosophy. We align our executive officers’ interests with our stockholders’ interests by rewarding our executive officers for both current performance and longer-term performance, with performance measured by both financial performance and milestones for the advancement of our long-term development programs and strategic initiatives.

The Board recommends a vote “FOR” this proposal. Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal. For more information, see Proposal 3 starting on page 63.

4
Approval of an Amendment to the 2017 Equity Incentive Plan
Our Board is requesting stockholder approval of an amendment to the BioMarin Pharmaceutical, Inc. 2017 Equity Incentive Plan, as amended (the 2017 Plan) to increase the number of shares reserved for issuance thereunder (as amended if this proposal is approved, the Amended 2017 Plan).

The Board recommends a vote “FOR” this proposal. Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal. For more information, see Proposal 4 starting on page 119.

12	2025 Proxy Statement

Proxy Voting Roadmap
Director Nominees
The following table provides summary information about each nominee for director as of March 15, 2025, each of whom is a continuing director. Elaine J. Heron, Ph.D., and David E.I. Pyott, M.D., who were directors as of March 15, 2025, will not stand for re-election at the Annual Meeting. See pages 20 to 29 for more information.

Name and Age	Independent	Director Since	Occupation	Committee Memberships(1)
				A	C	N	S	TS

Elizabeth McKee Anderson, 67		July 2019	Director, GSK PLC Director, Insmed, Inc. Director, Revolution Medicines, Inc.		●		●

Barbara W. Bodem, 57		December 2023	Director, Enovis Corp. Director, Option Care Health, Inc.	●		●

Athena Countouriotis, M.D., 53		December 2023	Co-founder, President, Chief Executive Officer and Chairperson, Avenzo Therapeutics Director, Iovance Biotherapeutics, Inc. Director, Passage Bio, Inc.			●	●

Willard Dere, M.D., 71		July 2016
Professor Emeritus of Internal Medicine at the University of Utah
Chief Advisor to the CEO and Chief Medical Officer (Part-Time), Angitia Biopharmaceuticals
Director, Mersana Therapeutics, Inc.
Director, Seres Therapeutics, Inc.
Director, Metagenomi, Inc.
					●		●	●

Mark J. Enyedy, 61		December 2023	Former President and Chief Executive Officer of ImmunoGen, Inc.	●		●		●

Alexander Hardy, 56		December 2023	President and Chief Executive Officer

Maykin Ho, Ph.D., 72		February 2021	Director, Agios Pharmaceuticals Director, FibroGen, Inc. Director, Neumora Therapeutics, Inc.	●			●	●

Robert J. Hombach, 59		September 2017	Former Executive Vice President, CFO & COO, Baxalta Inc. Director, Embecta Corporation Director, Henry Schein, Inc.	●	●

Richard A. Meier, 65 Chair of the Board		December 2006	Chair of the Board Chief Executive Officer and Director, TwinMed, LLC					●

Timothy P. Walbert, 58		February 2025
Former Chairman, President and Chief Executive Officer, Horizon Therapeutics
Senior Advisor, Amgen
Director, Mirum Pharmaceuticals, Inc.
Director, Century Therapeutics, Inc.
Director, Sagimet Biosciences Inc.

A – Audit Committee	N – Corporate Governance & Nominating Committee	●	Committee Chair	●	Financial Expert
C – Compensation Committee	S – Science & Technology Committee	●	Member
TS – Transactions and Strategy Committee
(1)David E.I. Pyott, M.D., who is not standing for re-election at the Annual Meeting, is currently the Chair of the CGN Committee. The Board expects to appoint Mr. Enyedy as the Chair of the CGN Committee following the Annual Meeting. The Board plans to review the composition of the committees, including the CGN Committee, following the Annual Meeting.

2025 Proxy Statement	13

Proxy Voting Roadmap

Director Nominee Dashboard Below we provide a snapshot of the diversity, skills and experience of our director nominees as of March 15, 2025:

Board Refreshment

5 of 10 director nominees are new to the Board since 2022	Key Skills
	Research and Development	Compensation/Corporate Governance Matters

	Management of Biotechnology and Pharmaceutical Organizations	Finance/Accounting/ Capital Markets

Tenure Average Tenure: 4.9 years <5 years 5-10 years >10 years	Age Average Age: 62 years <65 years 65-70 years >70 years	Independence 9 of 10 director nominees are independent

Diversity

50%
Total Diversity(1)
Female
40%
Underrepresented
Minorities
20%
Born outside of
the U.S.
10%

40% Committee chairs who are female or from underrepresented minorities (based on information with respect to the five committees)	Female
	Born outside of the U.S.	Underrepresented Minorities

Skills and Experience
Have Research &
Development Expertise
Have Industry
Management Experience
Have Compensation/Corporate
Governance Expertise
Have Finance/Accounting/
Capital Markets Expertise
Have Business Development/Sales &
Marketing Experience
For more information regarding the background, expertise, skills and experience of our director nominees, see each nominee’s respective biography and the “Skill and Experience” matrix within Proposal 1.
(1)Meets one or more of the gender, ethnicity and birthplace diversity categories listed above.

14	2025 Proxy Statement

Proxy Voting Roadmap
Average Director Tenure
The following chart represents the evolution of the average director tenure of our Board, which highlights our Board refreshment efforts over the past few years. The 2025 information is based on the assumption that all 10 director nominees are elected at the Annual Meeting.
Leadership Transitions
As the culmination of an orderly, thorough, multi-year succession planning process led by our independent directors, our Board has implemented several key leadership transitions in recent years starting with the appointment of Alexander Hardy as our CEO and as a member of our Board effective December 1, 2023. Mr. Hardy brings more than 30 years of experience in the global healthcare and biotechnology industries, most recently serving as CEO of Genentech, a member of the Roche Group.
We continued the leadership transition process in 2024:
•New Chief Commercial Officer: Cristin Hubbard was appointed as our Chief Commercial Officer effective May 20, 2024. Ms. Hubbard brings more than 20 years of experience in the biopharmaceutical and diagnostics industries. She served most recently as the head of Global Product Strategy for Roche Pharma, where she was responsible for lifecycle management, global commercial strategy and accelerating delivery of the company's medicines from development to commercialization, across five therapeutic areas.
•New Chief Research & Development Officer: Gregory R. Friberg, M.D., was appointed as our Chief Research & Development Officer effective September 30, 2024. Dr. Friberg brings a wealth of experience in clinical development and lifecycle management to the role. During his 18 years at Amgen, he has been responsible for advancing multiple medicines from investigational new drug application filing through late-stage development. Dr. Friberg most recently served as head of Global Development for Amgen’s hematology/oncology and bone portfolios.
•New Chief Business Officer: James Sabry, M.D., Ph.D., was appointed as our Chief Business Officer effective October 7, 2024. Dr. Sabry brings decades of expertise in identifying innovation at all stages of development, from preclinical to commercialized products, focusing on novel targets and approaches to managing serious medical conditions. He spent 14 years at Roche and Genentech, serving most recently as Executive Vice President and Global Head of Roche Partnering.
See the “Compensation Discussion and Analysis–Compensation Related to Leadership Transitions” section this Proxy Statement for additional information.

2025 Proxy Statement	15

Proxy Voting Roadmap
Executive Compensation Highlights
Our compensation program is aligned with our business strategy and priorities, encourages executive officers to work for meaningful stockholder returns and reflects a pay-for-performance philosophy. Below are highlights of BioMarin’s executive compensation program, and we encourage our stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed overview of our executive compensation philosophy and program.
Our NEO Fiscal Year 2024 Pay
Performance-based compensation components, such as the annual cash incentive program and the performance-based restricted stock units (RSUs), have predominance in our executive compensation program. In addition, although we do not count stock options as a “performance-based” component in the chart below, we believe stock options further emphasize the pay-for-performance link and that the multi-year vesting schedule provides our NEOs an incentive to add value to the Company over the long term. We also believe that our 2024 target pay mix focuses the efforts of our NEOs and other executive officers on the achievement of both our short- and long-term objectives and aligns the interests of our executive officers with those of our stockholders.
CEO Total Compensation Mix in 2024(1)
As shown below, approximately 92% of our CEO’s 2024 direct compensation was variable and at-risk (annual cash incentive and equity awards) and approximately 62% of his total 2024 direct compensation was performance-based. In addition, during 2024, 82% of the total direct compensation of our CEO was delivered through long-term incentives (stock option awards and performance-based and service-based RSUs).

16	2025 Proxy Statement

Proxy Voting Roadmap
Other NEOs’ Total Compensation Mix in 2024(1)(2)
As shown below, for 2024, at-risk compensation accounted for 87% of the average total direct compensation of our other NEOs. In addition, during 2024, 80% of the average total direct compensation of our other NEOs was delivered through long-term incentives.
(1)Each percentage is calculated as a percentage of total compensation set forth in the “Summary Compensation Table” in this Proxy Statement and is based on the amounts in such table, including the “Target Payout” amounts in footnote (2) to such table. Certain percentages are rounded up or down by less than 1% so that totals equal 100%.
(2)Percentages calculated based on sum of all other NEOs’ compensation. The “Other” percentage for all other NEOs includes the one-time sign-on bonus of $250,000 paid to Dr. Friberg and $600,000 paid to Ms. Hubbard. See “Compensation Discussion and Analysis–Compensation Related to Leadership Transitions” section and the “Summary Compensation Table” in this Proxy Statement for additional information. Certain percentages are rounded up or down by less than 1% so that totals equal 100%.
Performance-Based Achievement in 2024
2024 Short-Term Annual Cash Incentive Program
We delivered high achievement on our financial and development corporate goals in 2024, resulting in an above-target payout under our 2024 short-term annual cash incentive plan (Annual Cash Incentive Plan) based on our preestablished performance criteria. See the “Compensation Discussion and Analysis–Annual Cash Incentive” section of this Proxy Statement for additional information, including how we define Non-GAAP Diluted EPS and Development Goals and the specific developmental goals for 2024.

Metric	Target	Result	Payout
Total Revenue	$2,810M	$2,841M(1)	130%(3)
Non-GAAP Diluted EPS	$3.15	$3.29(2)
Development Goals	100%	>100%
(1)2024 total revenue result is based on total net product revenue calculated in accordance with U.S. GAAP, except that it was adjusted for the difference between foreign currency exchange rates in effect at the time the goal was set in January 2024 and at the end of the performance period. See footnote (2) to “2024 Program Goals and Results” table set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information regarding this metric.
(2)The Non-GAAP Diluted EPS metric was calculated based on the Non-GAAP Diluted EPS methodology reported by the Company in its press release disclosing financial results for 2024. The 2024 Non-GAAP Diluted EPS result was further adjusted to: (a) take into account the difference between foreign currency exchange rates in effect at the time the goal was set in January 2024 and at the end of the performance period; and (b) exclude strategic business decisions and strategic portfolio decisions which may require significant investment or de-investment, including business development activities, and which were not reflected in the target. See footnotes (3) to the “2024 Program Goals and Results” table set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information regarding this metric.
(3)The Compensation Committee determined the payout under the Annual Cash Incentive Plan for each NEO at a level reflecting the individual’s performance and also considering his or her contribution to the achievement of the program goals. See “Compensation Discussion and Analysis–Annual Cash Incentive” section of this Proxy Statement for additional information.

2025 Proxy Statement	17

Proxy Voting Roadmap
Three-Year Performance Period (2022 – 2024) Long-Term Performance-Based Equity Awards
Our long-term performance-based equity awards that were earned based on the three-year performance period of 2022 through 2024 were paid out above target based on our strong financial, operational and stock performance over such period. See the “Compensation Discussion and Analysis–Equity Compensation” section of this Proxy Statement for additional information, including the specific strategic goals used.

Metric		Target	Result	Payouts
Relative Total Shareholder Return(1)		50th percentile	71st percentile	100%
Core Operating Margin(2)	2022	2.0%	2.5%	169.7%
	2023	2.0%	7.4%
	2024	10.5%	14.6%
Strategic Goals(3)		100%	>100%	175%
(1)While the Company’s performance was above the target achievement level, the multiplier for the relative total shareholder return performance-based RSUs was capped at 100% because the total shareholder return was negative.
(2)We define core operating margin as total revenues less: (a) cost of sales, (b) research and development expense, (c) selling, general and administrative expense, and (d) intangible asset amortization and contingent consideration, each as determined for such period in accordance with U.S. GAAP, subject to specified adjustments for the foreign exchange currency rates assumed for purposes of setting the targets and business development transactions with an upfront payment of $100 million or more, divided by total revenues. The core operating margin results set forth above were adjusted for the difference between foreign currency exchange rates in effect at the time the goal was set and at the end of the performance period. See footnote (1) to “Core Operating Margin Performance-Based RSUs Earned for 2022 Through 2024 Performance Period” table set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information
(3)Strategic Goals were measured based on the number of development programs that demonstrate proof of concept as determined by predetermined criteria and the number of investigational new drug applications (INDs) and/or clinical trial applications (CTAs) submitted the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA). See “Compensation Discussion and Analysis–Performance-Based RSUs Earned for 2022 Through 2024 Performance Period–Strategic Goals Performance-Based RSUs Earned for 2022 Through 2024 Performance Period” section of this Proxy Statement for additional information.
Our Executive Compensation Practices
Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with sound governance principles.
WHAT WE DO
    Design executive compensation to align pay with performance and balance short-and long-term incentive compensation to incentivize achievement of short-and long-term business goals
    “Double trigger” vesting for CEO equity awards
    Reward performance by making a majority of executive compensation “at-risk”
    Retain independent compensation consultant reporting directly to the Compensation Committee
    Require executive officers and directors to meet stock ownership guidelines
    Provide stockholders an annual say-on-pay vote and solicit feedback on our compensation programs from stockholders
    Prohibit short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in our stock or engaging in margin activities (see the section of this Proxy Statement titled, “Stock Ownership Information – Anti-Hedging and Anti-Pledging Policy” for details)
    Maintain clawback policies
WHAT WE DON’T DO
    No repricing of underwater stock options without prior stockholder approval
    No excessive perquisites (removed aircraft use benefits in 2024)
    No guaranteed bonuses or base salary increases
    No tax gross-ups on severance or change in control benefits

18	2025 Proxy Statement

1	Election of Directors

Each of the 10 nominees for director listed below is currently a director of the Company and each has been recommended by the CGN Committee to the Board for re-election as our directors at the Annual Meeting, and the Board has approved such recommendations. Each of the nominees listed below was previously elected by the stockholders, except for Timothy P. Walbert, who joined the Board in February 2025. Elaine J. Heron, Ph.D., and David E.I. Pyott, M.D. will not stand for re-election at the Annual Meeting and the size of the Board will be decreased from 12 to 10. Each director nominee to be elected and qualified will hold office until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Vote Required
Each nominee receiving greater number of votes cast “FOR” than votes cast “AGAINST” by stockholders entitled to vote thereon will be elected to the Board.

Board Refreshment
Our Board and committee refreshment and succession planning process is designed to enable the Board and each committee to be comprised of highly qualified directors, with the independence, skills, diversity and perspectives to effectively carry out the Board’s oversight of the Company. The CGN Committee in consultation with the Chair of the Board, regularly assesses the composition of the Board and its committees to evaluate its effectiveness and whether or not changes should be considered. 10 of our current 12 directors are new to the Board since January 2016, which averages out to approximately one new director refresh per year over the last decade. In addition, 5 of our 10 director nominees included in this Proxy Statement are new to the Board since 2022.

The Board recommends a vote in favor of each nominee named in Proposal 1.

2025 Proxy Statement	19

Proposal 1 Election of Directors
Nominees for Director
A brief biography of each nominee is set forth below, which includes information, as of March 15, 2025, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the CGN Committee and the Board to believe that the nominee should continue to serve on the Board.

Elizabeth McKee Anderson Director, GSK PLC Director, Insmed, Inc. Director, Revolution Medicines, Inc. Age: 67 Director Since: July 2019

Key Skills and Experience
The Board has nominated Ms. Anderson for her extensive experience in managing large biotechnology and pharmaceutical organizations, compensation and corporate governance matters, finance and accounting, and sales and marketing of both biotechnology and pharmaceutical products.
Professional Highlights
Elizabeth McKee Anderson joined our Board in July 2019 and serves as Chair of the Compensation Committee. Ms. Anderson held various senior leadership positions at Johnson & Johnson from 2003 until her retirement in 2014.
Prior to Johnson & Johnson, Ms. Anderson served as the Vice President and General Manager of Wyeth Lederle Vaccines, division of Wyeth, a pharmaceutical company, a role that she held from 1997 to 2002. Ms. Anderson also previously worked at Rhône-Poulenc Rorer and the American Red Cross.
Ms. Anderson currently serves on the boards of GSK plc, Insmed, Inc., and Revolution Medicines, Inc., all public biopharmaceutical companies. She served on the boards of Bavarian Nordic A/S, a public vaccines and biopharmaceuticals company, until August 2022 and Huntsworth PLC, a public healthcare and communications company until December 2019. Ms. Anderson also serves on the board of Aro Biotherapeutics Company, a private biopharmaceutical company. She is a member of the Board of Trustees of the Wistar Institute, a non-profit biomedical research organization and is the Principal of PureSight Advisory, LLC.
Ms. Anderson holds a B.S. in Engineering from Rutgers University and an M.B.A. from Loyola University Maryland.

20	2025 Proxy Statement

Proposal 1 Election of Directors

Barbara W. Bodem Director, Enovis Corp. Director, Option Care Health, Inc. Age: 57 Director Since: December 2023

Key Skills and Experience
The Board has nominated Ms. Bodem for her extensive experience on serving on the boards of biotechnology and pharmaceutical organizations as well as her financial and accounting expertise.
Professional Highlights
Barbara Bodem has served on our Board since December 2023. Ms. Bodem was interim Chief Financial Officer of Dentsply Sirona Inc., a public dental equipment and supplies manufacturing company, from April 2022 to October 2022. Prior to that, she served as Senior Vice President and Chief Financial Officer of Hill-Rom Holdings, Inc., a medical device and medical technology provider, from 2018 until its acquisition by Baxter International Inc. in 2021. Earlier in her career, she served as Senior Vice President of Finance of Mallinckrodt Pharmaceuticals, a pharmaceutical manufacturer, from 2015 to 2018. She previously served in senior finance roles at Hospira, Inc. and Eli Lilly and Company.
Ms. Bodem currently serves on the boards of Enovis Corp., a public medical technology company, and Option Care Health, Inc., a public provider of home and alternate site infusion services. She also serves on the boards of BiomEdit LLC, a private animal health company, NorthStar Medical Radioisotopes, a radiopharmaceutical company and the non-profit Nature Conservancy of Indiana. In the past five years, Ms. Bodem served on the boards of Syneos Health, Inc. and Turning Point Therapeutics, Inc. She also served on the board of Invacare Corporation.
She holds a B.S. in Finance and an M.B.A from Indiana University.

2025 Proxy Statement	21

Proposal 1 Election of Directors

Athena Countouriotis, M.D.
Co-founder, President, Chief Executive Officer and Chairperson, Avenzo Therapeutics
Director, Iovance Biotherapeutics, Inc.
Director, Passage Bio, Inc.
Age: 53
Director Since: December 2023

Key Skills and Experience
The Board has nominated Dr. Countouriotis for her extensive experience in managing biotechnology, pharmaceutical and clinical organizations, as well as her expertise in research and clinical development.
Professional Highlights
Athena Countouriotis, M.D. joined our Board in December 2023. Dr. Countouriotis is co-founder, President, Chief Executive Officer and Chairperson of Avenzo Therapeutics, Inc., a private biotechnology company, since October 2022. Prior to that, she served as President and Chief Executive Officer of Turning Point Therapeutics, Inc., an oncology company, from May 2018 to August 2022, leading the company through its initial public offering and eventual acquisition by Bristol Myers Squibb.
Dr. Countouriotis previously held the role of Senior Vice President and Chief Medical Officer of Adverum Biotechnologies, Inc., a clinical stage gene therapy organization, from June 2017 to May 2018, and before that served as Senior Vice President, Chief Medical Officer of Halozyme Therapeutics, Inc., a public biotechnology company, from January 2015 to May 2017. Dr. Countouriotis also served as Chief Medical Officer of Ambit Biosciences Corporation, a biopharmaceutical company, from February 2012 until its acquisition by Daiichi Sankyo Company in November 2014. Earlier in her career, Dr. Countouriotis led various clinical development organizations within Pfizer Inc. and Bristol-Myers Squibb Company.
Dr. Countouriotis currently serves on the board of directors of Iovance Biotherapeutics, Inc., a public oncology therapeutics company, Passage Bio, Inc., a public gene therapy company, Recludix Pharma, Inc., a private oncology therapeutics company, Leal Therapeutics, Inc., a private central nervous system diseases company, and Capstan Therapeutics, Inc, a private cell therapy company. Dr. Countouriotis previously served on the board of directors of Cardiff Oncology, Inc. (previously known as Trovagene, Inc.), a public oncology therapeutics company, from September 2017 to January 2020.
She holds a B.S. in Physiology from the University of California, Los Angeles, and an M.D. from Tufts University School of Medicine.

22	2025 Proxy Statement

Proposal 1 Election of Directors

Willard Dere, M.D.
Professor Emeritus of Internal Medicine at the University of Utah
Chief Advisor to the CEO and Chief Medical Officer (Part-Time), Angitia Biopharmaceuticals
Director, Mersana Therapeutics, Inc.
Director, Seres Therapeutics, Inc.
Director, Metagenomi, Inc.
Age: 71
Director Since: July 2016

Key Skills and Experience
The Board has nominated Dr. Dere for his extensive experience in managing biotechnology and pharmaceutical organizations, clinical trial research as well as research and development in translating basic science discoveries into new clinical therapies and novel drug strategies.
Professional Highlights
Willard Dere, M.D. joined our Board in July 2016 and serves as Chair of the Science and Technology Committee. He is currently Professor Emeritus of Internal Medicine at the University of Utah and Chief Advisor to the Chief Executive Officer and Chief Medical Officer (part-time) at Angitia Biopharmaceuticals, a private biopharmaceutical company.
Dr. Dere served as Professor of Internal Medicine and the B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Co-Director of the Utah Clinical and Translational Science Institute, Co-Director of the Center for Genomic Medicine, and the Associate Vice President for Research at the University of Utah Health Sciences Center from November 2014 to June 2022. Prior to returning to academia in November 2014, Dr. Dere worked in the biopharmaceutical industry for 25 years, holding multiple roles at Amgen, Inc. and Eli Lilly and Company, both public biopharmaceutical companies.
Dr. Dere currently serves on the boards of Mersana Therapeutics, Inc., Seres Therapeutics, Inc., and Metagenomi, Inc., all public biopharmaceutical companies. Dr. Dere served on the board of Ocera Therapeutics, Inc., a public biopharmaceutical company, until its acquisition by Mallinckrodt PLC in December 2017, and Radius Health, Inc., a public biopharmaceutical company, until its acquisition by a private equity firm in August 2022. Dr. Dere also serves on the external advisory board of the Utah Clinical and Translational Science Institute. Since 2014, Dr. Dere has served on the Grants Working Group of the California Institute of Regenerative Medicine.
Dr. Dere holds a B.A. and an M.D. from the University of California, Davis, and trained in Internal Medicine at the University of Utah and Endocrinology/Metabolism at the University of California at San Francisco.

2025 Proxy Statement	23

Proposal 1 Election of Directors

Mark J. Enyedy Former President and Chief Executive Officer of ImmunoGen, Inc. Age: 61 Director Since: December 2023

Key Skills and Experience
The Board has nominated Mr. Enyedy for his extensive experience in general management, business development and legal experience in the biotechnology industry.
Professional Highlights
Mark J. Enyedy has served on our Board since December 2023. Mr. Enyedy served as the President and Chief Executive Officer of ImmunoGen, Inc., a public biotechnology company, from May 2016 until February 2024, when ImmunoGen, Inc. was acquired by AbbVie Inc.
Mr. Enyedy joined ImmunoGen from Shire plc, a pharmaceutical company, where he served in various executive capacities from August 2013 to May 2016, including as Executive Vice President and Head of Corporate Development from May 2014 to May 2016. Prior to that, he served as Chief Executive Officer and a director of Proteostasis Therapeutics, Inc., a biopharmaceutical company, from September 2011 to August 2013. Prior to joining Proteostasis, he served for 15 years at Genzyme Corporation, a biopharmaceutical company. Before joining Genzyme Corporation, Mr. Enyedy was an Associate with the Boston law firm Palmer & Dodge.
Mr. Enyedy currently serves as a director of Eden Topco Limited, a private holding company for Ergomed plc. Within the past five years, he served as a director of Ergomed plc, LogicBio Therapeutics, Inc., and Akebia Therapeutics, Inc. Mr. Enyedy also served on the boards of Fate Therapeutics, Inc., Keryx Biopharmaceuticals, Inc., the American Cancer Society of Eastern New England, and The Biotechnology Innovation Organization.
He holds a B.S. from Northeastern University and a J.D. from Harvard Law School.

24	2025 Proxy Statement

Proposal 1 Election of Directors

Alexander Hardy President and Chief Executive Officer Age: 56 Director Since: December 2023

Key Skills and Experience
The Board has nominated Mr. Hardy for his extensive experience in the global biopharmaceutical industry, including management of biotechnology organizations, business development, leadership expertise, and sales and marketing of both biotechnology and pharmaceutical products.
Professional Highlights
Alexander Hardy has served as our President and Chief Executive Officer and a member of our Board since December 2023. Mr. Hardy has more than 30 years in the global pharmaceutical industry.
Prior to BioMarin, he spent nearly 20 years at Genentech, Inc. and Roche, most recently serving as Chief Executive Officer of Genentech, Inc. since May 2019. At Roche, Mr. Hardy previously served as Head of Global Product Strategy from August 2016 to March 2019, and as Head, Asia Pacific, Roche Pharma, from May 2014 through August 2016. Before that, Mr. Hardy served in various leadership roles at Genentech, Inc. (prior to its acquisition by Roche) and Novartis. He currently serves on the board of directors for the Pharmaceutical Research and Manufacturers of America (PhRMA).
Mr. Hardy holds a B.A. in Land Economy from the University of Cambridge and an M.B.A. from the University of Michigan's Ross School of Business.

2025 Proxy Statement	25

Proposal 1 Election of Directors

Maykin Ho, Ph.D. Director, Agios Pharmaceuticals Inc. Director, FibroGen, Inc. Director, Neumora Therapeutics, Inc. Age: 72 Director Since: February 2021

Key Skills and Experience
The Board has nominated Dr. Ho for her extensive experience in healthcare investment research, finance, and analysis of science and biotechnology.
Professional Highlights
Maykin Ho, Ph.D. joined our Board in February 2021. Dr. Ho has been a venture partner of Qiming Venture Partners, a venture capital firm in China and Hong Kong, since July 2015 and is a member of the Biotech Advisory Panel of the Stock Exchange of Hong Kong.
Dr. Ho is a retired partner of the Goldman Sachs Group, where she held various positions from July 1992 to February 2015, including as senior biotechnology analyst, co-head of Global Healthcare Investment Research, and advisory director for Healthcare Investment Banking. Prior to Goldman Sachs, Dr. Ho held various managerial positions in licensing, strategic planning, marketing and research at DuPont-Merck Pharmaceuticals and DuPont de Nemours & Company.
Dr. Ho currently serves on the boards of Agios Pharmaceuticals Inc., FibroGen, Inc., and Neumora Therapeutics, Inc., all public biopharmaceutical companies. She also serves on the boards of Parexel, a private biopharmaceutical services company, the Aaron Diamond AIDS Research Center at Columbia University and the Institute for Protein Innovation founded by Dr. Timothy Springer of Harvard University. Dr. Ho was previously a member of the board of directors of Grail, Inc., a private cancer detection company that was acquired by Illumina in August 2021.
Dr. Ho was a postdoctoral fellow at Harvard Medical School and a graduate of the Advanced Management Program at The Fuqua School of Business, Duke University. Dr. Ho holds a Ph.D. in Microbiology and Immunology and a B.S. from the State University of New York, Downstate Medical Center.

26	2025 Proxy Statement

Proposal 1 Election of Directors

Robert J. Hombach Former Executive Vice President, CFO & COO, Baxalta Inc. Director, Embecta Corporation Director, Henry Schein, Inc. Age: 59 Director Since: September 2017

Key Skills and Experience
The Board has nominated Mr. Hombach for his extensive experience in finance and accounting, capital markets and managing large biotechnology and pharmaceutical organizations.
Professional Highlights
Robert J. Hombach joined our Board in September 2017 and currently serves as Chair of the Audit Committee. Mr. Hombach served as Executive Vice President, Chief Financial Officer and Chief Operations Officer of Baxalta Inc., a public biopharmaceutical company, until it was acquired by Shire plc, in June 2016. Baxalta was spun off from its parent, Baxter International Inc., a public pharmaceutical company, in July 2015, where Mr. Hombach served as Vice President and Chief Financial Officer from June 2010 until the Baxalta spin-off. Mr. Hombach also served as Treasurer of Baxter from 2007 to 2011 and was Vice President of Finance, Europe, Middle East, and Africa from 2004 to 2007. Prior to this, Mr. Hombach served in a number of finance positions of increasing responsibility in the corporate planning, manufacturing, operations and treasury areas at Baxter.
Mr. Hombach currently serves on the board of Embecta Corporation, a public diabetes company, Henry Schein, Inc. a public company providing healthcare solutions to office-based dental and medical practitioners, and Seaport Therapeutics, Inc., a private biopharmaceutical company. Previously, Mr. Hombach served on the boards of Aptinyx Inc., a public biotechnology company, from May 2018 to June 2023, CarMax, Inc., a public company, from April 2018 to June 2022, and Naurex, Inc., a private pharmaceutical company acquired by Allergan in August 2015.
Mr. Hombach holds an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management and a B.S. in Finance cum laude from the University of Colorado.

2025 Proxy Statement	27

Proposal 1 Election of Directors

Richard A. Meier Chair of the Board Chief Executive Officer and Director, TwinMed, LLC Age: 65 Director Since: December 2006

Key Skills and Experience
The Board has nominated Mr. Meier for his extensive experience in finance and accounting, capital markets, managing large organizations in the healthcare field and information technology.
Professional Highlights
Richard A. Meier has served as the Chair of our Board since December 2023 and a director since December 2006. Before becoming the Chair of our Board, he served as our Lead Independent Director from June 2015 to November 2023.
Mr. Meier currently serves as the Chief Executive Officer and a member of the board of directors of TwinMed, LLC, a private healthcare services company. He previously served as President and Chief Executive Officer and a member of the board of Rockley Photonics Holdings Ltd., a public medical technology company(1), from December 2022 to May 2023 and as President and Chief Financial Officer from October 2022 to December 2022.
Prior to Rockley, Mr. Meier was Executive Vice President and Chief Financial Officer of Intersect ENT, Inc., a public medical technology company, a position he held from November 2019 through June 2022 when it was acquired by Medtronic. Mr. Meier served as Executive Vice President and Chief Financial Officer of Owens & Minor, Inc., a global healthcare services company, from March 2013 to July 2015. In July 2015, he took on the added role of President-International, a position he held until July 2018. Mr. Meier was an Executive Vice President and Chief Financial Officer at TeleFlex Incorporated, a global medical device company, from January 2010 through March 2012.
Earlier in his career, Mr. Meier served as President and Chief Operating Officer of Advanced Medical Optics, Inc., a global ophthalmic medical device company, that was acquired by Abbott Laboratories in February 2009. Throughout his time at Advanced Medical Optics, Mr. Meier served as Chief Financial Officer, while also serving in a number of additional senior operating roles. Mr. Meier was the Executive Vice President and Chief Financial Officer of Bausch Health Companies Inc. (BHC) (formerly Valeant Pharmaceuticals, Inc. and ICN Pharmaceuticals, Inc.), from October 1999 to April 2002, and Senior Vice President & Treasurer from May 1998 to October 1999.
Prior to these roles in the healthcare industry, Mr. Meier was an executive with the investment banking firm of Schroder & Co. Inc. in New York. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Salomon Smith Barney, Manufacturers Hanover Corporation, Australian Capital Equity, and Greyhound Lines, Inc.
Mr. Meier is a member of the Supervisory Board of Syntellix AG, a private medical technology company, and he was a director of Staar Surgical Inc., a public ophthalmic medical device company, from June 2009 to June 2016, where he also served on the Governance, Compensation, and Audit Committees.
Mr. Meier holds a B.A. in Economics from Princeton University.

(1)In January 2023, Rockley filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. In March 2023, the Bankruptcy Court approved Rockley’s Prepackaged Plan of Reorganization, and the company emerged from bankruptcy as a private company.

28	2025 Proxy Statement

Proposal 1 Election of Directors

Timothy P. Walbert
Former Chairman, President and Chief Executive Officer, Horizon Therapeutics
Senior Advisor, Amgen
Director, Mirum Pharmaceuticals, Inc.
Director, Century Therapeutics, Inc.
Director, Sagimet Biosciences Inc.
Age: 58
Director Since: February 2025

Key Skills and Experience
The Board has nominated Mr. Walbert for his extensive experience in the biotechnology industry, including his experience in executive-level leadership and sales and marketing of both biotechnology and pharmaceutical products.
Professional Highlights
Timothy P. Walbert joined our Board in February 2025.
Mr. Walbert is currently senior advisor at Amgen, a biotechnology company. Most recently, Mr. Walbert served as the chairman, president and chief executive officer of Horizon Therapeutics, a biopharmaceutical company, from 2008 to October 2023, when it was acquired by Amgen for $28.3 billion. Before joining Horizon, he was president, chief executive officer and director of IDM Pharma Inc., a public biotechnology company, which was acquired by Takeda America Holdings Inc., or Takeda, in June 2009. Before IDM, Mr. Walbert served as executive vice president, commercial operations at NeoPharm Inc., a public biotechnology company. From 2001 to 2005, he was divisional vice president and general manager, immunology, at Abbott, now AbbVie, leading the global development and launch of the multi-indication biologic HUMIRA, and served as divisional vice president, global cardiovascular strategy. From 1998 to 2001, Mr. Walbert served as director, CELEBREX North America, and arthritis team leader, Asia Pacific, Latin America and Canada, at G.D. Searle & Company. From 1991 to 1998, he also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co. Inc. and Wyeth.
He serves on the boards of Mirum Pharmaceuticals, Century Therapeutics and Sagimet Biosciences, each public biotech companies. Additionally, he serves on the boards of Cour Pharmaceuticals, Odyssey Therapeutics and Latigo Therapeutics (chairman), each private clinical-stage biotech companies. He is also a member of the Board of Trustees of Muhlenberg College. He previously served on the board of directors for Aurinia Pharmaceuticals, a public pharmaceutical company, from 2020 to 2022, Exicure, a public biotechnology company, from 2019 to 2022, Assertio, a public biopharma company, from 2014 to 2020, Raptor Pharmaceutical Corp., a public biotechnology company, from 2010 to 2014; XOMA Corporation, a public biotechnology company, from 2011 to 2017 and Sucampo Pharmaceuticals Inc., a public biopharmaceutical company, from 2016 to 2018. He is also a member of Economic Club of Chicago, the Commercial Club of Chicago and the Civic Committee of the Commercial Club of Chicago. Mr. Walbert was a previous board member of the Biotechnology Innovation Organization (BIO), the Pharmaceutical Research and Manufacturing Association (PhRMA), the Illinois Biotechnology Innovation Organization (iBIO) and World Business Chicago.
Mr. Walbert holds a B.A. in Business from Muhlenberg College in Allentown, PA.

2025 Proxy Statement	29

Proposal 1 Election of Directors
Director Nominee Skills and Experience
We examine the experience and expertise of our Board as a whole to ensure alignment between the abilities and expertise of our Board and our strategic priorities and long-range plan, emphasizing, among other things, skills and experience in leadership of large, complex organizations, particularly in related industries; sales and marketing of biotechnology and pharmaceutical products; manufacturing of biotechnology and small molecule drug products; research and development of drug products, including managing and conducting clinical trials and the drug regulatory approval processes; medicine; finance; accounting; capital markets; business development; intellectual property; and information technology. All of our director nominees exhibit high integrity, sound business judgment, innovative thinking, collegiality and a knowledge of corporate governance requirements and practices, and our director nominees as a whole bring a balance of relevant skills and experience to our boardroom, including those listed below:

Directors

Research & Development	3/10

Management of Biotechnology and Pharmaceutical Organizations	10/10

Clinical Trial Research	3/10

U.S. & International Drug Regulatory Processes	4/10

Compensation / Corporate Governance Matters	6/10

Finance / Accounting / Capital Markets	9/10

Manufacturing of Biotechnology & Small Molecule Drug Products	4/10

Business Development / Sales & Marketing	9/10

30	2025 Proxy Statement

Proposal 1 Election of Directors
Identifying and Evaluating Candidates for Director
The CGN Committee uses a variety of methods for identifying and evaluating nominees for director. The CGN Committee, in consultation with the Chair of the Board, regularly assesses the composition of the Board and each committee of the Board to evaluate its effectiveness and whether or not changes should be considered to either the Board or any of the committees. The full Board annually determines the diversity of experience, specific skills and background that could improve the overall quality and ability of the Board to carry out its oversight of the Company and other functions.

In February 2025, we added Timothy P. Walbert as a new independent director to the Board. The Board engaged a third-party search firm to assist the Board with identifying a candidate based on a profile determined by the Board. Mr. Walbert was identified through such process and he was appointed to the Board and nominated for re-election in this Proxy Statement following a full review conducted pursuant to the Company’s existing practices and policies for identifying and evaluating nominees. The CGN Committee and the Board believe that Mr. Walbert’s extensive experience in the biotechnology industry, including his experience in executive-level leadership and sales and marketing of both biotechnology and pharmaceutical products, will help us determine how best to strengthen operational performance, enhance profitability, and create long-term value for our stockholders. Each of the CGN Committee and the Board has decided to recommend the nominees, including Mr. Walbert, as of the date of this Proxy Statement.

The Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board believes that it should be composed of persons with skills and experience in areas such as:
•biotechnology and pharmaceutical organizations (management, business development, sales & marketing);
•clinical trial research;
•finance and accounting;
•manufacturing biotechnology and other pharmaceutical products;
•U.S. and international drug regulatory processes;
•intellectual property matters;
•compensation and corporate governance matters; and
•research and development.

2025 Proxy Statement	31

Proposal 1 Election of Directors
The Board’s process for identifying and evaluating nominees for director is detailed below:

1
Identify Search Criteria
•The first step in the general process is to identify the type of candidate the CGN Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of the director search.

2
Identify Director Candidates
•Once the target characteristics are identified, the CGN Committee determines the best method for finding a candidate who satisfies the specified criteria.
•The CGN Committee may consider candidates recommended by management, by the members of the CGN Committee, the Board, and stockholders, or the CGN Committee may engage a third party to conduct a search for possible candidates.

3
Stockholder Recommendations
•In considering candidates submitted by stockholders, the CGN Committee will take into consideration the needs of the Board and the qualifications of the candidate.
•Any stockholder recommendations submitted for consideration by the CGN Committee should include verification of the stockholder status of the person submitting the recommendation and the information set forth in the section of this Proxy Statement titled, “Additional Information–Questions and Answers about these Proxy Materials and Voting—How can I recommend a director nominee for consideration by the CGN Committee?” and be addressed to the Board, at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary.

4
Comprehensive Candidate Review
•Once candidates are identified, the CGN Committee conducts an evaluation of qualified candidates.
•The evaluation generally includes interviews as well as background and reference checks.
•There is no difference in the evaluation process for a candidate recommended by a stockholder as compared to the evaluation process for a candidate identified by any of the other means.
•While the CGN Committee has not established specific minimum criteria for a candidate, it has established important factors to consider in evaluating a candidate. These factors include:

•independence •lack of potential conflicts of interest •strength of character •mature judgment •business understanding •experience with the pharmaceutical and/or biotechnology industries
•career specialization
•relevant technical skills
•diversity of experience, specific skills and background
•availability and level of interest
•capacity to devote time to Board activities
•ability to fill a present need on the Board

5
Recommendation to the Board
•If the CGN Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the full Board, and the directors may in turn conduct their own review to the extent they deem appropriate.

6
Board Appointment
•When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an Annual Meeting of Stockholders or appointed as a director by a vote of the Board as appropriate.

32	2025 Proxy Statement

Proposal 1 Election of Directors
Stockholder Nominations
In addition, our Amended and Restated Bylaws (Bylaws) permit stockholders to nominate directors (i) for inclusion in our proxy materials and consideration at an Annual Meeting of Stockholders pursuant to our proxy access bylaw and (ii) for consideration at an Annual Meeting of Stockholders without being included in our proxy materials. For a description of the process for nominating directors in accordance with our Bylaws, see the section of this Proxy Statement titled, “Additional Information–Questions and Answers about these Proxy Materials and Voting,” including the information under the headings, “How can I recommend a director nominee for consideration by the CGN Committee?” and “When are other proposals and director nominations for next year’s Annual Meeting due?”
Director Independence
The Board has affirmatively determined that, except for Mr. Hardy, all of our current directors are independent within the meaning of the applicable listing standards of The Nasdaq Stock Market LLC (Nasdaq) and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the Independent Directors). There are no family relationships between any of our directors and any of our executive officers.

2025 Proxy Statement	33

Corporate Governance
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Principles, the charters of the committees of the Board and our Global Code of Conduct and Business Ethics described below may be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary, c/o BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949. Information on our website is NOT incorporated by reference in this Proxy Statement.
Corporate Governance Highlights
We are committed to exercising good corporate governance and frequently review our practices. We believe that good governance promotes the long-term interests of our stockholders and strengthens Board and management accountability. Highlights of our corporate governance practices include the following:

Stockholder Rights and Accountability
•In 2025, we adopted a majority voting standard for the election of directors in uncontested elections with director resignation policy as described below
•Proxy access bylaw (3% holder for three years)

Board Independence
•Separated position of independent Chair and CEO in December 2023
•All of our current directors and nominees for director are independent, other than Mr. Hardy, our CEO
•Regular executive sessions of the Independent Directors
•100% independent standing committee members
•Board and committees may engage outside advisors independently of management

Stock Ownership by Directors and Executives
•Stock ownership guidelines for directors and executive officers help to align their interests with stockholder interests
•In 2021, we doubled our CEO’s stock ownership guideline threshold to six times his base salary, up from three times. In 2022, we increased our directors’ stock ownership guideline threshold from four to five times cash retainers
•Prohibit short sales, transactions in put or call options, hedging transactions, or other inherently speculative transactions in our stock or engaging in margin activities

Robust Compensation- Setting Process
•Independent compensation consultant reporting directly to the Compensation Committee
•Maintain clawback policies that provide for the recovery of applicable incentive-based compensation received by current and former executive officers in the event of a required accounting restatement
•Annual advisory approval of executive compensation

Board Practices
•Commitment to diversity in terms of experience, specific skills and background
•Annual Board and committee self-evaluations
•Risk oversight by the full Board and committees
•Corporate Governance Principles and robust Global Code of Conduct and Business Ethics
•Financial Authority Policy, under which the Board must approve spend over a specified dollar threshold

34	2025 Proxy Statement

Corporate Governance

   Adoption of Majority Voting Standard for Uncontested Elections of Directors
In February 2025, the Board adopted a majority voting standard for the election of directors in uncontested elections by amending our Bylaws. As such, in an uncontested election, each nominee must be elected by the vote of a majority of the votes cast. In order to receive a majority of the votes cast, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST.”
In connection with the adoption of the majority voting standard, the Board also amended our Corporate Governance Principles to update our director resignation policy. Under the updated policy, any incumbent director who is nominated for election or re-election must deliver an irrevocable resignation that would be effective upon (i) such director’s failure to receive the required vote and (ii) the Board’s acceptance of the resignation.
If a director fails to achieve the required vote in an uncontested election, the CGN Committee would promptly consider the resignation and recommend to the Board the action to be taken on the offered resignation. The Board would act on the CGN Committee’s recommendation no later than 90 days following the date of the certification of the election results. The director whose resignation is under consideration shall not participate in the recommendation of the CGN Committee or deliberations of the Board with respect to his or her nomination. To the extent that a resignation is accepted, the CGN Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Our updated Bylaws and Corporate Governance Principles are available in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

2025 Proxy Statement	35

Corporate Governance
Stockholder Engagement
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, set goals and expectations for our performance, and identify emerging issues that may affect our strategies, corporate governance, executive compensation practices, ESG matters or other aspects of our operations.
We regularly engage with our stockholders through open dialogue and direct communication, including through the channels below:

We participate in investor road shows, analyst meetings, and investor conferences, both virtually and in person.	Stockholders are generally able to listen to investor conferences via our website.

We communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website.	Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.
Stockholder Outreach
We directly reach out to stockholders to hear their views on matters most important to them as investors in BioMarin. Although we do not have any formal threshold, we generally concentrate our outreach efforts on our largest stockholders. In 2024 and in early 2025, we continued our active engagement efforts to ensure stockholder interests were incorporated into our planning process for areas such as corporate strategy and the 2025 executive compensation program.

Scope of Outreach Our outreach in 2024 through March 2025 included most of our top stockholders, representing holders of approximately
BioMarin Participants
•Richard A. Meier, our Chair
•Alexander Hardy, our CEO
•Brian R. Mueller, our Executive Vice President and CFO
•Gregory R. Friberg, M.D., our Executive Vice President and Chief Research & Development Officer
•Cristin Hubbard, our Executive Vice President and Chief Commercial Officer
•Traci McCarty, our Group Vice President of Investor Relations
•Henry J. Fuchs, M.D., our Former President of Worldwide Research & Development

Topics Discussed
During our meetings with stockholders, we discussed various topics, including:
•Business outlook and strategy
•Leadership transitions
•Corporate governance matters
•Executive compensation philosophy and design
Feedback from these discussions was relayed to, and considered by, the full Board and senior executives in their decision making related to these topics important to our stockholders.

65%	of our outstanding stock as of December 31, 2024.

Stockholder feedback is important, and the information we glean from stockholder engagement and outreach is highly valued by our Board and senior executives. In particular, our stockholders’ views and opinions on our executive compensation practices are extremely important to us. As stewards of good corporate governance, our Compensation Committee evaluates the design of our executive compensation program based on market conditions, stockholder views and other governance considerations. Please see the “Compensation Discussion and Analysis—Recent Say-on-Pay Vote and Stockholder Feedback” section of this Proxy Statement for details regarding how stockholder feedback has been reflected in our executive compensation program.

36	2025 Proxy Statement

Corporate Governance
Board Structure and Operations
Board Leadership Structure
The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chair and CEO in any manner that it determines to be in the best interests of the Company and its stockholders depending on the circumstances. The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches of our peers.

Change in Leadership Structure
In December 2023, the Board separated the positions of Chair and CEO in connection with our CEO transition. The Board believes that the separation of duties strengthens our corporate governance by creating independent leadership of the Board and allow the Chair to focus more on oversight, while our new CEO will be better able to focus on day-to-day operations of the Company. In addition, the Board removed the position of Lead Independent Director in light of the independence of the Chair of the Board. As discussed further below, the Board appointed Richard A. Meier as our Chair. Mr. Meier joined our Board in December 2006 and served as our Lead Independent Director from June 2015 until his appointment as Chair effective December 1, 2023.

The Board periodically reviews its leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors to better align the operational leadership of the Company. Based on such review, and taking into consideration the change in leadership structure discussed above, the Board believes that separating the Chair and CEO positions is in the best interests of the Company and its stockholders at this time. This determination, in part, is in response to stockholder feedback and what the Board believes to be best governance practice for the Company at this time. In making this judgment, the Board took into account its evaluation of Mr. Meier’s prior performance as Lead Independent Director and as a current member of the Board, his positive relationship with the other directors, his vast expertise in the biopharmaceutical industry and proven track record of successful leadership, and the strategic perspective he would bring to the role of Chair. Mr. Meier has served as Chair since December 1, 2023.

The Chair is responsible for:
•calling meetings of the Board;
•presiding at meetings of the Board;
•approving Board meeting schedules and meeting agendas;
•approving Board meeting materials; and
•being available for consultation with major stockholders.

The Board recognizes the importance of having a Board structure that will continue to promote the appropriate exercise of independent judgment by the Board.
The Board, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. Moreover, the Board holds regular executive sessions of the Independent Directors. In addition, all members of the Audit Committee, the CGN Committee, the Compensation Committee, the Science and Technology Committee and the newly established Transactions and Strategy Committee are Independent Directors, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.

2025 Proxy Statement	37

Corporate Governance
Director Engagement
Meetings of the Board and Director Attendance

Meetings of the Board	Executive Sessions	Attendance at Annual Meeting

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2024, the Board held 10 meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Applicable Nasdaq listing standards require that the Independent Directors meet from time to time in executive session. In fiscal year 2024, our Independent Directors met in regularly scheduled executive sessions at which only Independent Directors were present.

It is our policy to request that all Board members attend the Annual Meeting of Stockholders. However, we also recognize that attendance by all directors is not always possible. All 11 of the 11 director nominees for the 2024 Annual Meeting of Stockholders attended such meeting.

Director Orientation and Continuing Education
New directors participate in an extensive orientation which includes meetings with senior management to discuss the Company’s strategic plans, financial statements, legal and risk management, and key policies and governance practices. The CGN Committee also regularly reviews and recommends topics for director training for the year. We provide opportunities for directors to participate in external continuing director education programs and provide reimbursement for expenses associated with these events. Continuing director education is also provided during Board meetings by outside experts who present on issues relevant to the Board’s oversight duties and we provide updates regarding relevant SEC, ESG and other corporate governance developments. In 2024, we provided director education for topics such as updates regarding SEC cybersecurity rules. In addition, we recently completed new director orientation for Timothy P. Walbert, our new independent director who joined in February 2025.

38	2025 Proxy Statement

Corporate Governance
The Board’s Roles and Responsibilities
Board’s Role in Oversight of Strategy and Risk Management
Strategy Oversight
The Board oversees the strategic direction of the Company, including consideration of the potential rewards and risks of our business opportunities and challenges and monitoring risks that could impact achievement of our strategic goals. The Transactions and Strategy Committee assists the Board in fulfilling its responsibilities relating to the review, evaluation and recommendation of the Company’s overall strategy as well as significant transactions or arrangements involving the Company. As shown in the table below, the Board:

Dedicates a two-day Board meeting each year focused exclusively on short-term and long-term strategy.	Throughout the year, engages with senior management on business matters directly tied to BioMarin’s strategic goals.	Provides valuable input on the Company’s Annual Operating Plan and Long-Range Plan.	Regularly hears reports from the next generation of leadership to ensure the talent pipeline is robust.

Risk Oversight
The discussion below provides an overview of the allocation of risk management responsibilities among the Board and committees of the Board. For additional information regarding the responsibilities of each Board committee with respect to risk management and other functions, see “The Board’s Roles and Responsibilities–Committees of the Board” section of this Proxy Statement.

Board
The Board is actively involved in the oversight of risks that could affect BioMarin. This oversight is conducted primarily through committees of the Board as described below, but the full Board has retained responsibility for general oversight of risks, including ultimate oversight of cybersecurity risk. The Board satisfies this responsibility through full reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. For example, the full Board receives an annual update from the Chief Information Officer regarding cyber security risks and steps taken to mitigate such risks.

Audit Committee
•Oversees risks related to our financial statements, the financial reporting process, accounting, investments, access to capital, currency risk and hedging programs.
•Oversees risks related to information security (including risks related to cybersecurity, cybersecurity risk management processes and mitigation of risks from cybersecurity threats), privacy and data protection.
•Meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures.
•Responsible for reviewing legal proceedings, litigation contingencies and other risks and exposures and compliance that could materially affect our financial statements.

Compensation Committee
•Reviews our incentive compensation arrangements to determine whether they encourage excessive risk taking, reviews and discusses at least annually the relationship between our risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate potential risks.
CGN Committee
•Oversees and evaluates compliance by the Board and management with our Corporate Governance Principles, Global Code of Conduct and Business Ethics and our Global Corporate Compliance and Ethics Program; reviews and assesses the Company’s significant ESG policies and practices; and reviews the Company’s risk management procedures for those areas deemed appropriate by the CGN Committee.
Transactions and Strategy Committee
•Oversees risks related to corporate strategy, financings and substantial transactions.

Science and Technology Committee •Annually reviews risks related to intellectual property protection and procedures.

2025 Proxy Statement	39

Corporate Governance
The full Board and its committees receive regular updates on key enterprise risks throughout the year. From time to time, management also completes company-wide risk assessments, focusing on risks that may directly impact BioMarin achieving its core business and strategic objectives. The results of such assessments are periodically reviewed by the full Board and the applicable committees. The risk assessment process is global in nature and has been developed to identify and assess BioMarin’s current and emerging risks, including the nature of risks, as well as to identify steps to mitigate and manage each risk. This process is supported by a cross-functional global steering committee that seeks input and perspective from key employees, managers, and senior leadership across the organization. The assessment also involves holding discussions of risk mitigation strategies with process owners and subject matter experts. The full Board and the applicable committees receive updates to ensure appropriate risk mitigation plans are implemented to monitor and manage risks.
Oversight of ESG

Board of Directors
Our Board believes in setting the right tone at the top at BioMarin about the critical importance of ESG matters to the long-term success of the Company. The Board focuses on ESG practices that it believes are most important to our investors, patients, employees, collaboration partners, suppliers and distributors, governments and regulators, community and non-governmental organizations, and other BioMarin stakeholders. Board members regularly receive reports on BioMarin’s environmental and social activities and offer valuable insights and recommendations in addition to providing appropriate oversight.
BioMarin’s Board committees also oversee ESG initiatives from a strategic and risk-management perspective. In December 2022, the Board amended the CGN Committee Charter to formally assign ESG oversight to the CGN Committee in coordination with other Board committees and the full Board, as described below.

Areas of ESG Oversight by Board Committee
CGN Committee
•Environmental sustainability, including Enhanced ESG Disclosures
•Employee relations
•Code of Conduct and Business Ethics
•Corporate compliance and governance
Compensation Committee
•Human capital
•Talent development and management
•Employee recruitment and retention
Audit Committee
•Information security, including cybersecurity (including risks related to cybersecurity, cybersecurity risk management processes and mitigation of risks from cybersecurity threats), privacy and data protection
•ESG Disclosures

Senior Executives
BioMarin’s senior leadership works together to advance our ESG efforts across the Company. Specifically, senior executives sponsor and oversee a cross-functional ESG Committee that spearheads many of our efforts to protect the environment and the communities in which we operate and provide an inclusive, safe and healthful workplace for our employees.

40	2025 Proxy Statement

Corporate Governance
Oversight of Talent Management Succession Planning
Our Board regularly reviews short-and long-term succession plans for the CEO and for other senior management positions. Our executive leadership conducts annual performance assessments that include succession plans for each of our senior management positions. These succession plans are reviewed and approved by our CEO and the details of these succession plans, including potential successors of our executive officers, are presented to the full Board.

Recent Management Successions
As the culmination of an orderly, thorough, multi-year succession planning process led by our independent directors, our Board has implemented several key leadership transitions in recent years starting with the appointment of Alexander Hardy as our CEO and as a member of our Board effective December 1, 2023.
We continued the leadership transition process in 2024:
•New Chief Commercial Officer: Cristin Hubbard was appointed as our Chief Commercial Officer effective May 20, 2024. Ms. Hubbard brings more than 20 years of experience in the biopharmaceutical and diagnostics industries. She served most recently as the head of Global Product Strategy for Roche Pharma, where she was responsible for lifecycle management, global commercial strategy and accelerating delivery of the company's medicines from development to commercialization, across five therapeutic areas.
•New Chief Research & Development Officer: Gregory R. Friberg, M.D., was appointed as our Chief Research & Development Officer effective September 30, 2024. Dr. Friberg brings a wealth of experience in clinical development and lifecycle management to the role. During his 18 years at Amgen, he has been responsible for advancing multiple medicines from investigational new drug application filing through late-stage development. Dr. Friberg most recently served as head of Global Development for Amgen’s hematology/oncology and bone portfolios.
•New Chief Business Officer: James Sabry, M.D., Ph.D., was appointed as our Chief Business Officer effective October 7, 2024. Dr. Sabry brings decades of expertise in identifying innovation at all stages of development, from preclinical to commercialized products, focusing on novel targets and approaches to managing serious medical conditions. He spent 14 years at Roche and Genentech, serving most recently as Executive Vice President and Global Head of Roche Partnering.

2025 Proxy Statement	41

Corporate Governance

Committees of the Board
The Board has a number of committees that perform certain functions for the Board. The standing committees of the Board that meet regularly are the Audit Committee, the Compensation Committee, the CGN Committee and the Science and Technology Committee. As described below, the Transactions and Strategy Committee was established in October 2024 and assumed some of the responsibilities of the Strategic and Operating Review Committee, which dissolved pursuant to the terms of its charter. Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our Company. Given that Dr. Heron and Dr. Pyott will not stand for re-election, the Board plans to review the composition of the committees following the Annual Meeting.

Audit Committee

Meetings in 2024: 8 Chair Members
Robert J. Hombach	Barbara W. Bodem	Mark J. Enyedy	Elaine J. Heron, Ph.D.	Maykin Ho, Ph.D.
The Audit Committee is responsible for overseeing our accounting and financial reporting processes, internal control and financial risk management systems, internal and external audit functions and the audit of our financial statements, including reviewing:
•financial information;
•our systems of internal accounting and financial controls;
•the annual independent audit of our financial statements;
•information security, including cybersecurity (including risks related to cybersecurity, cybersecurity risk management processes and mitigation of risks from cybersecurity threats), privacy and data protection;
•the qualifications, independence and performance of our independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review and attest services; and
•the Company’s management of risks related to the matters overseen by the Committee.

42	2025 Proxy Statement

Corporate Governance

Among Other Duties and Responsibilities, the Audit Committee:
•reviews and discusses with management and the independent auditors our annual and quarterly financial statements, and as appropriate, our disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports to be filed with the SEC, earnings press releases and the substance of the financial information and earnings guidance provided to analysts and ratings agencies;
•determines whether to recommend to the Board inclusion of the audited financial statements in our Form 10-K filing;
•at the completion of the annual audit, reviews with management and the independent auditors the independent auditors’ audit and its report on the financial statements and internal control over financial reporting, comments and recommendations of the independent auditors, any significant changes in the auditors’ initial audit plan, and other matters related to the audit;
•reviews legal proceedings, litigation contingencies, information technology and security risks and other risks and exposures that could materially affect the financial statements, including attorneys’ reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of U.S. state or other applicable law;
•reviews and assesses the Company’s management of risks related to its financial statements, the financial reporting process, accounting, investments, access to capital, currency risk and hedging programs;
•reviews and assesses the Company’s information security (including risks related to cybersecurity, cybersecurity risk management processes and mitigation of risks from cybersecurity threats), privacy and data protection;
•meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the appropriateness of the Company’s insurance coverage;
•implements, in conjunction with the CGN Committee, the internal audit function;
•reviews the independence of our auditors and appoints and, where appropriate, replaces our independent auditors;
•approves all arrangements and fees for work, including all audit, review and attest services and non-audit services, to be performed by the independent auditors’ firm prior to the commencement of the engagement;
•reviews with the independent auditors and, if appropriate, management, any management or internal control letter issued or proposed to be issued by the independent auditors and management’s response to such letter;
•reviews with management and any registered public accounting firm engaged to perform review or attest services, any material conflicts or disagreements between management and such accounting firm regarding financial reporting, accounting practices or policies or other matters;
•reviews with the independent auditors that firm’s assessment of our financial staff (including internal audit) and the adequacy and effectiveness of our financial and accounting internal controls;
•establishes and oversees procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•review and approve in advance or ratify all related party transactions in accordance with the Company’s Corporate Governance Principles.
The Audit Committee is currently composed of five directors: Mr. Hombach (Chair), Ms. Bodem, Mr. Enyedy, Dr. Heron and Dr. Ho. Since Dr. Heron will not stand for re-election, the Board plans to review the composition of the Audit Committee following the Annual Meeting. The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Nasdaq Listing Rules 5605(c)(2)(A)(i) and (ii)). The Board has determined that Mr. Hombach qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Hombach’s level of knowledge and experience based on a number of factors, including his prior experience as the CFO of public companies and his experience and education in finance. In making this determination with respect to Mr. Hombach, the Board relied on his past business experience. Please see the description of the business experience for Mr. Hombach under the heading “Nominees for Director.”

2025 Proxy Statement	43

Corporate Governance
The Audit Committee is governed by a written charter adopted by the Board. The Audit Committee Charter can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Audit Committee grants the Audit Committee full access to our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties. As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also periodically reviews and assesses the adequacy of its charter, including the Audit Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

44	2025 Proxy Statement

Corporate Governance

Compensation Committee

Meetings in 2024: 8 Chair Members
Elizabeth McKee Anderson	Willard Dere, M.D.	Robert J. Hombach	David E.I. Pyott, M.D. (Hon.)
The Compensation Committee is responsible for:
•establishing and reviewing the overall compensation philosophy of the company in light of the Company’s specific business objectives;
•reviewing and recommending to the Board changes to the compensation of our CEO and directors and approving the compensation for executives other than the CEO and those individuals who report directly to the CEO (collectively, the Senior Executives);
•assisting the Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management;
•overseeing and administering our incentive compensation plans and equity-based plans; and
•preparing any report on executive compensation required by applicable rules and regulations.

Among Other Duties and Responsibilities, the Compensation Committee:
•oversees the Company’s overall compensation practices and objectives, and assesses whether the Company’s compensation practices establish appropriate incentives in light of the Company’s specific business objectives;
•oversees the development and implementation of compensation programs (including salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, change of control related arrangements and other related benefits and benefit plans);
•makes recommendations to the Board regarding corporate performance goals and objectives relevant to the compensation of the CEO and sets performance goals and objectives relevant to the compensation of Senior Executives, and the type and amount of compensation (including any new compensation programs);
•evaluates, at least annually, the performance of the CEO and the Senior Executives relative to Board-approved goals and objectives, and recommends to the Board the CEO’s compensation and other terms of his or her employment based on this evaluation, and approves the compensation of the Senior Executives;
•considers the results of the most recent say-on-pay vote in reviewing and making recommendations to the Board with respect to our incentive compensation plans and equity-based plans;
•reviews material compensation programs applicable to our employees generally;
•reviews and makes recommendations to the Board regarding compensation for non-employee members of the Board;
•oversees all incentive compensation plans and equity-based plans and discharges any responsibilities imposed on the Committee by these plans;
•discusses with management periodically, as it deems appropriate, reports from management regarding the development, implementation and effectiveness of our policies and strategies relating to its human resources function and our regulatory compliance with respect to compensation matters;
•reviews and periodically approves the benefits and perquisites provided to the CEO, the Senior Executives and other senior management, as well as the employment, severance and change in control agreements relating to the CEO, the Senior Executives and other senior management;
•reviews our incentive compensation arrangements to determine whether they encourage excessive risk-taking, and reviews and discusses at least annually the relationship between our risk management policies and practices and compensation;
•reviews and recommends to the Board for approval the frequency with which we will conduct say-on-pay votes; and
•produces and provides to the Board an annual report of the Committee on executive compensation for inclusion in our annual proxy statement in accordance with applicable rules and regulations.

2025 Proxy Statement	45

Corporate Governance
The Compensation Committee is currently composed of four directors: Ms. Anderson (Chair), Dr. Dere, Mr. Hombach and Dr. Pyott. The Board has determined that all members of our Compensation Committee are independent (as independence is currently defined in Nasdaq Listing Rule 5605(a)(2)).
The Compensation Committee is governed by a written charter adopted by the Board. The Compensation Committee Charter can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Compensation Committee grants the Compensation Committee full access to our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Information regarding consultants engaged by the Compensation Committee is provided in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Under the Compensation Committee Charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the Chair of the Compensation Committee. As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also periodically reviews and assesses the adequacy of its charter, including the Compensation Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.
The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for 2024 and certain elements of compensation for 2024 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

46	2025 Proxy Statement

Corporate Governance

Corporate Governance and Nominating Committee

Meetings in 2024: 10 Chair Members
David E.I. Pyott, M.D. (Hon.)	Barbara W. Bodem	Athena Countouriotis, M.D.	Mark J. Enyedy
The CGN Committee is responsible for:
•overseeing the composition of the Board to ensure that qualified individuals meeting the criteria of applicable rules and regulations serve as members of the Board and its committees;
•overseeing the development and implementation of corporate governance principles, policies, codes of conduct and codes of ethics relating to the operation of the Board and its committees;
•making recommendations to the Board regarding such corporate governance issues; and
•keeping informed on issues related to corporate responsibility.

Among Other Duties and Responsibilities, the CGN Committee:
•identifies, reviews and evaluates individuals qualified to serve on the Board consistent with criteria approved by the Board as vacancies arise and seeks out nominees to enhance the diversity, expertise and independence of the Board;
•considers and assesses the independence of directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by the listing standards of Nasdaq;
•recommends potential director nominees for selection by the Board;
•considers recommendations for Board nominees and proposals appropriately submitted by our stockholders;
•develops and recommends to the full Board corporate governance policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board;
•performs an annual evaluation of the Board and each committee of the Board;
•makes recommendations to the full Board concerning the appropriate size and needs of the Board, including regarding committees of the Board to be maintained or created and chairmanship and membership of the Board committees;
•at least annually, reviews and assesses our Corporate Governance Principles applicable to the Board and the Company and recommends to the Board from time to time any amendments to such principles;
•reviews and assesses our Global Code of Conduct and Business Ethics and Corporate Compliance and Ethics Program and recommends to the Board from time to time any amendments to such code and program;
•oversees and evaluates compliance by the Board and our management with our Corporate Governance Principles, Global Code of Conduct and Business Ethics and Corporate Compliance and Ethics Program
•reviews and assesses the Company’s significant ESG policies and practices from time to time and make recommendations to the Company regarding ESG matters
•reviews and approves all board memberships for a for-profit company, other commercial entity, or advisory board, for our CEO and other executive officers and directors, to assess whether such proposed membership creates or has the potential to create either a conflict of interest or an appearance of one
•implements, in conjunction with the Audit Committee, the internal audit function;
•establishes a toll-free telephone number for employees to anonymously report complaints relating to financial fraud, environmental hazards, illegal or unfair employment practices, and unethical behavior;
•reviews our non-financial risk management procedures for those areas deemed appropriate by the Committee; and
•recommends guidelines to the Board for corporate succession planning as it relates to our CEO, if appropriate.

2025 Proxy Statement	47

Corporate Governance
A detailed discussion of the CGN Committee’s procedures for recommending candidates for election as a director appears above under the caption “Identifying and Evaluating Candidates for Director.”
The CGN Committee is currently composed of four directors, each of whom is “independent” under the listing standards of Nasdaq. The members of the CGN Committee are Dr. Pyott (Chair), Ms. Bodem, Dr. Countouriotis and Mr. Enyedy. Since Dr. Pyott will not stand for re-election, the Board expects to appoint Mr. Enyedy as the Chair of the CGN Committee following the Annual Meeting.
The CGN Committee is governed by a written charter adopted by the Board. The CGN Committee Charter and our Corporate Governance Principles can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The CGN Committee Charter complies with the guidelines established by Nasdaq. The charter of the CGN Committee grants the CGN Committee full access to our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the CGN Committee considers necessary or appropriate in the performance of its duties.
As required by its charter, the CGN Committee conducts a self-evaluation at least annually. The CGN Committee also periodically reviews and assesses the adequacy of its charter, including the CGN Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

Science and Technology Committee

Meetings in 2024: 4 Chair Members
Willard Dere, M.D.	Elizabeth McKee Anderson	Athena Countouriotis, M.D.	Elaine J. Heron, Ph.D.	Maykin Ho, Ph.D.
The Science and Technology Committee is responsible for assisting the Board in overseeing our operations. Among other duties and responsibilities, the Science and Technology Committee:
•reviews matters relating to scientific capabilities and programs and reports to the Board regarding such review in order to help facilitate the Board’s oversight of our scientific technology, intellectual property portfolio and strategy and help promote our effective decision-making on science;
•reviews and considers management’s decisions regarding the allocation, deployment, utilization of, and investment in, our scientific assets; and
•reviews and considers management’s decisions regarding acquiring or divesting scientific technology or otherwise investing in research or development programs.

The Science and Technology Committee is currently composed of five directors: Dr. Dere (Chair), Ms. Anderson, Dr. Countouriotis, Dr. Heron and Dr. Ho.
The Science and Technology Committee is governed by a written charter adopted by the Board. The Science and Technology Committee Charter can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Science and Technology Committee grants it the resources and authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate in the performance of its duties and responsibilities. As required by its charter, the Science and Technology Committee conducts a self-evaluation at least annually. The Science and Technology Committee also periodically reviews and assesses the adequacy of its charter, including the Science and Technology Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

48	2025 Proxy Statement

Corporate Governance

Transactions and Strategy Committee

Meetings in 2024: 0 Chair Members
Richard A. Meier	Willard Dere, M.D.	Mark J. Enyedy	Maykin Ho, Ph.D	David E.I. Pyott, M.D. (Hon.)
The Transactions and Strategy Committee was established in October 2024. The Transactions and Strategy Committee assumed some of the responsibilities of the Strategic and Operating Review Committee, which dissolved pursuant to the terms of its charter, and is responsible for assisting the Board in fulfilling its responsibilities relating to the review, evaluation and recommendation of the Company’s overall strategy as well as significant transactions or arrangements involving the Company. Among other duties and responsibilities, the Transactions and Strategy Committee reviews, evaluates and makes recommendations to the Board regarding the following matters:
•Company’s strategic plan, business and operation priorities, and overall strategy;
•opportunities to enhance the competitive positioning and financial profile of the Company’s portfolio of assets and businesses, both individually and as a whole;
•the Company’s short-term and long-term financial planning and priorities;
•identification, consideration and evaluation of significant financings, and substantial mergers, acquisitions, dispositions, investments, joint ventures, collaborations, partnerships, licensing arrangements or similar transactions or arrangements involving the Company; and
•any other related matters as may be determined by the Board from time to time.
The Transactions and Strategy Committee is currently composed of five directors: Mr. Meier (Chair), Dr. Dere, Mr. Enyedy, Dr. Ho and Dr. Pyott.
The Transactions and Strategy Committee is governed by a written charter adopted by the Board. The Transactions and Strategy Charter can be found in the “Corporate Governance” section of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Transactions and Strategy Committee grants it the resources and authority to retain such advisors as it determines appropriate to assist in the review, which may include advisors already retained by the Company, in each case at the expense of the Company without seeking approval of the Board or management.
Other Board Governance Information
Global Code of Conduct and Business Ethics
The CGN Committee regularly reviews our Global Code of Conduct and Business Ethics, which is applicable to all employees and directors, including our CEO, CFO, other executive officers and senior financial personnel. A copy of our Global Code of Conduct and Business Ethics is available in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. If we make any substantive amendments to our Global Code of Conduct and Business Ethics or grant any waiver from a provision of our Global Code of Conduct and Business Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website in accordance with the requirements of Item 5.05 of Form 8-K.
Insider Trading Policies and Procedures
Our Code of Business Conduct and Ethics prohibits insider trading and we have adopted an insider trading policy and related procedures applicable to our employees and directors as well as their respective family members (the Insider Trading Policy). We have also implemented processes that we believe are reasonably designed to promote our compliance with insider trading laws, rules and regulations, and any applicable Nasdaq listing standards. Our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on February 24, 2025.

2025 Proxy Statement	49

Corporate Governance
Transactions with Related Persons, Promoters and Certain Control Persons
Except as set forth in “Director Compensation—2024 Non-Employee Director Compensation” section of this Proxy Statement with respect to Mr. Bienaimé, since January 1, 2024, there has not been nor is there currently proposed any transaction or series of similar transactions to which we or one or more of our subsidiaries were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement.
Review, Approval, and Ratification of Transactions with Related Parties
Our Audit Committee has primary responsibility for reviewing and approving in advance or ratifying all related party transactions. In conformance with SEC regulations, we define related persons to include our executive officers, our directors and nominees to become a director of our Company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest.
We have several processes that we use to ensure that we identify and review all related party transactions. First, each executive officer is required to notify either our Chief Legal Officer or CFO of any potential transaction that could create a conflict of interest, and the Chief Legal Officer or CFO is required to notify the Audit Committee of the potential conflict. The directors, CEO, CFO and Chief Legal Officer are required to notify the Audit Committee of any potential transaction that could create a conflict of interest. Second, each year, we require our directors and executive officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.
The Audit Committee reviews related party transactions due to the potential for such transactions to create a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. Our Board or its committees only approve a related party transaction if it is determined that a transaction is in the best interest of the stockholders or is at least not inconsistent with those interests. This includes situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.
These policies and procedures are included in our Corporate Governance Principles, which are available in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference into this Proxy Statement.
Indebtedness of Directors and Executive Officers
We have a policy not to lend money to our directors or executive officers or associates of any director or executive officer. None of our directors or executive officers or associates of any director or executive officer is or at any time since January 1, 2024 has been indebted to us.
Stockholder Communications with the Board
The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any director at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary. All communications received by Mr. Davis will be sent directly to the Board or any director to whom such communication was addressed.
We continue to engage constructively with stockholders, and we reach out to all or nearly all of our top non-affiliated stockholders annually. For details regarding our stockholder outreach efforts specific to 2024, please see the “Proxy Voting Roadmap—Stockholder Engagement” and ”Compensation Discussion and Analysis—Recent Say-on-Pay Vote and Stockholder Feedback“ sections of this Proxy Statement.

50	2025 Proxy Statement

Corporate Governance
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) filings they make.
To the best of our knowledge and based solely on a review of the copies of such reports furnished to us or written representation that no other reports were required, during the fiscal year ended December 31, 2024, we believe that all reports, other than as follows, during 2024 were timely filed by our directors and Section 16 officers. Due to administrative errors there was one late filing for Mr. Meier with respect to a gift transaction that took place on January 8, 2024. This transaction was reported on a Form 4 on January 23, 2024.

2025 Proxy Statement	51

Director Compensation
Overview
Our directors play a critical role in guiding our strategic direction and overseeing the management of BioMarin. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Non-employee directors receive a combination of annual cash retainers and RSU grants in amounts that correlate to their responsibilities and levels of Board participation, including service on Board committees. The Board reviews our non-employee director compensation levels and program design biennially for competitiveness against the confirmed executive compensation peer group.
To assist with the Board’s review, an independent compensation consultant (the Compensation Consultant) prepares a comprehensive biannual assessment of our non-employee director compensation program. The assessment includes benchmarking director compensation against the same peer group used for executive compensation purposes, an update in recent trends in director compensation and a review of related corporate governance best practices.
In 2024, the Compensation Consultant prepared a compensation proposal for members of the Strategic and Operating Review Committee, which was formed in December 2023. The Compensation Consultant also prepared a compensation proposal for the Independent Chair of the Board, which was based on benchmarking data and in recognition of the additional time and effort commitment the Chair role requires as compared to the Lead Independent Director position. After reviewing and discussing the Compensation Consultant’s proposals and at the recommendation of the Compensation Committee, the Board determined to set the annual cash retainer for the Strategic and Operating Review Committee Chair to be $26,500 and $13,500 for other committee members and to increase the annual cash retainer for the Independent Chair of the Board by $15,000, from $65,000 to $80,000. The Transactions and Strategy Committee was established in October 2024 and assumed some of the responsibilities of the Strategic and Operating Review Committee, which dissolved pursuant to its charter. Since the Transactions and Strategy Committee was expected to have similar workload, required expertise and expected frequency of meetings as the Strategic and Operating Review Committee, it was determined that the compensation for service on the Transactions and Strategy Committee should remain the same as the compensation set for the Strategic and Operating Review Committee.
In addition, the Compensation Committee conducted a comprehensive review of non-employee director compensation during the second half of 2024. After reviewing and discussing the benchmarking analysis provided by the Compensation Consultant, and at the recommendation of the Compensation Committee, the Board determined to increase the annual cash retainer from $20,000 to $24,000 for the Compensation Committee Chair and from $10,000 to $12,000 for other committee members. No other changes were made to the non-employee director compensation.
Pursuant to the biennial schedule, the Compensation Committee plans to conduct further review of the non-employee director compensation in 2026. For more information regarding the Compensation Consultant, see the “Compensation Discussion and Analysis—Compensation Consultant” section of this Proxy Statement.

52	2025 Proxy Statement

Director Compensation

Highlights
•To align our directors’ interests with those of our stockholders, the annual equity award granted to non-employee directors, which vests in full on the date immediately prior to the date of the Company’s next regular annual meeting of stockholders (approximately on the one-year anniversary of the grant date), makes up the vast majority of total director compensation.
•To discourage short-term risk taking, the annual equity award granted to non-employee directors is made in RSUs only and no longer includes stock options.
•To align director compensation with the duration of Board service, new directors do not receive an initial equity award and instead receive an RSU grant on the same terms as the annual award made on the date of our Annual Meeting of Stockholders, pro-rated to the nearest quarter for the time the new director is expected to serve prior to our next Annual Meeting of Stockholders.
•The annual cash compensation that the Company pays to its non-employee directors is based on their positions on the Board or the committees of the Board, and the Company does not compensate Board members on a per meeting basis.

•To align our directors’ interests with those of our stockholders, the Board approved stock ownership guidelines for our directors. In 2022, the Board increased the ownership guideline threshold for our directors to a value of stock equal to or greater than five times their cash retainers, up from four times. See the “Compensation Discussion and Analysis–Other Considerations and Policies–Director and Officer Stock Ownership Guidelines” section of this Proxy Statement for a more detailed discussion of our stock ownership guidelines.
•The compensation levels for our directors (annual equity award and cash compensation) remain unchanged from the amounts reported in our Proxy Statement for the 2024 Annual Meeting, other than a modest increase of the cash retainer for both the Chair and members of the Compensation Committee, and the compensation for the newly established Transactions and Strategy Committee.
•We provide an annual limit on non-employee director compensation under the terms of the 2017 Plan.
•Our only employee director, Mr. Hardy, receives no separate compensation for his service as a director.

Annual Non-Employee Director Base Compensation(1)	Additional Annual Cash Compensation(2)

$400,000
Annual Equity
Award
$65,000
Annual Cash
Compensation

Independent Chair of the Board: $80,000(3)

	Audit Committee •Chair: $26,500 •Member: $13,500	Compensation Committee •Chair: $24,000 •Member: $12,000

	Corporate Governance and Nominating Committee •Chair: $20,000 •Member: $10,000	Science and Technology Committee •Chair: $20,000 •Member: $10,000

Transactions and Strategy Committee •Chair: $26,500 •Member: $13,500
(1)See “Equity Compensation” below for a more information regarding equity grants made to non-employee directors.
(2)Committee chair amounts are inclusive of the committee membership retainer.
(3)In connection with the separation of the roles of the Chair of the Board and CEO effective December 1, 2023, we no longer have a Lead Independent Director. Therefore, the incremental cash compensation of $65,000 to be paid to Lead Independent Director is no longer applicable.

2025 Proxy Statement	53

Director Compensation
Equity Compensation
The Board uses a “fixed value” equity grant approach rather than a “fixed share” equity grant approach to better manage the Board’s equity competitiveness. Consistent with the equity awards granted since 2020, on the date of our Annual Meeting of Stockholders, each re-elected director is granted RSUs valued at $400,000, which is converted to a number of shares using a 30-day trailing average closing price of our common stock. The shares of common stock subject to the RSUs vest in full on the date immediately prior to the date of the Company’s next regular annual meeting of stockholders (approximately on the one-year anniversary of the grant date), subject to each respective director providing services to the Company through the vesting date. The annual equity award for a director who has served for less than a year is prorated to the nearest quarter. The RSUs only vest if the director provides services to the Company through the vesting date.
In fiscal year 2024, 49,560 RSUs were awarded to the non-employee directors under our 2017 Plan in connection with annual awards to our non-employee directors as of the 2024 Annual Meeting. In 2024, Mr. Meier, our Independent Chair of the Board, was awarded a one-time RSU grant valued at $200,000 for his services in connection with the CEO transition and his contributions in the development of the Company’s corporate strategy. Such grant was made on the date of our 2024 Annual Meeting and has the same vesting terms as the annual equity award described above.
Our Board members are eligible to enroll in our Nonqualified Deferred Compensation Plan under which participants may elect to defer all or a portion of their fees and RSU awards otherwise payable to them, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years. The table below lists actual compensation paid to each individual who served as a director during 2024, other than Mr. Hardy, who is also an NEO. Mr. Hardy received no additional compensation for serving on our Board in 2024. Mr. Hardy’s compensation is described under the “Executive Compensation” section of this Proxy Statement. Since Mr. Walbert joined our Board on February 24, 2025, he is not shown in the table below. However, he received a pro-rated new director grant valued at $200,000 on February 24, 2025.

54	2025 Proxy Statement

Director Compensation
2024 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark J. Alles(4)	49,250	—	—	49,250
Elizabeth McKee Anderson	98,500	365,045	—	463,545
Jean-Jacques Bienaimé(4)	32,500	—	1,336,331	1,368,831
Barbara W. Bodem	96,125	365,045	—	461,170
Athena Countouriotis, M.D.	80,000	365,045	—	445,045
Willard Dere, M.D.	98,000	365,045	—	463,045
Mark J. Enyedy	96,125	365,045	—	461,170
Elaine J. Heron, Ph.D.(4)	93,500	365,045	—	458,545
Maykin Ho, Ph.D.	102,000	365,045	—	467,045
Robert J. Hombach	102,000	365,045	—	467,045
V. Bryan Lawlis, Ph.D.(4)	42,500	—	—	42,500
Richard A. Meier	171,500	547,567	—	719,067
David E.I. Pyott, M.D. (Hon.)(4)	93,000	365,045	—	458,045
Dennis J. Slamon, M.D., Ph.D.(4)	37,500	—	—	37,500
(1)The amounts in this column represent director fees earned in 2024. Director fees are generally paid quarterly in arrears within four weeks after the close of a quarter. Accordingly, director fees earned in the fourth quarter of 2024 were paid in early 2025.
(2)The amounts in this column reflect the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC) Topic 718. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025. The amount for Mr. Meier includes the one-time RSU grant that was awarded to him in 2024, which is described above. The aggregate number of shares subject to RSU awards held by the directors listed in the table above as of December 31, 2024 was as follows:

Name	RSU Awards
Mark J. Alles	—
Elizabeth McKee Anderson	4,720
Jean-Jacques Bienaimé	231,532
Barbara W. Bodem	4,720
Athena Countouriotis, M.D.	4,720
Willard Dere, M.D.	4,720
Mark J. Enyedy	4,720
Elaine J. Heron, Ph.D.	4,720
Maykin Ho, Ph.D.	4,720
Robert J. Hombach	4,720
V. Bryan Lawlis, Ph.D.	—
Richard A. Meier	7,080
David E.I. Pyott, M.D. (Hon.)	4,720
Dennis J. Slamon, M.D., Ph.D.	—

2025 Proxy Statement	55

Director Compensation
In September 2017, the Board modified the annual equity grant to be awarded in RSUs only, eliminating the stock option component. Accordingly, no stock options were granted to directors during 2024. The aggregate number of shares subject to stock option awards (from stock option grants made prior to September 2017) held by the directors listed in the table above as of December 31, 2024 was as follows:

Name	Stock Option Awards
Mark J. Alles	—	(5)
Elizabeth McKee Anderson	—	(5)
Jean-Jacques Bienaimé	911,280
Barbara W. Bodem	—	(5)
Athena Countouriotis, M.D.	—	(5)
Willard Dere, M.D.	14,790
Mark J. Enyedy	—	(5)
Elaine J. Heron, Ph.D.	12,650
Maykin Ho, Ph.D.	—	(5)
Robert J. Hombach	—	(5)
V. Bryan Lawlis, Ph.D.	12,650
Richard A. Meier	12,650
David E.I. Pyott, M.D. (Hon.)	13,230
Dennis J. Slamon, M.D., Ph.D.	12,650
(3)As previously disclosed in the Proxy Statement for the 2024 Annual Meeting, the Company entered into a Separation Agreement and General Release dated October 30, 2023 and a Consulting Agreement effective December 1, 2023 with Mr. Bienaimé. The amounts for Mr. Bienaimé under this column include the amounts paid to him pursuant to such agreements. The amounts include $1,287,046 in consulting fees for his continuing services as a consultant to the Company until December 31,2024, $25,263, which represents continued payment of his COBRA premiums by the Company through December 31, 2024, $22,000 for tickets to sporting, cultural and other events, and amounts that represent the imputed value of his retirement gift. The amounts do not include $1,668,000, which represents the amount of his 2023 annual cash incentive award which was earned in 2023 for Mr. Bienaimé’s service as CEO in such year and paid in early 2024. Such amount was previously disclosed in the “Summary Compensation Table” in the Proxy Statement for the 2024 Annual Meeting.
(4)Mr. Alles, Mr. Bienaimé, Dr. Lawlis and Dr. Slamon did not stand for re-election in 2024 and ceased to be directors following our 2024 Annual Meeting. Mr. Bienaimé was deemed to be a non-employee director and not an Independent Director as he served as our CEO until November 30, 2023. Dr. Heron and Dr. Pyott will not stand for re-election at the Annual Meeting.
(5)Mr. Alles, Ms. Anderson, Ms. Bodem, Dr. Countouriotis, Mr. Enyedy, Dr. Ho, and Mr. Hombach joined the Board after September 2017, when we stopped providing options awards to non-employee directors, so all of their equity awards have been made in RSUs and they have not been granted any stock options.

56	2025 Proxy Statement

Director Compensation

2
Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin
The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has served as our independent registered public accounting firm since June 11, 2002. Representatives of KPMG plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders and, although they do not expect to do so, they will have the opportunity to make a statement if they so desire.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
Independent Registered Public Accounting Firm
The following is a summary of the fees and services provided by KPMG to the Company for fiscal years 2024 and 2023.

	Description of Services Provided by KPMG LLP	Year Ended December 31, 2024	Year Ended December 31, 2023
	Audit Fees(1):	$2,999,672	$2,874,474
	Tax Fees(2):	27,371	33,811
	All Other Fees(3):	590,000	63,988
	Total Fees:	$3,617,043	$2,972,273

(1)Includes fees for non-routine transactions.
(2)Reflects fees for tax consulting.
(3)Reflects fees for assurance services not reasonably related to the performance of the audit or review the Company’s financial statements.
The Audit Committee has the sole authority to approve the scope of the audit and any audit related services as well as all audit fees and terms. The Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, Nasdaq requirements or Public Company Accounting Oversight Board (PCAOB) rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Audit Committee strives to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

2025 Proxy Statement	57

Proposal 2 Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin

The Audit Committee annually reviews and pre-approves the statutory audit fees that can be provided to the independent registered public accounting firm. Any proposed services exceeding pre-set levels or amounts requires separate pre-approval by the Audit Committee, although our CFO and Chief Accounting Officer can approve up to an additional $100,000 in the aggregate for global statutory audits. In addition, any pre-approved services for which no pre-approved cost level has been set or which would exceed the pre-approved cost by an amount that would cause the aggregate $100,000 amount to be exceeded must be separately pre-approved by the Audit Committee.
The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee within the guidelines discussed above. The Chair of the Audit Committee is required to inform the Audit Committee of each pre-approval decision at the next regularly scheduled Audit Committee meeting.
All the services provided by KPMG during 2024 were pre-approved in accordance with this policy.

The Board recommends a vote in favor of Proposal 2.

Report of the Audit Committee of the Board(1)
The Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company. In addition, the Audit Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) and by the applicable requirements of the Securities Exchange Commission. The Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG the independence of KPMG from the Company and its management. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2024.
Respectfully submitted on February 28, 2025, by the members of the Audit Committee of the Board:
Robert J. Hombach, Chair
Barbara W. Bodem
Mark J. Enyedy
Elaine J. Heron, Ph.D.
Maykin Ho, Ph.D.
(1)The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and is not to be incorporated by reference into any filing of BioMarin under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

58	2025 Proxy Statement

Executive Officers
The following table sets forth certain information concerning our executive officers as of March 15, 2025.

Name	Age	Position with BioMarin
Alexander Hardy	56	President and Chief Executive Officer
Erin Burkhart	46	Group Vice President and Chief Accounting Officer
G. Eric Davis	54	Executive Vice President, Chief Legal Officer and Secretary
Gregory R. Friberg, M.D.	51	Executive Vice President and Chief Research & Development Officer
C. Greg Guyer, Ph.D.	63	Executive Vice President and Chief Technical Officer
Cristin Hubbard	49	Executive Vice President and Chief Commercial Officer
Brian R. Mueller	51	Executive Vice President and Chief Financial Officer
There are no family relationships between any of our directors and any of our executive officers. The biographical information for Mr. Hardy is set forth above under “Proposal 1: Election of Directors – Nominees for Director.”

Erin Burkhart Group Vice President and Chief Accounting Officer Joined BioMarin in: May 2022

Erin Burkhart joined BioMarin in May 2022 and currently serves as Group Vice President and Chief Accounting Officer. Ms. Burkhart previously worked at Eli Lilly & Company, a public pharmaceutical company, from August 2014 to April 2022, where she held various accounting and finance roles of increasing responsibility during her tenure, including Associate Vice President, US Gross-to-Net Business Analysis from April 2021 to April 2022, Associate Vice President, Accounting Operations and Reporting from January 2018 to April 2021, and Senior Director, Corporate Audit Services from August 2016 to December 2017. Prior to Eli Lilly & Company, she worked at Stonegate Mortgage Corporation, a public mortgage company, from May 2013 to May 2014, where she served as the Financial Reporting Director leading its successful initial public offering, and at Anthem Inc., a public health care company, from June 2005 to May 2013, where she served as the Technical Accounting Director. Ms. Burkhart started her career in public accounting in 2001 with Arthur Andersen LLP & Deloitte. Ms. Burkhart is a licensed CPA and holds a B.S. in Accounting from Butler University.

2025 Proxy Statement	59

Executive Officers

G. Eric Davis Executive Vice President, Chief Legal Officer and Secretary Joined BioMarin in: March 2004

G. Eric Davis joined BioMarin in March 2004 and currently serves as Executive Vice President, Chief Legal Officer and Secretary. From March 2016 to March 2022, Mr. Davis served as our Executive Vice President, General Counsel and Secretary, from March 2005 to March 2016, Mr. Davis served as our Senior Vice President, General Counsel and Secretary and from 2004 to December 2005, Mr. Davis served as our Vice President, General Counsel and Secretary. From 2000 to 2004, Mr. Davis worked in the San Francisco office of Paul Hastings LLP (formerly Paul, Hastings, Janofsky & Walker LLP), where he served on the firm’s national securities practice committee. Mr. Davis has represented public and private companies and venture capital and investment banking firms in a wide range of corporate and securities matters, mergers and acquisitions, strategic alliance matters, and intellectual property-related business transactions. His experience involves a variety of industries, including biotechnology and life sciences. Mr. Davis holds a B.A. in Political Economy from the University of California, Berkeley, and a J.D. from the University of San Francisco School of Law.

Gregory R. Friberg, M.D. Executive Vice President and Chief Research & Development Officer Joined BioMarin in: September 2024

Gregory R. Friberg, M.D. joined BioMarin in September 2024 and currently serves as Executive Vice President and Chief Research & Development Officer. Dr. Friberg is responsible for BioMarin’s discovery research, preclinical, translational and clinical programs, as well as global regulatory and medical affairs. Prior to joining BioMarin, Dr. Friberg spent 18 years at Amgen, a biotechnology company, where he served most recently as Vice President, Global Medical Affairs, Rare Disease. During his time at Amgen, he was responsible for advancing multiple medicines from investigational new drug application filing through late-stage development, and also served as the head of global development for Amgen’s hematology/oncology and bone portfolios. Before beginning his career in the biopharma industry, Dr. Friberg served on the faculty of the University of Chicago. He is currently a member of the American Society of Clinical Oncology and the American Association for Cancer Research. Dr. Friberg holds an A.B. in Biochemistry from Middlebury College and an M.D. from New York Medical College. He completed his residency in Internal Medicine at Dartmouth-Hitchcock Medical Center and his fellowship in Hematology and Oncology at the University of Chicago Medical Center.

60	2025 Proxy Statement

Executive Officers

C. Greg Guyer, Ph.D. Executive Vice President and Chief Technical Officer Joined BioMarin in: May 2020

C. Greg Guyer, Ph.D. joined BioMarin in May 2020 and currently serves as Executive Vice President and Chief Technical Officer. Dr. Guyer is responsible for overseeing our manufacturing, process development, quality, supply chain, engineering and analytical chemistry departments. From 2015 to 2019, Dr. Guyer served in a number of positions of increasing responsibility at Bristol Myers Squibb (BMS), primarily leading all of operations and biologic development. Prior to BMS, Dr. Guyer worked for Merck & Co., Inc., from 1994 to 2015, leading various global organizations in biologic and pharmaceutical operations, quality, regulatory, emerging markets strategy and enterprise systems. Dr. Guyer currently serves on the board of the University of Georgia Research Foundation. Dr. Guyer holds a Ph.D. in Analytical Chemistry from American University, a B.S. in Chemistry from the University of Georgia, and an M.B.A. from Lehigh University.

Cristin Hubbard Executive Vice President and Chief Commercial Officer Joined BioMarin in: May 2024

Cristin Hubbard joined BioMarin in May 2024 and currently serves as Executive Vice President and Chief Commercial Officer. She is responsible for leading BioMarin’s global commercial operations and portfolio strategy. Ms. Hubbard joined BioMarin following more than 20 years in the biopharmaceutical and diagnostics industries. She was most recently head of Global Product Strategy for Roche Pharmaceuticals, a pharmaceutical company, from May 2023 to March 2024, where she was responsible for lifecycle management, global commercial strategy and accelerating delivery of the company’s medicines from development to commercialization, across five therapeutic areas. Prior to such role, she spent over 16 years at Roche and Genentech, a biotechnology company, serving in a number of leadership positions across both organizations. Ms. Hubbard started her career as a medicinal chemist at Theravance Biopharma, Inc. She holds a B.S. in Biochemistry and Molecular Biology from the University of California, Santa Cruz. Ms. Hubbard also completed the Graduate Program of Health Management at the University of California, Berkeley, earning an MBA from the Haas School of Business and an MPH from the School of Public Health. She currently serves on the Board of Directors of the Biotechnology Innovation Organization (BIO), the world’s largest biotech advocacy organization.

2025 Proxy Statement	61

Executive Officers

Brian R. Mueller Executive Vice President and Chief Financial Officer Joined BioMarin in: December 2002

Brian R. Mueller joined BioMarin in December 2002, currently serves as Executive Vice President and Chief Financial Officer and from March 2011 to June 2020 he served as Chief Accounting Officer. Prior to his role as Chief Accounting Officer, Mr. Mueller served in accounting roles of increasing responsibility, including Corporate Controller. Prior to joining BioMarin in 2002, Mr. Mueller worked for KPMG as a senior manager in the firm’s audit practice. Mr. Mueller joined KPMG after Arthur Andersen LLP ceased operations in June 2002, prior to which he spent seven years with Arthur Andersen LLP in the firm’s audit and business advisory services practice. Mr. Mueller holds a B.S. in Accountancy from Northern Illinois University in DeKalb, Illinois, and is a member of the American Institute of Certified Public Accountants.

62	2025 Proxy Statement

3
Advisory Vote on Executive Compensation
The Company’s stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), Section 14A of the Exchange Act, and SEC rules (commonly known as the “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this Proxy Statement. At the 2023 Annual Meeting, consistent with the Company’s recommendation, stockholders holding a majority of our shares voted to recommend that the Company hold an annual advisory vote on the compensation of the NEOs. The Company has acted in accordance with the 2023 vote by including this proposal and intends to continue to hold an annual advisory vote on NEO compensation.
The compensation of the Company’s NEOs subject to the vote is disclosed in the “Compensation Discussion and Analysis,” compensation tables, and related narrative disclosure contained in this Proxy Statement. The Company’s compensation philosophy is to provide competitive overall compensation that attracts and retains top performers and aligns their interests with those of our stockholders. To achieve these goals, our compensation program is structured to:
•provide total compensation and compensation elements that are competitive with companies with which we compete for talent and appropriate to NEO background and experience;
•provide a mix of compensation that offers (i) a market competitive base salary, (ii) annual incentive compensation based on achieving defined corporate goals within 12 months, and (iii) the opportunity to share in the long-term growth of our Company through equity compensation; and
•reward exceptional performance by individuals.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s NEOs as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion and any related material.”
The “Compensation Discussion and Analysis” section of this Proxy Statement contains more details on the Company’s executive compensation; we urge you to read it carefully before casting your vote on this proposal. Because the vote is advisory, it is not binding on the Company, the Board or the Compensation Committee of the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management, the Board and the Compensation Committee. Our management, the Board and Compensation Committee intend to consider the results of this vote in making decisions about executive compensation arrangements and the Company’s executive compensation principles, policies and procedures. The next scheduled advisory vote on executive compensation will be at the 2026 Annual Meeting.

The Board recommends a vote in favor of Proposal 3.

2025 Proxy Statement	63

Executive Compensation
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (this CD&A) provides information about our 2024 compensation program for our NEOs listed below. Each NEO’s compensation is set forth in the “Summary Compensation Table” and other compensation tables included in this Proxy Statement. Our NEOs for fiscal year 2024 are:

Alexander Hardy President and Chief Executive Officer	Brian R. Mueller Executive Vice President and Chief Financial Officer	G. Eric Davis Executive Vice President and Chief Legal Officer	Gregory R. Friberg, M.D. Executive Vice President and Chief Research & Development Officer(1)	Cristin Hubbard Executive Vice President and Chief Commercial Officer(2)	Henry Fuchs, M.D. Former President of Worldwide Research & Development(3)
(1)Dr. Friberg was appointed Executive Vice President and Chief Research & Development Officer effective September 30, 2024.
(2)Ms. Hubbard was appointed Executive Vice President and Chief Commercial Officer effective May 20, 2024.
(3)Dr. Fuchs stepped down as President of Worldwide Research & Development effective September 30, 2024.

64	2025 Proxy Statement

Executive Compensation
CD&A Overview
Compensation Objectives and Philosophy
The Compensation Committee believes that our executive compensation program is designed to achieve our primary goal of providing appropriate incentives to attract and retain the executive talent necessary to advance our business and increase stockholder value in the short- and long-term. The Compensation Committee also believes that our executive compensation program is appropriate in that it both encourages executive officers to work for meaningful stockholder return and reflects our pay-for-performance philosophy, without encouraging our executive officers to assume excessive risks.
Our compensation program is structured to achieve the following main objectives:

Market Competitiveness and Retention	+	Alignment with Business Strategy and Goals	+	Balance Between Short- and Long-Term Perspectives	+	Pay-For-Performance	+	Stockholder Alignment

Provide total compensation levels and compensation elements that are competitive with companies with which we compete for talent and appropriate to NEO background and experience		Incentivize our executives to execute our corporate strategy and achieve short-term and long-term goals
Balance short-and long-term perspectives by including a mix of compensation that includes: base salary, annual cash incentives based on achieving short-term corporate milestones, and opportunities to share in long-term company growth through equity compensation
						Reward executives for exceptional corporate and individual performance		Closely align the interests of executive officers with those of our stockholders
Key Aspects of 2024 Executive Compensation: Strong Emphasis on Performance(1)
Performance-Based Compensation Framework
Overview
2024 was a transitional year for our business as we focused our efforts on developing a new corporate strategy and operational structure. As part of such efforts, we underwent key leadership transitions, completed a strategic portfolio assessment of research & development programs in the first half of 2024 and hosted an Investor Day in September 2024 to announce our new strategy.
The Compensation Committee remained committed to our pay-for-performance philosophy and maintained a strong emphasis on performance while also making certain temporary design changes to the short-term 2024 annual cash incentive plan (Annual Cash Incentive Plan) and the 2024 long-term incentive equity awards as summarized below.
•Annual Cash Incentive Plan
•Increased weighting of short-term financial goals
•Removed long-term value driver development goals
•2024 Long-term Incentive Equity
•Increased the proportion of relative total shareholder return performance-based RSUs and also increased achievement levels
•Did not award performance-based RSUs based on financial measures
These temporary design changes were to account for the fact that the Company’s longer-term business, financial and scientific objectives were under strategic review at the time the Compensation Committee was making compensation decisions in early 2024.
The Compensation Committee believes that the compensation awarded to our NEOs in 2024 appropriately reflects the operational progress achieved by the Company and will motivate the continued achievement of the Company’s financial and strategic objectives with the goal of creating value for the Company’s stockholders.

2025 Proxy Statement	65

Executive Compensation
Short-Term Annual Cash Incentive
At the beginning of 2024, the Compensation Committee established goals under the Annual Cash Incentive Plan.

FINANCIAL GOALS
The Compensation Committee established annual cash incentive plan targets for total revenue and Non-GAAP Diluted EPS. These goals were considered rigorous, aggressive and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks. The financial goal target levels used for the 2024 program were higher than the 2023 results, demonstrating the Compensation Committee’s commitment to challenge management to excel and focusing senior leadership on increasing profitability.
•Total Revenue (25%): Goal was set at $2,810 million, which is approximately 16% higher than 2023 results of $2,419 million
•Non-GAAP Diluted EPS (25%): Goal was set at $3.15, which is approximately 51% higher than 2023 results of $2.08(3).
In 2024, the weighing of the financial goals was increased to 50% as compared to 40% in 2023 given the increased focus on financial objectives by stockholders and investors. See the “Annual Cash Incentive” section of this CD&A for additional information.

DEVELOPMENTAL GOALS
Near-term value drivers (25%) included:
•regulatory process approval advances and regulatory approval in multiple markets.
Mid-term value drivers (25%) included:
•preclinical and clinical milestones and preclinical and clinical development program decision-making.
In 2024, the Compensation Committee added a 150% achievement level (as opposed to the prior levels of 75%, 100% and 200%) as a stretch goal that provides an intermediate goal level with a greater value driver than 100% but less than 200%. This stretch goal was added to incentivize and recognize achievement above target by the executive leadership team that significantly advances the Company’s strategic objectives. In addition, there were no long-term value driver goals set due to the strategic review that was underway at the time of the goals were established. See the “Annual Cash Incentive” section of this CD&A for additional information.

(1)For details regarding each key aspect of 2024 executive compensation, see the applicable discussion below in this CD&A.
(2)Each percentage is calculated as a percentage of total compensation set forth in the “Summary Compensation Table” in this Proxy Statement and is based on the amounts in such table, including the “Target Payout” amounts in footnote (2) to such table.
(3)Non-GAAP Diluted EPS is defined by the Company as Non-GAAP Income divided by Non-GAAP Weighted-Average Diluted Shares Outstanding. Non-GAAP Income is defined by the Company as GAAP Net Income excluding amortization of intangible assets, stock-based compensation expense and, in certain periods, certain other specified items. The Company also includes a Non-GAAP adjustment for the estimated tax impact of the reconciling items. Non-GAAP Weighted-Average Diluted Shares Outstanding is defined by the Company as GAAP Weighted-Average Diluted Shares Outstanding, adjusted to include any common shares issuable under the Company’s equity plans and convertible debt in periods when they are dilutive under Non-GAAP.

66	2025 Proxy Statement

Executive Compensation
2024 Long-Term Incentive Equity
CEO Equity Grant Mix(1)
Other NEOs’ Equity Grant Mix(1)(2)

PERFORMANCE-BASED RSUs
In 2024, 60% of our CEO’s and 50% of our other NEOs’ target long-term incentive equity grant was in the form of performance-based RSUs. The performance-based RSUs are based on the following metrics, all measured over a three-year performance period and will vest, if at all, at the end of the performance period subject to continued service:
•60% on relative total shareholder return
•40% on strategic goals
The elimination of performance-based RSUs based on financial measures in 2024 was due to the strategic review that was underway at the time of the award. As a result, the weighting of the relative total shareholder return increased to 60% in 2024 from 50% in 2023, which also enhances the strong link between pay and performance for our NEOs and the alignment of their interests with those of the Company and its stockholders. We provide a higher percentage of performance-based equity for our CEO and NEOs than our peers because we believe it further aligns executive pay to the performance of the Company and stockholder interests. See the “Equity Compensation” section of this CD&A for additional information.

SERVICE-BASED RSUs AND STOCK OPTIONS
The other 40% of our CEO’s long-term incentive equity grant was allocated 15% to stock options and 25% to service-based RSUs, both of which vest over a period of four years.
The other 50% of our other NEOs’ long-term incentive equity grant was split equally between stock options (25%) and service-based RSUs (25%), both of which vest over a period of four years.

See the “Equity Compensation” section of this CD&A for additional information.

(1)Based on equity award values before conversion to a number of RSUs and options, which is converted to a number of shares using a 30-day trailing average closing price of our common stock.
(2)Dr. Friberg was appointed as Chief Research & Development Officer effective September 30, 2024 and Ms. Hubbard was appointed as Chief Commercial Officer effective May 20, 2024. The Company awarded each of Dr. Friberg and Ms. Hubbard a special sign-on grant of service-based RSUs as of their appointment date valued at $650,000 and $400,000, respectively, in each case before conversion to a number of RSUs (the Sign-On Grants). The Sign-On Grants were awarded to Dr. Friberg and Ms. Hubbard as a “make whole” component for equity forfeited at their respective prior employers. Each of the Sign-On Grants vests over a two-year period, vesting at the rate of one half on each anniversary of the grant date, subject to the recipient’s continued service on the vesting date. The statistics set forth above for the Other NEOs’ 2024 equity award grants exclude the Sign-On Grants. See “Compensation Related to Leadership Transitions” section of this CD&A for additional information.

2025 Proxy Statement	67

Executive Compensation
2024 Achievement and Performance Alignment
We delivered high achievement on our financial and development corporate goals in 2024, resulting in an above-target funding under our short-term Annual Cash Incentive Plan based on our pre-established performance criteria. The Compensation Committee determined the payout under the Annual Cash Incentive Plan for each NEO at a level reflecting the individual’s performance and also considering his or her contribution to the achievement of the program goals. The Compensation Committee set the 2024 program financial goal targets at a level that it considered rigorous, aggressive and challenging, attainable only with strong performance, and that took into account the relevant opportunities and risks. The financial goal target levels used for the 2024 program were higher than the 2023 results, demonstrating the Compensation Committee’s commitment to challenge management to excel and focusing senior leadership on increasing profitability. Specifically, (i) the total revenue goal was set at $2,810 million, which is approximately 16% higher than 2023 results of $2,419 million(1), and (ii) the Non-GAAP Diluted EPS goal was set at $3.15, which is approximately 51% higher than 2023 results of $2.08(2). With respect to development goals (e.g., goals related to clinical and preclinical programs), the Compensation Committee establishes the target levels for each of the goals to be reasonable “stretch” goals, with a maximum payout only in the event of superior performance. See the “Annual Cash Incentive” section of this CD&A for additional information.

2024 Short-Term Annual Cash Incentive Program
Total Revenue(1)		Non-GAAP Diluted EPS(2)		Development Goals
Target	Result	Target	Result	Target	Result
$2,810M	$2,841M	$3.15	$3.29	100%	>100%
Overall Payout as a percentage of Target based on performance compared to preestablished criteria:
130%
Our long-term performance-based equity awards that were earned based on the three-year performance period of 2022 through 2024 were paid out above target based on our strong financial, operational and stock performance over such period. The multiplier for the relative total shareholder return performance-based RSUs was capped at 100% even though the Company’s performance was above the target achievement level because the total shareholder return was negative. See the “Equity Compensation” section of this CD&A for additional information.

Three-Year Performance Period (2022 – 2024) Long-Term Performance-Based Equity Awards
Relative Total Shareholder Return		Core Operating Margin(3)		Strategic Goals
Target	Result	Target	Result	Target	Result
50th percentile	71st percentile	2022: 2.0%	2022: 2.5%	100%	>100%
		2023: 2.0%	2023: 7.4%
		2024: 10.5%	2024: 14.6%
Payouts as a percentage of Target based on performance compared to preestablished criteria:

100%	169.7%	175%
(1)2024 total revenue result is based on total net product revenue calculated in accordance with U.S. GAAP, except that it was adjusted for the difference between foreign currency exchange rates in effect at the time the goal was set in January 2024 and at the end of the performance period. See footnote (2) to “2024 Program Goals and Results” table set forth in this CD&A for the additional information regarding this metric.
(2)The Non-GAAP Diluted EPS metric was calculated based on the Non-GAAP Diluted EPS methodology reported by the Company in its press release disclosing financial results for 2024. The 2024 Non-GAAP Diluted EPS result was further adjusted to: (a) take into account the difference between foreign currency exchange rates in effect at the time the goal was set in January 2024 and at the end of the performance period; and (b) exclude strategic business decisions and strategic portfolio decisions which may require significant investment or de-investment, including business development activities, and which were not reflected in the target. See footnotes (3) to “2024 Program Goals and Results” table set forth in this CD&A for additional information regarding this metric.
(3)We define core operating margin as total revenues less: (a) cost of sales, (b) research and development expense, (c) selling, general and administrative expense, and (d) intangible asset amortization and contingent consideration, each as determined for such period in accordance with U.S. GAAP, subject to specified adjustments for the foreign exchange currency rates assumed for purposes of setting the targets and business development transactions with an upfront payment of $100 million or more, divided by total revenues. The core operating margin results set forth above were adjusted for the difference between foreign currency exchange rates in effect at the time the goal was set and at the end of the performance period. See footnote (1) to “Core Operating Margin Performance-Based RSUs Earned for 2022 Through 2024 Performance Period” table set forth in this CD&A for additional information regarding this metric.

68	2025 Proxy Statement

Executive Compensation
Recent Say-on-Pay Vote and Stockholder Feedback
Our stockholders’ views and opinions on our executive compensation practices are extremely important to us. We appreciate the fact that our last say-on-pay proposal received support from 93% of the votes cast; however, we do not take stockholder support for granted and each year the Compensation Committee takes a critical view of our executive compensation program. As stewards of good corporate governance, our Compensation Committee members evaluate the design of our executive compensation program based on market conditions, stockholder views, and other governance considerations. Consistent with stockholder feedback, we conduct a Say-on-Pay vote on an annual basis. We regularly engage with our stockholders through open dialogue and direct individual communication on topics related to the business, financial performance, corporate governance, and compensation of the Company. For details regarding our stockholder outreach efforts specific to 2024, please see the “Proxy Voting Roadmap—Stockholder Engagement” section of this Proxy Statement.
The information we glean from these stockholder engagements and outreach is highly valued, and we appreciated the opportunity to hear from stockholders who did not support our most recent Say-on-Pay proposal. We believe that the compensation changes we made in recent years addressed many of the concerns raised by stockholders to further align pay and performance and address feedback from our investors.
The evolution of our executive compensation practices in recent years is in direct response to what we heard from our stockholders. For example:

WHAT WE HEARD	WHAT WE DID IN RESPONSE

•Realized executive compensation should more closely correlate with stockholder experience.
•In 2024, we increased (i) the proportion of relative total shareholder return performance-based RSUs to 60% of the total performance-based RSUs and (ii) the achievement levels for such awards by 5% to challenge management to increase stockholder value and outperform peers. The greater emphasis on relative total shareholder return performance-based RSUs in 2024 was in response to stockholder feedback and also because performance-based RSUs based on financial measures were not awarded in 2024 due to longer-term business, financial and scientific objectives being under strategic review at the time of the award.
•For 2025, the proportion of the relative total shareholder return performance-based RSUs granted to our CEO was approximately 60% of the total performance-based RSUs granted to him.

•Executive compensation should be further linked with long-term value creation.
•Following the completion of the strategic portfolio assessment of research & development programs and the establishment of our new corporate strategy in 2024, the Compensation Committee implemented a new innovation performance-based RSU award in 2025, which is based on incremental revenue from new products and programs and/or the acceleration of existing programs that is measured over a five-year performance period. This new award represents our renewed focus on innovation and our emphasis on providing new products designed to meet the needs of patients through organic and inorganic efforts with a heightened focus on speed to market and market opportunity.
•For 2025, our CEO was granted performance-based RSUs based on relative total shareholder return over both three-year and five-year performance periods. These awards represent approximately 60% of the total performance-based RSUs granted to our CEO in 2025 and are intended to further align our CEO’s compensation with stockholder experience and challenge the CEO to increase stockholder value and outperform peers over the long term.

•More details should be provided regarding the development goals underlying the annual cash incentive program.
•We have included significantly more detail regarding achievement of development goals for each clinical and preclinical program underlying the annual cash incentive program over the years. For this Proxy Statement, we also included detail regarding assessment of the achievement of development goals by specifying each achievement level criteria, as applicable to the result.

•More of long-term compensation should be performance-based, rather than time-based.
•We steadily increased the percentage of performance-based equity awards so that in 2024, 60% of the equity awards granted to our CEO is in the form of performance-based equity awards. For other NEOs, we increased the proportion of the performance equity awards to 50% starting in 2021. We provide a higher percentage of performance-based equity for our CEO and NEOs than our peers because we believe it further aligns executive pay to the performance of the Company and stockholder interests.

2025 Proxy Statement	69

Executive Compensation
Highlights of Compensation Policies and Practices
Our Compensation Committee and Board have implemented compensation policies and practices designed to enhance governance of our executive compensation program and further our compensation objectives. These policies and practices include those listed below, and more information about many of these items can be found elsewhere in this Proxy Statement.

Annual Advisory Say-on-Pay Vote	Our Board elected to hold an annual advisory say-on-pay vote, consistent with the preference of our stockholders as expressed in response to our “say on frequency” proposal at our 2023 Annual Meeting. The Compensation Committee considers the outcome of the advisory vote in making compensation decisions.

Compensation Committee Oversight; Executive Sessions	The Compensation Committee regularly meets in executive sessions without management present.

Equity Incentive Plan Features
The BioMarin Pharmaceutical, Inc. 2017 Equity Incentive Plan, as amended (the 2017 Plan), which the stockholders initially approved at our 2017 Annual Meeting, contains a number of features that represent good corporate governance, including a limit on non-employee director compensation, prohibition on liberal share recycling and restrictions on payment of dividends on unvested shares, among other stockholder-favorable features.

Independent Compensation Committee	The Compensation Committee is composed solely of Independent Directors.

Independent Compensation Consultant
The Compensation Committee has engaged an independent compensation consultant for advice on topics related to Board and NEO compensation. The independent compensation consultant reports directly to the Compensation Committee, which has sole authority to direct the consultant’s work.

Policy Against Excise Tax Gross-Ups	In March 2015, the Compensation Committee formally adopted a policy against granting excise tax gross-ups to executives going forward.

Clawback Policies
We adopted a clawback policy on October 4, 2023 that complies with the new SEC rules under the Dodd-Frank Act and Nasdaq listing rules. We have also historically maintained a clawback policy, and this policy is in addition to any policies or recovery requirements provided under the new SEC rules. See the “Other Considerations and Policies—Clawback Policies” section of this CD&A for additional information. Our clawback policies can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

Peer Group: Rigorously Determined and Appropriate	Each year, the Compensation Committee reassesses the group of peer companies used as a reference point for evaluating executive compensation. In connection with determining the compensation of the CEO and other executive officers, in the second half of each year, the Compensation Committee conducts a review of our peer group to be used for setting compensation for the following year to ensure the peer group’s continued appropriateness. The Compensation Committee gives careful consideration to the selection criteria, the range of values on such criteria and the companies included, ultimately to determine that the companies included in our peer group represent an appropriate and stable peer group.

Prohibition Against Hedging and Pledging of Securities	Our insider trading policy prohibits directors and employees from engaging in short sales, transactions in put or call options, hedging transactions or other speculative transactions in our stock or engaging in pledges or margin activities.

Prohibition on Stock Option Repricing	Our equity incentive plans prohibit stock option repricing without stockholder approval.

70	2025 Proxy Statement

Executive Compensation

Risk Management
Our executive compensation policies are structured to discourage inappropriate risk-taking by our executives. The “Compensation Risk Assessment” section below describes the Compensation Committee’s assessment that the risks arising from our company-wide compensation programs are reasonable and not likely to have a material adverse effect on the Company.

Insider Trading Policy
We maintain a comprehensive insider trading policy which provides, among other things, that our employees who possess material non-public information may not disclose, or trade while in possession of, such information or buy or sell our securities during any designated blackout period. Individuals classified as “Designated Insiders” (which include our NEOs) may not buy or sell our securities at any time without prior approval, except for sales under approved Rule 10b5-1 trading plans. See “Corporate Governance—Other Board Governance Information—Insider Trading Policies and Procedures” section of this Proxy Statement for more information.

Stock Ownership Guidelines	We have established stock ownership guidelines for our executives to increase the link between the interests of executives and those of stockholders. In 2021, we doubled our CEO’s stock ownership guideline threshold to six times his base salary, up from three times.

Transparent Equity Granting Process and Practices	The Compensation Committee grants equity awards annually to eligible employees according to a regular, pre-set schedule.

Structure of Executive Compensation Program
In furtherance of our compensation objectives, we use a balance of compensation elements and benefits, which are summarized in the table below. The focus of our compensation program is on total direct compensation opportunity (base salary, annual cash incentive compensation and long-term incentive compensation), with an explicit role for each element.

Purpose
Compensation Element	Market Competitiveness and Retention	Balance Short-and Long-Term Perspectives	Pay for Performance	Stockholder Alignment
Base Salary
Annual Cash Incentive
Equity Grants
Limited Perquisites and Other Personal Benefits
Potential Severance Benefits
The Compensation Committee considered each of our compensation objectives in determining the 2024 compensation of our NEOs, as discussed in greater detail below. We provide our NEOs with competitive annual cash compensation in the form of salary and annual incentives but believe that a majority of our NEO compensation should be earned through long-term, equity-based incentives. Our focus on long-term, equity-based incentives is appropriate because of the lengthy time period required to develop pharmaceutical products, as well as the time required for pharmaceutical products to obtain regulatory approval on a worldwide basis and to reach peak sales.
The Compensation Committee focuses on providing NEOs and other executive officers with competitive compensation based on a variety of factors, including the experience of the NEO, competitive market data and individual and corporate performance. Executive pay is not targeted to a specific market percentile across the board for all executives. The Compensation Committee and the Board believe that this approach can efficiently set NEO compensation to appropriately compensate each individual based on his or her skill and performance and/or expected future contribution to the Company’s business, and the performance of the Company as a whole.
Each year, the Compensation Committee conducts a comprehensive analysis of the compensation program to ensure it provides competitive compensation necessary to attract and retain qualified executives, while focusing on the performance of individual executives and the performance of the Company as a whole. We generally review our compensation practices annually at several meetings of the Compensation Committee and the Board. To ensure independence and candid communication, the Compensation Committee regularly meets with the Compensation Consultant in executive sessions without management present. For more

2025 Proxy Statement	71

Executive Compensation
information regarding the Compensation Committee’s evaluation and design of BioMarin’s executive compensation program and the role of the Compensation Consultant in such activities, see the “Our Decision-Making Process” section of this CD&A.
In 2024, the compensation of our CEO and the other NEOs consisted primarily of performance-based cash compensation and long-term incentives. In addition, although stock options are not counted as “performance-based” compensation, we believe stock options further emphasize the pay-for-performance link and that the multi-year vesting schedule provides our NEOs an incentive to add value to the Company over the long term.
CEO Total Compensation Mix in 2024(1)
As shown below, approximately 92% of our CEO’s 2024 direct compensation was variable and at-risk (annual cash incentive and equity awards) and approximately 62% of his total 2024 direct compensation was performance-based. In addition, during 2024, 82% of the total direct compensation of our CEO was delivered through long-term incentives (stock option awards and performance-based and service-based RSUs).

Other NEOs’ Total Compensation Mix in 2024(1)(2)
As shown below, for 2024, at-risk compensation accounted for 87% of the average total direct compensation of our other NEOs. In addition, during 2024, 80% of the average total direct compensation of our other NEOs was delivered through long-term incentives.
(1)Each percentage is calculated as a percentage of total compensation set forth in the “Summary Compensation Table” in this Proxy Statement and is based on the amounts in such table, including the “Target Payout” amounts in footnote (2) to such table. Certain percentages are rounded up or down by less than 1% so that totals equal 100%.
(2)Percentages calculated based on sum of all other NEOs’ compensation. The “Other” percentage for all other NEOs includes the one-time sign-on bonus of $250,000 paid to Dr. Friberg and $600,000 paid to Ms. Hubbard. The “Service-Based RSUs” percentage for all other NEOs includes the Sign-On Grants awarded to Dr. Friberg and Ms. Hubbard. See “Compensation Related to Leadership Transitions” section of this CD&A and the “Summary Compensation Table” in this Proxy Statement for additional information. Certain percentages are rounded up or down by less than 1% so that totals equal 100%.

72	2025 Proxy Statement

Executive Compensation
Elements of 2024 Compensation
Our executive compensation program consists of the following three principal components:

BASE SALARY	+	ANNUAL CASH INCENTIVE	+	EQUITY GRANTS

Base salary rates are reviewed each year based on each executive’s responsibilities, individual performance, achievement of corporate goals and a review of competitive salary and total compensation data.		The annual cash incentive program is based on achievement of corporate goals and an individual performance assessment. The details of the performance goals are discussed below.		Equity grants serve as long-term incentives to ensure that a portion of executives’ total compensation is linked to the Company’s long-term success and to align compensation with the interests of stockholders.
The Compensation Committee establishes a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives, as described above. Generally, the percentage of compensation at risk, either in the form of annual cash incentive or equity compensation, is higher for more senior employees than for those with more limited responsibility, with our executive officers having the highest percentage of their total compensation at risk and allocated to equity compensation. We believe this is appropriate as the more senior employees have more influence over whether we achieve our strategic imperatives and long-term goals.
Base Salary
General Principles
We provide base salaries to our NEOs to compensate them with a fair and competitive base level of compensation for services during the year. Base salaries for our NEOs are intended to be competitive with those of other individuals in similar positions at the companies with which we compete for talent, taking into consideration that certain of our executive officers have differing scopes of responsibilities than the market data positions. Base salaries are initially based on the job profile, individual experience, skills and expected contributions, the Compensation Committee’s understanding of what executives in similar positions at other peer companies are paid and negotiations with certain executives during the hiring process.
The base salary of each NEO is reviewed annually and may be adjusted to reflect market conditions, the NEO’s performance during the prior year, the financial position of the Company and any change in scope of an NEO’s responsibilities. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives.
Merit-based increases in base salary for all of our executive officers, other than our CEO, are approved by the Compensation Committee based on an assessment of their performance and recommendation by the CEO. Any merit-based increase in base salary for our CEO is approved by the Board and based on an assessment of his performance and recommendation by the Compensation Committee and a review by the Compensation Committee of the base salaries of CEOs in our peer group.

2025 Proxy Statement	73

Executive Compensation
2024 Salaries
In reviewing our 2023 performance and its impact on salary increases in 2024, the Compensation Committee considered the following: the Company’s achievement of over 15% growth in total revenues in 2023 as compared to 2022, the 178% growth in net revenues for VOXZOGO in 2023 as compared to 2022, among other factors. In setting the salaries below, each NEO was individually evaluated based on tenure, performance and other factors specific to the NEO, including benchmarking for comparable positions at peer companies. See the “Compensation Related to Leadership Transitions” section of this CD&A for additional information.

	2024 Salary Adjustments Effective March 2024
Name	2024 Salary($)	Increase from 2023	2023 Salary($)
Alexander Hardy President, CEO	1,050,000	—%	1,050,000
Brian R. Mueller Executive Vice President, CFO	705,000	4.4%	675,000
G. Eric Davis Executive Vice President, Chief Legal Officer	725,000	2.1%	710,000
Gregory R. Friberg, M.D. Executive Vice President, Chief Research & Development Officer	700,000	N/A	N/A
Cristin Hubbard Executive Vice President, Chief Commercial Officer	630,000	N/A	N/A
Henry J. Fuchs, M.D. Former President of Worldwide Research & Development	842,000	2.1%	825,000
Annual Cash Incentive
General Principles and the 2024 Program
We maintain a company-wide annual cash incentive program under which awards are generally based on corporate and individual performance. Our program has one annual cash incentive pool, which is not separated into corporate and individual performance pools. The bonus pool funding is formulaic and based upon achievement of corporate financial and development goals, but allocations of individual payments from the pool to the NEOs are determined by the Compensation Committee based upon individual performance. The Compensation Committee’s assessment of achievement of the corporate goals determines the funding of the cash incentive pool. The annual cash incentive is paid in the first half of each year, based on the Company’s and each employee’s performance in the prior year.
The annual cash incentive program, including corporate goals and target payouts by level, is generally reviewed and approved by the full Board in December at the time the Board considers the budget for the following year. The goals are prepared in an interactive process in which the Compensation Committee works with the CEO and other members of management to develop corporate performance goals that are set at levels that the Compensation Committee believes management can reasonably achieve if we, as a whole, execute on our business plan. The corporate goals are designed to reward specific activities that the Board and Compensation Committee believe will enhance long-term stockholder value. They do this by providing a foundation that will enable us to achieve operational goals that directly support our longer-term goals of commercializing new products and profitability. We believe that this type of structure motivates executives to challenge their teams to not only meet but exceed goals that ultimately create value for our stockholders. However, because many of the goals, particularly the development goals, are tied to activities intended to enhance long-term stockholder value, the achievement of any particular goal may not have a meaningful impact on our valuation during the cash incentive year.
As in previous years, the cash incentive pool was determined by two main categories of corporate performance, achievement of financial goals and achievement of goals for our development programs during the measurement year. Each year, we determine the allocation of the target annual cash incentive between financial goals and development goals while recognizing that current and future stockholder value is dependent on the success of each element of our business, but that over the one-year performance period of the annual cash incentive program, one aspect may be more important than the other. In 2024, we allocated the annual cash incentive equally between financial goals and development goals in acknowledgment of the increased focus on financial objectives by stockholders and investors.

74	2025 Proxy Statement

Executive Compensation
Financial Goals
The financial goals for the 2024 annual cash incentive program were based on total revenue and Non-GAAP Diluted EPS goals. These financial metrics replaced Managed Sales Revenue and Non-GAAP Income metrics used in 2023 in order to reflect the increased focus on total revenues and Non-GAAP Diluted EPS by stockholders and investors and to better align with the metrics reported by the Company. The total revenue goal payout was based on a scale that emphasizes the importance of revenue growth to the Company, recognizes the difficulty in exceeding the goal and is consistent with many of our peers’ short-term incentive programs. The payout under the Non-GAAP Diluted EPS goal is determined using a scale that emphasizes the importance of the increasing profitability. The maximum funding level for both financial goals remained at 200% in 2024, which is competitive with peer company practices and serves as a valuable incentive for employees and a tool for recruitment and retention. The Compensation Committee set the 2024 program financial goal targets at a level that it considered rigorous, aggressive and challenging, attainable only with strong performance, and that took into account the relevant opportunities and risks.

The financial goal target levels used for the 2024 program were higher than the 2023 results, demonstrating the Compensation Committee’s commitment to challenge management to excel and focusing senior leadership on increasing profitability. Specifically, (i) the total revenue goal was set at $2,810 million, which is approximately 16% higher than 2023 results of $2,419 million, and (ii) the Non-GAAP Diluted EPS goal was set at $3.15, which is approximately 51% higher than 2023 results of $2.08. See the “2024 Program Goals and Results” table below for details on the payout scales for the financial goals, including threshold, target and maximum achievement levels.
Development Goals
With respect to development goals (e.g., goals related to clinical and preclinical programs), the Board determines broad program expectations for our primary programs in the first quarter of the year and the annual cash incentive weighting for each program. The broad goals may include, for example, timing of initiation or completion of clinical trials, achieving specific enrollment goals, completing filings or other milestones with the FDA, EMA or similar regulatory agencies, achieving manufacturing targets, completing research programs and similar events as well as long-term value-creating activities. At the time the development goals are set, the Compensation Committee establishes the target levels for each of the goals to be reasonable “stretch” goals, with a maximum payout only in the event of superior performance.
In January, the Compensation Committee reviews the prior year development programs and determines an annual cash incentive payout attributable to that aspect of our business. In making the determination, the Compensation Committee assesses each program individually and its total impact on the Company. The factors the Compensation Committee considers in evaluating the achievement of each development goal include:
•our effectiveness in advancing the development of a program and our portfolio as a whole;
•our effectiveness in adapting to new data generated or other changes to the assumptions implementing the original development plan; and
•the overall value created by the development efforts.
Based on this assessment, the Compensation Committee determines a percentage payout attributable to our development efforts. Similar to the financial goals, the performance rating can be up to 200% of target. However, if the Compensation Committee determines that the development performance does not meet a minimum achievement level, no annual cash incentive associated with the development programs will be paid. In 2024, the Compensation Committee added a 150% achievement level (as opposed to the prior levels of 75%, 100% and 200%) as a stretch goal that provides an intermediate goal level with a greater value driver than 100% but less than 200%. This stretch goal was added to incentivize and recognize achievement above target by the executive leadership team that significantly advances the Company’s strategic objectives. In addition, there were no long-term value driver goals set due to the strategic review that was underway at the time of the goals were established. See the “2024 Program Goals and Results” table below for details regarding the specific program goals that were established and achieved and what achievement level (75%, 100%, 150%, and 200%) such performance constituted.
The table below describes our financial and development goals for the cash incentive for 2024 and our actual performance against those goals. During our stockholder outreach, some investors requested we provide greater detail regarding the development goals for each clinical and preclinical program underlying the annual cash incentive program. As a result of such feedback, we have provided significantly more detail regarding the development goals over the years. For this Proxy Statement, we included detail regarding assessment of the achievement of development goals by specifying each achievement level criteria, as applicable to the result. We believe providing any further detail could lead to competitive harm.

2025 Proxy Statement	75

Executive Compensation
2024 Program Goals and Results
Financial Goals

	Financial Goal Achievement Levels					Funding Pool Contribution(1) (%)
Performance Metrics	Threshold (0%)	Target (100%)	Exceeds (200%)	Result	Weighting

Total Revenue(2) ($ million)	$2,248	$2,810	$3,232	$2,841	25%	26%

Non-GAAP Diluted EPS(3)	$2.52	$3.15	$3.62	$3.29	25%	32%

Sub-Total (Financial Goals)					50%	58%
Development Goals*

	Development Goal Achievement Levels						Funding Pool Contribution(1) (%)
Performance Metrics	75%	100%	150%	200%	Weighting	Result

Near-Term Value Drivers
VOXZOGO for the treatment of achondroplasia	See page 78				25%	200%	40% - 45%
ROCTAVIAN for the treatment of severe hemophilia A	See page 78				10%	100%	10%
Mid-Term Value Drivers
Advance to Proof of Concept(4) as approved by the Board	See page 78				15%	See page 78	17% - 20%
Sub-Total (Development Goals)					50%		72%(5)

Total (Financial and Development Goals)					100%		130%
*    For more information regarding Development Goals, see page 78.
(1)Based on results.
(2)Total revenue is based on total net product revenue calculated in accordance with U.S. GAAP. As shown in the reconciliation below, the 2024 total revenue result as presented above was adjusted for the difference between foreign currency exchange rates in effect at the time the goal was set in January 2024 and at the end of the performance period.

Total Revenue Result (As reported)	$2,854 million
Foreign Currency Exchange Rate Impact	(13) million
Total Revenue Result (Adjusted)	$2,841 million
(3)The Non-GAAP Diluted EPS metric was calculated based on the Non-GAAP Diluted EPS methodology used by the Company in 2024, which is defined by the Company as Non-GAAP Income divided by Non-GAAP Weighted-Average Diluted Shares Outstanding. Non-GAAP Income is defined by the Company as GAAP Net Income excluding amortization of intangible assets, stock-based compensation expense and, in certain periods, certain other specified items. The Company also includes a Non-GAAP adjustment for the estimated tax impact of the reconciling items. Non-GAAP Weighted-Average Diluted Shares Outstanding is defined by the Company as GAAP Weighted-Average Diluted Shares Outstanding, adjusted to include any common shares issuable under the Company’s equity plans and convertible debt in periods when they are dilutive under Non-GAAP. As shown in the reconciliation below, the 2024 Non-GAAP Diluted EPS result as presented above was further adjusted to: (a) take into account the difference between foreign currency exchange rates in effect at the time the goal was set in January 2024 and at the end of the performance period; and (b) exclude strategic business decisions and strategic portfolio decisions which may require significant investment or de-investment, including business development activities, and which were not reflected in the target.

76	2025 Proxy Statement

Executive Compensation

Non-GAAP Diluted EPS Result (As reported)	$3.52
Foreign Currency Exchange Rate Impact	(0.02)
Strategic Initiatives Impact	(0.21)
Non-GAAP Diluted EPS Result (Adjusted)	$3.29
(4)The “Proof of Concept” for any particular molecule is the occurrence of either: (i) such molecule demonstrating a meaningful effect as determined by predetermined criteria approved by the Board; or (ii) notwithstanding that the molecule did not meet such criteria as approved by the Board, the Company advances such molecule to a subsequent human clinical trial following review by the Board.
(5)For the annual cash incentive opportunity allocated to development goals, which had a target of 50%, the Compensation Committee set the overall performance achievement for all development goals at 72%. This determination was based on synthesizing the achievement levels of the individual components, which collectively ranged from 67% to 75%.

2025 Proxy Statement	77

Executive Compensation
Near-Term Value Drivers

VOXZOGO for the treatment of achondroplasia	ROCTAVIAN for the treatment of severe hemophilia A

75%: Alignment with a health authority on the development plan for an additional indication other than hypochondroplasia
       • Result: Achieved in May 2024
100%: Achieve two of three: (1) final protocol accepted by a health authority in an additional indication other than hypochondroplasia; (2) first patient dosed in Phase 3 study for hypochondroplasia; and (3) submit marketing applications in three out of seven additional countries
       • Result: Achieved (1) in May 2024; achieved (2) in June 2024; and achieved (3) in April 2024
150%: Activate at least 30 U.S. clinical trial sites in either idiopathic short stature or pathway conditions
       • Result: Achieved in December 2024
200%: Final protocol accepted by a health authority in idiopathic short stature and one additional indication other than hypochondroplasia
       • Result: Achieved in June 2024

75%: Complete enrollment in Japan study
       • Result: Achieved in April 2024
100%: Perform interim data consistency check on Japan patients
       • Result: Achieved in October 2024
150%: Obtain approvals in at least three out of four pending marketing applications
       • Result: Not achieved
200%: Dose five patients in a hypothesis-generating study of a simplified steroid regimen
       • Result: Not achieved

Mid-Term Value Drivers

Advance to Proof of Concept as Approved by the Board

75%: Achieve (1) 24-week interim analysis completed for Participants 5 and 6 in BMN 331; AND (2) completion of single ascending dose (SAD) submission to health authority and first patient in (FPI) in multiple ascending dose (MAD) for BMN 349
      • Result: Achieved (1) in June 2024; achieved (2) in October and December, 2024, respectively
100%: Achieve two of three: (1) One IND or CTA submitted; (2) achieve one positive proof of concept; and (3) Enter into agreement with U.S. or EU health authority on Phase 2 patient study design for BMN 349
      • Result: Achieved (1) in October 2024; achieved (2) in October 2024; and achieved (3) in December 2024
150%: Two INDs or CTAs submitted
      • Result: Not achieved
200%: Achieve (1) First participant dosed in BMN 293 or BMN 349 Phase 2 patient study; OR (2) achieve two positive proof of concepts
       • Result: Achieved (2) in October 2024

78	2025 Proxy Statement

Executive Compensation
Based on the results tabulated above, the Compensation Committee determined to fund the 2024 annual cash incentive pool at 130% of target.
As set forth in the table below, the Compensation Committee determined the payout under the Annual Cash Incentive Plan for each NEO at a level reflecting the individual’s performance and also considering his or her contribution to the achievement of the program goals.
The 2024 cash incentive targets for each NEO expressed as a percentage of base salary is determined by the employee’s position and set forth in the table below. Since Dr. Friberg was appointed as our Chief Research & Development Officer effective September 30, 2024, his 2024 annual cash incentive amount was prorated based on his start date. The specific cash incentive amount paid to each NEO for 2024 (which were paid in March 2025) is set forth below and in the “Summary Compensation Table” in this Proxy Statement.

Name and Principal Position	2024 Cash Incentive Target (% of base salary)	2024 Funding Level for NEO	2024 Cash Incentive Amount ($)
Alexander Hardy President, CEO	110%	130%	1,501,500
Brian R. Mueller Executive Vice President, CFO	60%	145%(1)	613,350
G. Eric Davis Executive Vice President, Chief Legal Officer	60%	130%	565,500
Gregory R. Friberg, M.D. Executive Vice President, Chief Research & Development Officer	60%	115%	123,068
Cristin Hubbard Executive Vice President, Chief Commercial Officer	60%	130%	491,400
Henry J. Fuchs, M.D. Former President of Worldwide Research & Development	65%	110%	602,030
(1)The Compensation Committee determined to fund Mr. Mueller’s payout under the annual cash incentive at 145% of target given his significant contributions to the establishment of a path to increased profitability and executing on the 2024 corporate plan.

2025 Proxy Statement	79

Executive Compensation
Equity Compensation
Overview
Equity grants serve as long-term incentives to ensure that a portion of executives’ total compensation is linked to the Company’s long-term success and to align compensation with the interests of stockholders.

CEO Equity Grant Mix	Other NEOs’ Equity Grant Mix(1)

60%
Performance-Based RSUs
15%
Stock Options
25%
Service-Based RSUs

50%
Performance-Based RSUs
25%
Stock Options
25%
Service-Based RSUs

Equity Grant Mix
As shown above, the mix of equity vehicles for our CEO 2024 annual grant was 60% performance-based RSUs, 25% service-based RSUs and 15% stock options(2), and for the other NEOs the 2024 annual grant was 50% performance-based RSUs, 25% service-based RSUs and 25% stock options(1)(2). We provide a higher percentage of performance-based equity for our CEO and NEOs than our peers because we believe it further aligns executive pay to the performance of the Company and stockholder interests. Descriptions of each type of equity award are below. Details regarding equity awards granted to the NEOs in 2024 are set forth in the “Grants of Plan-Based Awards” table in this Proxy Statement.
Performance-based RSUs enhances the strong link between pay and performance for our NEOs and the alignment of their interests with those of BioMarin and its stockholders.
Service-based RSUs are complementary to performance-based RSUs because they have direct connection to stockholder experience, while also reinforcing an ownership culture and commitment to us.
Stock options further emphasizes the pay-for-performance link and that the multi-year vesting schedule provides our NEOs an incentive to work to generate increased stockholder value to the Company over the long term.

(1)The statistics set forth above for the Other NEOs’ 2024 equity award grants exclude the Sign-On Grants. See “Compensation Related to Leadership Transitions” section of this CD&A for additional information.
(2)Based on equity award values before conversion to a number of RSUs and options, which is converted to a number of shares using a 30-day trailing average closing price of our common stock.

80	2025 Proxy Statement

Executive Compensation
Key Features of 2024 Equity Grant

Performance-based RSUs
•Based on the following metrics, all measured over a three-year performance period and will vest, if at all, at the end of the performance period subject to continued service: relative total shareholder return and strategic goals.
•In 2024, target achievement for relative total shareholder return increased to 55th percentile.
•In 2024, the Compensation Committee did not grant any performance-based RSUs based on financial measures due to the strategic review that was underway at the time of the grant.

Service-based RSUs
•Except for the Sign-On Grants, our NEOs’ service-based RSUs are subject to a four-year service period, which is the same vesting schedule for stock options awarded as part of company-wide annual equity grants in recent years.

Stock options
•Our NEOs’ stock options vest 12/48ths on the 12-month anniversary of the date of grant, and 1/48th per month thereafter for the next three years, which is the same vesting schedule for stock options awarded as part of company-wide annual equity grants in recent years.
•Exercise price is equal to 100% of the fair value of our common stock on the date of grant and have value only to the extent that the market price of our common stock increases after the grant date.
•Stock options remain exercisable until expiration of the stock option (ten years after the date of grant) or earlier in some cases, such as after termination of service.

2025 Proxy Statement	81

Executive Compensation
Performance-Based RSUs
Rapid Increase in Proportion of Performance-Based RSUs
To better align the interests of our executive officers with those of our stockholders, we have greatly enhanced the link between pay and performance by increasing the proportion of performance-based RSUs as compared to service-based RSUs. In 2024, 60% of the CEO’s equity grant and 50% of the equity grants for the other NEOs were performance-based RSUs.
Performance Period
For 2024, 100% of the performance-based RSUs granted to our NEOs will be earned based on the Company’s performance over a three-year period.
Mix of Performance-Based Awards
60% of the total performance-based RSUs granted in 2024 was based on relative total shareholder return over a three-year performance period. The other 40% performance-based RSUs granted in 2024 will be earned based on strategic goals as measured by (1) the number of development programs that demonstrate proof of concept as determined by predetermined criteria approved by the Board, (2) progress with certain product lifecycle management (LCM) activities, and (3) the number of INDs and/or CTAs submitted with the FDA and EMA. The strategic corporate goals are intended to increase stockholder value over the long term. In 2024, the Compensation Committee did not grant any performance-based RSUs based on financial measures due to the strategic review that was underway at the time of the grant. The greater emphasis on relative total shareholder return performance-based RSUs in 2024 was in response to stockholder feedback and to account for the fact that performance-based RSUs based on financial measures were not awarded. The breakout of performance-based RSUs granted in 2024 by type is shown below:

82	2025 Proxy Statement

Executive Compensation

Changes to 2025 Performance-Based RSU Program
Following the completion of the strategic portfolio assessment of research & development programs and the establishment of our new corporate strategy in 2024, the Compensation Committee implemented the following changes to the performance-based RSU awards in 2025:
•New Innovation Award: This new performance-based RSU is based on incremental revenue from new products and programs and/or the acceleration of existing programs that is measured over a five-year performance period. This award represents our renewed focus on innovation and our emphasis on providing new products designed to meet the needs of patients through organic and inorganic efforts with a heightened focus on speed to market and market opportunity.
•New Financial Metric: The Compensation Committee awarded performance-based RSUs based on cumulative three-year revenue compound annual growth rate (CAGR). This award represents our evolving financial priorities and is aligned with our new corporate strategy to augment growth and increase profitability.
•Longer Relative Total Shareholder Return Performance Period for CEO: Our CEO was granted performance-based RSUs based on relative total shareholder return over a five-year performance period. Combined with the award that is based on relative total shareholder return over a three-year performance period, these awards represent approximately 60% of the total performance-based RSUs granted to our CEO in 2025 and are intended to further align our CEO’s compensation with stockholder experience and challenge the CEO to increase stockholder value and outperform peers over the long term.

2025 Proxy Statement	83

Executive Compensation
2024 Annual Grant
Relative Total Shareholder Return Awards
We introduced relative total shareholder return performance-based RSUs in 2019 in order to further align executive compensation with stockholder experience. The Compensation Committee views the inclusion of relative total shareholder return as critical because it ties executive compensation to the shareholder experience and the creation of shareholder value, and it aligns the interests of our executive officers with those of BioMarin and its stockholders. By measuring our stock performance relative to an index, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management, and it provides rewards that are more directly aligned with performance through different economic cycles. We continued to include relative total shareholder return performance-based RSUs since 2019, including in the 2024 grant.
The multiplier for the relative total shareholder return performance-based RSUs granted in 2024 will be determined based on the Company’s performance during 2024 through 2026 measured as a percentile compared to the aggregate performance over the same period of companies that made up the Nasdaq Biotechnology Index as of January 1, 2024 (with no changes to the comparator group during the performance period other than removing and not replacing any delisted or suspended companies). The multiplier used to determine the number of earned RSUs could be between 50% and 200%.
In 2024, the Compensation Committee increased each of the threshold, target and maximum achievement targets by 5% as shown in the table below.

	2023	2024
Threshold (50%)	25th percentile	30th percentile
Target (100%)	50th percentile	55th percentile
Exceeds (200%)	75th percentile	80th percentile
If BioMarin’s performance is above the 55th percentile but the Company’s relative total shareholder return is negative on an absolute basis over the three-year performance period, then the multiplier is capped at 100%. The earned relative total shareholder return performance-based RSUs, if any, vest in full on the third anniversary of the grant date, subject to the recipient’s continued service.
Strategic Goals Awards
For the second component of the performance-based RSUs, we use various strategic goals as measures in order to further incentivize executives to focus on execution of corporate strategy over the long term. The 2024 awards are earned based on the number of development programs that demonstrate proof of concept as determined by predetermined criteria approved by the Board and the number of IND/CTAs submitted with the FDA and EMA over the three-year performance period of 2024 through 2026. The multiplier used to determine the number of earned RSUs could be between 50% and 200%, with a threshold achievement level required for earning any RSUs. The Compensation Committee based the strategic goal targets used for the awards on the Company’s long-term plan, and payouts above target are dependent on achievement of reasonable “stretch” goals representing superior performance. We have not disclosed the specific strategic goal targets as they are confidential and disclosure could lead to competitive harm. After the end of the performance period, we plan to disclose the targets and achievement relative to such targets. The earned strategic goals performance-based RSUs, if any, vest in full on the third anniversary of the grant date, subject to the recipient’s continued service.

84	2025 Proxy Statement

Executive Compensation
Performance-Based RSUs Earned for 2022 Through 2024 Performance Period
Relative Total Shareholder Return Performance-Based RSUs Earned for 2022 Through 2024 Performance Period
In early 2025, we determined the number of earned RSUs under the relative total shareholder return performance-based RSUs granted in 2022. The Company’s performance for the three-year performance period of 2022 through 2024 was at the 71st percentile, which was above the target achievement level at the 50th percentile. However, the multiplier for the relative total shareholder return performance-based RSUs was capped at 100% because the total shareholder return was negative. The earned 2022 relative total shareholder return performance-based RSUs vested in full on the third anniversary of the grant date, March 15, 2025. For more information regarding the relative total shareholder return performance-based RSUs granted in 2022, see the Company’s Proxy Statement for the 2023 Annual Meeting.
Core Operating Margin(1) Performance-Based RSUs Earned for 2022 Through 2024 Performance Period
In early 2025, we determined the number of earned RSUs under the core operating margin performance-based RSUs granted in 2022. We started awarding core operating margin performance-based awards in 2022 as such financial metric was relevant in our transition to GAAP profitability. As described in “Changes to 2025 Performance-Based RSU” above, the financial metric has since evolved to align with our new corporate strategy by focusing on revenue growth. The Company’s performance for each year in the three-year performance period of 2022 through 2024 based on the core operating margin for each year as compared to the 2022 core operating margin performance-based RSU award targets for each year is set forth below:

Year	Target	Result(1)	Multiplier
2022	2.0%	2.5%	117.8%
2023	2.0%	7.4%	200.0%
2024	10.5%	14.6%	191.3%
			169.7%
(1)We define core operating margin as total revenues less: (a) cost of sales, (b) research and development expense, (c) selling, general and administrative expense, and (d) intangible asset amortization and contingent consideration, each as determined for such period in accordance with U.S. GAAP, subject to specified adjustments for the foreign exchange currency rates assumed for purposes of setting the targets and business development transactions with an upfront payment of $100 million or more, divided by total revenues. As shown in the reconciliation below, the core operating margin results as presented above were adjusted for the difference between foreign currency exchange rates in effect at the time the goal was set and at the end of the performance period.

	2022	2023	2024
Core Operating Margin Result (Unadjusted)	2.0%	6.5%	16.6%
Foreign Currency Exchange Rate Impact	0.5%	0.9%	(2.0)%
Core Operating Margin Result (Adjusted)	2.5%	7.4%	14.6%
Based on the results above, the multiplier for the 2022 core operating margin performance-based RSUs was 169.7%. The earned 2022 core operating margin performance-based RSUs vested in full on the third anniversary of the grant date, March 15, 2025. For more information regarding the core operating margin performance-based RSUs granted in 2022, see the Company’s Proxy Statement for the 2023 Annual Meeting.

2025 Proxy Statement	85

Executive Compensation
Strategic Goals Performance-Based RSUs Earned for 2022 Through 2024 Performance Period
In early 2025, we determined the number of earned RSUs under the strategic goals performance-based RSUs granted in 2022. BioMarin’s performance over the three-year performance period of 2022 through 2024 based on the number of development programs that demonstrate proof of concept as determined by predetermined criteria and the number of IND/CTAs submitted the FDA and EMA, respectively, is set forth below:

	Multiplier:
Goal:	50%	100%	150%	200%

Positive Proof of Concept Studies (12.5% weighting)	1 Positive Proof of Concept Study	2 Positive Proof of Concept Studies	3 Positive Proof of Concept Studies(1)	4 Positive Proof of Concept Studies

Pipeline Progression (INDs/CTAs) (12.5% weighting)	1 IND/CTA	2 INDs/CTAs (for different molecules or indications)	3 INDs/CTAs (for different molecules or indications)	4 INDs/CTAs (for different molecules or indications)(2)

(1)VOXZOGO positive proof of concept studies relating to treatment of hypochondroplasia, idiopathic short stature and genetic pathway conditions achieved by the fourth quarter of 2024.
(2)In 2022, we submitted an IND for BMN 351. In 2023, we submitted INDs for BMN 349 and BMN 293 and also submitted an amended IND for treatment of hypochondroplasia.
Based on the results above, the multiplier for the 2022 Strategic Goals performance-based RSUs was 175%. The earned 2022 Strategic Goals performance-based RSUs vested in full on the third anniversary of the grant date, March 15, 2025. For more information regarding the Strategic Goals performance-based RSUs granted in 2022, see the Company’s Proxy Statement for the 2023 Annual Meeting.
Service-Based RSUs
Unlike prior years where the service-based RSUs awarded to our former CEO were subject to a three-year service period, the Compensation Committee harmonized the vesting schedule of service-based RSUs awarded in 2024 so that it is the same throughout the Company. As a result, other than the Sign-On Grants awarded to Dr. Friberg and Ms. Hubbard, which vest over a two-year period from the respective grant dates, all service-based RSUs awarded in 2024 to our NEOs, including our CEO, are subject to a four-year service period. Service-based RSUs are complementary to performance-based RSUs because they have direct connection to stockholder experience, while also reinforcing an ownership culture and commitment to us.
See the “Compensation Related to Leadership Transitions” section of this CD&A for additional information regarding the Sign-On Grants.
Stock Options
Stock options granted to our NEOs in 2024 vest 12/48ths on the 12-month anniversary of the date of grant, and 1/48th per month thereafter for the next three years, which is the same vesting schedule for stock options awarded as part of the company-wide annual equity grants in recent years. Stock options have an exercise price equal to 100% of the fair value of our common stock (the closing price of our common stock on the Nasdaq Global Select Market) on the date of grant. They have value only to the extent that the market price of our common stock increases after the grant date. Stock options remain exercisable until expiration of the stock option (10 years after the date of grant) or earlier in some cases, such as after termination of service. We believe stock options further emphasize the pay-for-performance link and that the multi-year vesting schedule provides our NEOs an incentive to work to generate increased stockholder value to the Company over the long term.
Compensation Committee Considerations
The equity compensation granted to the NEOs in March 2024 was determined based on a number of factors. The Compensation Committee gave particular consideration to our performance, and also considered equity grants of the 2024 Peer Group, data from the Radford Life Sciences survey and the Compensation Consultant, as well as burn rate and dilution. For a discussion of the methodology and assumptions used in determining the valuation of our equity awards, see Notes 1 and 13, respectively, to our financial statements for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025.

86	2025 Proxy Statement

Executive Compensation
In determining the allocation of stock options and RSUs (service-based and performance-based), the Compensation Committee considered a variety of factors, including the effect on the total number of shares to be issued under our equity plan, peer group practices and the comparative value of stock options and RSUs. Overall, the Compensation Committee sought to set equity compensation to be competitive in the market to retain the talent that the Company needs. The considerations in differentiating the value of grants among the NEOs were principally level of responsibility and experience. The Compensation Committee also considered historic grants, retention value, level of responsibility, experience of individual, individual contribution and expected future contribution.
We have reviewed our historical stock option grant practices to consider if the stock options were properly dated. Based on such review, we believe that all stock options were issued on the date approved by the Board or a properly authorized committee and that the exercise price for each stock option issued since the date of our initial public offering was the closing price of our common stock on the date of issuance, unless the stock option grant specifically approved a different price in accordance with the terms of the applicable stock option plan pursuant to which such stock option was granted.

2025 Proxy Statement	87

Executive Compensation
Compensation Related to Leadership Transitions
New Chief Research & Development Officer Compensation
Dr. Friberg was appointed as our Executive Vice President and Chief Research & Development Officer effective September 30, 2024. Dr. Friberg’s compensation consists of sign-on components and regular ongoing components. The sign-on components are generally intended as “make whole” compensation for the potential bonus and equity forfeited by Dr. Friberg in connection with his departure from his prior employer, given the timing of the transition late in the year.
The sign-on compensation components consist of:
•a signing bonus of $250,000 (as a “make whole” component for a potential forfeited bonus at his prior employer, given the timing of the transition late in the year); and
•service-based RSUs with value of $650,000 (as a “make whole” component for equity forfeited at his prior employer), which shall vest over a two-year period, vesting at the rate of one half (1/2) on each anniversary of the grant date (i.e., September 30, 2024), subject to Dr. Friberg’s continued service.
The regular ongoing compensation components consist of:
•base salary of $700,000;
•service-based RSUs with value of $1.75 million, which shall vest as to one fourth (1/4) of the shares on each of the first, second, third and fourth anniversaries of the grant date, subject to Dr. Friberg’s continued service;
•performance-based RSUs with value of $3.5 million, 60% of which are based on relative total shareholder return and 40% of which are based on strategic goals, in each case with terms consistent to the performance-based RSUs granted to other NEOs in March 2024;
•non-statutory stock options with value of $1.75 million, 25% of which shall vest on the first anniversary of the grant date and 1/48th of which shall vest on the same day of each month thereafter, subject to Dr. Friberg’s continued service; and
•participation in the 2024 annual cash incentive plan on a prorated basis based on his start date with incentive target of 60% of base salary.
The performance-based RSUs granted to Dr. Friberg are consistent with the awards granted to other NEOs in March 2024 as described above under the “Performance-Based RSUs” section of this CD&A. Dr. Friberg is also entitled to certain relocation benefits including a $500,000 home purchase bonus in the event he purchases a home in the Bay Area within 18 months of his start date, a rental housing allowance of $140,000 and a relocation allowance of $20,000 to facilitate travel for Dr. Friberg and his family. Dr. Friberg is required to repay 100% of the gross amount of his sign-on bonus and any relocation expenses paid by the Company if he terminates employment without good reason or if the Company terminates his employment for cause within the first two years of his employment. The actual amounts paid to Dr. Friberg in 2024 are set forth in the “Summary Compensation Table” in this Proxy Statement.
New Chief Commercial Officer Compensation
Ms. Hubbard was appointed as our Executive Vice President and Commercial Officer effective May 20, 2024. Ms. Hubbard’s compensation consists of sign-on components and regular ongoing components. The sign-on components are generally intended as “make whole” compensation for the potential bonus and equity forfeited by Ms. Hubbard in connection with her departure from her prior employer.

The sign-on compensation components consist of:
•a signing bonus of $600,000 (as a “make whole” component for a potential forfeited bonus at her prior employer, given the timing of the transition mid-year); and
•service-based RSUs with value of $400,000 (as a “make whole” component for equity forfeited at her prior employer), which shall vest over a two-year period, vesting at the rate of one half (1/2) on each anniversary of the grant date (i.e., May 20, 2024), subject to Ms. Hubbard’s continued service.
The regular ongoing compensation components consist of:
•base salary of $630,000;
•service-based RSUs with value of $1.25 million, which shall vest as to one fourth (1/4) of the shares on each of the first, second, third and fourth anniversaries of the grant date, subject to Ms. Hubbard’s continued service;

88	2025 Proxy Statement

Executive Compensation
•performance-based RSUs with value of $2.5 million, 60% of which are based on relative total shareholder return and 40% of which are based on strategic goals, in each case with terms consistent to the performance-based RSUs granted to other NEOs in March 2024;
•non-statutory stock options with value of $1.25 million, 25% of which shall vest on the first anniversary of the grant date and 1/48th of which shall vest on the same day of each month thereafter, subject to Ms. Hubbard’s continued service; and
•participation in the 2024 annual cash incentive plan with incentive target of 60% of base salary.
The performance-based RSUs granted to Ms. Hubbard are consistent with the awards granted to other NEOs in March 2024 as described above under the “Performance-Based RSUs” section of this CD&A. Ms. Hubbard is also entitled to relocation benefits, including benefits such as move for Ms. Hubbard and her family, shipment of her household goods, and home sale and home purchase assistance. Ms. Hubbard will be required to repay 100% of the gross amount of her sign-on bonus and any relocation expenses paid by the Company if she terminates employment without good reason or if the Company terminates her employment for cause within the first two years of her employment. The actual amounts paid to Ms. Hubbard in 2024 are set forth in the “Summary Compensation Table” in this Proxy Statement.
Retirement of President of Worldwide Research & Development
Dr. Fuchs stepped down as President of Worldwide Research & Development effective September 30, 2024 but remained a full-time employee of the Company in his capacity as senior advisor until his retirement on March 3, 2025. Pursuant to his employment agreement, Dr. Fuchs received his accrued salary and vacation pay through March 3, 2025, as well as the 2024 annual cash incentive award, which was earned during 2024 but paid in 2025 as set forth in the “Summary Compensation Table” in this Proxy Statement.
Under the Company’s retirement benefit policies as described in the “Retirement, Severance and Change in Control Arrangements” section of this CD&A, his unvested equity awards as set forth in the “Outstanding Equity Awards at Fiscal Year-End” table of this Proxy Statement will continue to vest according to the terms of the applicable award agreements.
Dr. Fuchs did not receive severance pay associated with his retirement and no new equity, bonus or other executive benefits in connection with his retirement. The continued vesting of outstanding equity awards is the same benefit that Dr. Fuchs would have received under the Company’s retirement benefit policies. The amounts paid to Dr. Fuchs in 2024 are set forth in the “Summary Compensation Table” in this Proxy Statement.
Other Benefits and Perquisites
We provide a comprehensive benefits package, including health insurance, dental insurance, life insurance, disability insurance, a 401(k) matching program, and an employee stock purchase plan, which is intended to meet the requirements of Section 423 of the Internal Revenue Code (the Code). These benefits are generally available to all employees, including our NEOs. The 401(k) matching program matches 100% of an employee’s contribution up to the lesser of 6% of his or her annual salary or the Internal Revenue Service compensation limit, with immediate vesting of all 401(k) matches.
We provide our NEOs, along with other officers, a limited number of perquisites. The specific perquisite amounts for each NEO for 2022, 2023 and 2024 are set forth under “All Other Compensation” in the “Summary Compensation Table” in this Proxy Statement in accordance with SEC rules.
An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.
We provide perquisites, including the following, to our NEOs:
•Sporting and Event Tickets. When sporting, cultural and other event tickets are provided to our NEOs for personal use, the value of the tickets is taxable. These tickets are not used for the entertainment of healthcare professionals.
•Financial Planning and Tax Preparation Services. We reimburse our NEOs for personal financial planning and tax preparation, limited to $5,000 annually for our CEO and $3,500 annually for our other NEOs. The benefit is taxable to the executive. In lieu of reimbursement described above, NEOs may elect to obtain integrated financial counseling with a financial advisor, which is taxable to the executive.
•Life Insurance. We provide Mr. Hardy with term life insurance coverage generally provided to all employees with a death benefit up to two times an employee’s salary. However, Mr. Hardy’s death benefit is subject to a $1,000,000 cap while all other employees are subject to a $600,000 cap. The incremental cost to the company for such higher cap is reported in the “All Other Compensation” column of the “Summary Compensation Table” in this Proxy Statement.

2025 Proxy Statement	89

Executive Compensation
•Health Assessments. We offer our executive officers, including our NEOs, annual comprehensive health assessments at a local medical facility.
•Personal Security. The personal safety and security of our employees, including our NEOs, is of the utmost importance. Our security team regularly evaluates the level of security appropriate for our senior executives, taking into account their public profiles and the critical roles each plays in our organization. Based on such assessments by our security team and the recommendation of an independent, third-party security consulting firm, the Compensation Committee approved a security policy to provide our CEO with a car and driver to ensure his individual safety and security during work-related transportation (including during his commute). The Compensation Committee believes that providing such secure transportation not only promotes our CEO’s personal safety and security but also enhances his efficiency and helps maximize the time he can devote to company business. Although we view the security services provided to our CEO as a necessary and appropriate business expense, because they may be viewed as conveying a personal benefit to him, we have reported the aggregate incremental costs to the Company of these services under “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement. These security services are valued at actual costs billed by outside vendors. The Compensation Committee believes the amounts paid by the Company for these services are reasonable, necessary and for our company’s benefit.
We previously had a fractional ownership interest in a corporate aircraft and provided aircraft use to Mr. Bienaimé, our former CEO, prior him stepping down from the CEO position on November 30, 2023. We terminated our timeshare agreement with Mr. Bienaimé for the use of the corporate aircraft in February 2024 and we also sold our fractional ownership interest in the corporate aircraft in September 2024. As such, we no longer provide use of corporate aircraft as a benefit to our NEOs or any other officers.
We also offer our NEOs certain retirement, severance, and change in control benefits. See the “Retirement, Severance and Change in Control Arrangements” section below.
Nonqualified Deferred Compensation
Our NEOs are eligible to enroll in our Nonqualified Deferred Compensation Plan under which they may elect to defer up to 100% of RSU awards and up to 50% of salary and annual cash incentive awards, in each case subject to limitations to allow us to make necessary withholding payments, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years. See the table within the “Nonqualified Deferred Compensation Plan” section of this Proxy Statement for detailed information regarding the account balances for each NEO.
Retirement, Severance and Change in Control Arrangements
We have employment agreements with all of our executive officers (including all of our NEOs) that provide severance benefits if the executive is terminated without cause or in connection with a corporate transaction or change in control or if an executive terminates employment with us for a good reason specified in the employment agreement (e.g., a change in work location of more than a specified distance from the previous location). See the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement for a more detailed discussion of the terms of these arrangements and the amounts payable to our NEOs under them.
We believe that these arrangements enhance retention in the face of the disruptive impact of a highly competitive industry and any possible change in control of the Company. In addition, the program is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executives’ own employment.
No post-employment benefits are payable to our NEOs under their employment agreements if their termination is for cause, for a voluntary resignation (other than as set forth above), retirement or due to death (except for company-provided life insurance policies described under the “Other Benefits and Perquisites” section of this CD&A and the acceleration of vesting upon death described below).
To be consistent with peer company practices and serve as a valuable benefit for employee recruitment and retention, we have a policy for the acceleration of equity awards upon the death of an employee (including our NEOs). Upon the death of an employee, all the employee’s unvested equity awards with service-based vesting vest in full and all unvested equity awards with performance-based vesting vest in full as if the target level of performance had been achieved, and options remain exercisable for one year after death. As of December 31, 2024, each of our NEOs was eligible for this benefit.
To reward long-standing service to the Company, our Retirement Benefit for Directors and Senior Officers provides that directors and officers with a title of “Vice President” or above who have a combined age and total term of employment (or service as director) of at least 65 years at the time of terminating service to the Company for any reason other than cause are permitted to exercise all their stock options that were both vested and outstanding as of the date of termination of service through the 10-year

90	2025 Proxy Statement

Executive Compensation
contractual term of their stock options, as if their service were continuing. As of December 31, 2024, Mr. Mueller, Mr. Davis and Dr. Fuchs were the only NEOs eligible for this benefit.
We also have a retirement benefit policy applicable to certain of the Company’s senior executives at the Senior Vice President level or above, including the NEOs, but excluding the CEO. The retirement benefit provides that, upon a senior executive’s attainment of age 64 and completion of at least five years of service with the Company, (i) the executive’s then-unvested RSUs and (ii) RSU grants and non-qualified stock option award grants made after adoption of the retirement benefit (except award grants made pursuant to award agreements that specifically exclude the retirement benefit), whether service-based or performance-based, will continue to vest according to their terms, whether or not the executive’s service is continuing; provided, however, that the executive’s service is not terminated for cause. As of December 31, 2024, Dr. Fuchs was the only NEO eligible for this benefit. This retirement benefit policy was amended in December 2022 to provide that the benefit described above applies upon a termination for any reason except for cause if the senior executive attained (i) age 64 and completed at least five years of continuous service with the Company or (ii) age 55 and completed at least seven years of continuous service with the Company; provided, however, that the executive provides the Company at least 12 months’ but not more than 18 months’ prior notice before their continuous service terminates, if the termination is by the executive’s voluntary decision. The amended retirement benefit policy only applies to awards granted in December 2022 and afterwards, whereas the old policy would apply for awards made prior to December 2022. As of December 31, 2024, Dr. Fuchs was the only NEO eligible for this benefit under the amended retirement benefit policy.
Our Decision-Making Process
The Compensation Committee supervises the implementation of our compensation program to ensure it is consistent with our compensation philosophy. The Compensation Committee Charter requires that the Compensation Committee meet when deemed necessary or desirable by the Compensation Committee or its Chair, generally at least four times per year. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our CEO, the Chief People Officer, Chief Legal Officer and Secretary and the Compensation Consultant. The Compensation Committee meets regularly in executive session. However, Mr. Hardy, our CEO, Mr. Davis, our Executive Vice President, Chief Legal Officer and Secretary, and Ms. Amy Wireman, our Chief People Officer, in addition to the Compensation Consultant, regularly attend portions of the Compensation Committee meetings to provide analysis and information to assist the Compensation Committee with its recommendations on various human resources and compensation matters. The members of management generally do not participate in the executive sessions of the Compensation Committee unless invited by the Compensation Committee to provide specific information during closed session. No individual member of management is present for votes related to such individual’s compensation.
Compensation Risk Assessment
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.
The Compensation Committee, with the assistance of the Compensation Consultant, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:
•significant weighting toward long-term incentive compensation discourages short-term risk taking;
•for most employees, base salary makes up a significant portion of compensation;
•the mix of short-and long-term compensation (base salary, annual cash incentive, equity grants) is consistent with industry norms;
•goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;
•the prohibition on hedging or pledging of our stock and the clawback policies discourage short-term and excessive risk taking; and
•stock ownership guidelines discourage excessive risk taking.
Furthermore, as described later in this CD&A, compensation decisions include subjective considerations to moderate the effects that formulae or objective factors might have on excessive risk taking.
Compensation Committee
The Compensation Committee establishes our compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board. The Compensation Committee structures the executive compensation program to accomplish our articulated compensation objectives in light of the compensation philosophy described above. In accordance with its charter, the

2025 Proxy Statement	91

Executive Compensation
Compensation Committee establishes total compensation for the CEO (generally at its February meeting). The Compensation Committee also reviews and evaluates the performance of the CEO and develops base salary and incentive compensation recommendations. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation. The duties and responsibilities of the Compensation Committee are set forth above in the “Information Regarding Committees of the Board” section of this Proxy Statement and detailed in the charter of the Compensation Committee. The full text of the Compensation Committee Charter can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The composition of the Compensation Committee is determined by our Board, after a recommendation by the CGN Committee.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Compensation Committee generally approves and grants annual equity awards at approximately the same time every year as part of the company-wide performance review and compensation cycle. Typically, each year the Compensation Committee approves the dollar value of RSU and stock option awards at a meeting held in late February or early March, shortly after the filing of our annual report on Form 10-K, for grant on or about March 15 of such year. Outside of the annual grant cycle, we may make RSU and stock option awards in connection with new hire packages or retention grants. In the case of new hire awards, the grant date is typically the start date for our senior executives and on or about the 15th day of the month for non-executive employees. Also, non-employee directors receive automatic grants of initial RSU awards at the time of a director’s initial appointment or election to the board and at the time of each year’s Annual Meeting of Stockholders, respectively, pursuant to our current director compensation policy. While there is no specific cadence with respect to retention grants given their ad hoc nature, such awards are not made in anticipation of the release of material nonpublic information. We have not timed the release of material nonpublic information for the purpose of affecting the value of executive compensation. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features.
All awards are granted under a stockholder-approved plan and stock options are granted at an exercise price at the closing market price of our common stock on the grant date. Equity awards, including options, are not granted in anticipation of the release of material non-public information, and the release of material nonpublic information is not timed on the basis of option or equity grant dates.
The following table contains information required by Item 402(x)(2) of Regulation S-K regarding stock options granted to our NEOs in the last completed fiscal year during the period from four business days before to one business day after the filing of our periodic reports on Forms 10-K and 10-Q or current reports on Form 8-K that contained material nonpublic information with the SEC. These awards were granted in connection with the respective start date of each NEO. See “Compensation Related to Leadership Transitions” section of this CD&A for additional information.

Name	Grant date	Number of securities underlying award	Exercise price of the award ($)	Grant date fair value of the award ($)
Percentage change in the closing
market price of the securities
underlying the award between the
trading day ending immediately prior
to the disclosure of material nonpublic
information and the trading day
beginning immediately following the
disclosure of material nonpublic
information (%)

Cristin Hubbard	5/20/2024	33,520	77.05	1,130,294	(1.94)
Gregory R. Friberg, M.D.	9/30/2024	49,850	70.29	1,491,512	(0.16)

92	2025 Proxy Statement

Executive Compensation
Compensation Consultant
The Compensation Committee is authorized to select and retain independent advisors and counsel to assist in carrying out its duties and responsibilities. The Company provides appropriate funding to the Compensation Committee to do so. The Compensation Consultant reports directly to the Compensation Committee, which retains sole authority to direct the work and employ the Compensation Consultant.
Since May 2021, Aon’s Human Capital Solutions practice, a division of Aon plc (Aon) has served as the Compensation Consultant to the Compensation Committee. The Compensation Consultant conducts analyses and provides advice on, among other things, the appropriate peer group, executive compensation for our CEO and other executive officers, equity compensation, and compensation trends in the biotechnology industry. As part of its analysis, the Compensation Consultant collects and analyzes compensation information from a comparative group of biotechnology companies or “peer group” approved by the Compensation Committee. The Compensation Committee evaluates the criteria used in establishing the peer group at least annually, to ensure that it appropriately represents the companies competing with us to attract and retain talent and represents a sufficiently broad group to provide meaningful data trends across multiple years. The Compensation Committee seeks input from management in addition to the Compensation Consultant to ensure the peer group is consistent with our current business model. The peer group used for 2024 is discussed below.
The Compensation Committee regularly reviews the services provided by the Compensation Consultant and believes that the engagement is consistent with Nasdaq listing standards and does not raise any conflicts of interest. The Compensation Committee continues to monitor the independence of its Compensation Consultant on a periodic basis. In February 2025, Aon affirmed to the Compensation Committee that the total fees paid to it by BioMarin do not represent a significant concentration of its revenue for its most recent fiscal year, that it had policies in place to mitigate conflicts of interest, that it was not aware of any business or personal relationships between the members of its consulting team serving BioMarin and any member of the Compensation Committee, that it was not aware of any member of its consulting team serving BioMarin owning any stock of BioMarin, and that it is not aware of any business or personal relationships between Aon or the Company’s executive officers. The total dollar amount of services that Aon provided to BioMarin in 2024 was $601,633, of which approximately $477,944 was paid in connection with executive and director remuneration services, including pay-for-performance disclosure and governance support, and approximately $123,689 was paid in connection with non-compensation related services. The Compensation Committee has reviewed the level of services provided to BioMarin by Aon and does not believe the services give rise to a conflict of interest or compromise Aon’s independence in advising the Compensation Committee.

2025 Proxy Statement	93

Executive Compensation
Peer Group Process
The Compensation Committee, with the support of the Compensation Consultant and management, reviews trends in biotechnology company compensation practices and reviews and approves the list of peer companies used in the later stages of the process. The Compensation Committee seeks input from management and the Compensation Consultant to ensure the peer group is consistent with our current business model. The Compensation Committee evaluates the criteria used in establishing the peer group to ensure that it appropriately represents the companies competing with us to attract and retain the best employees, who are necessary to drive long-term stockholder value.
The selection of peer group companies is based on various factors including size, market capitalization, development stage, product revenue and product focus. The peer group companies used to set executive compensation for 2024 (the 2024 Peer Group) included commercial biotechnology and specialty pharmaceutical companies with the following features:

business models with a therapeutic focus and development stage product candidates	revenue generally between $1.0 billion and $5.0 billion	located predominantly in major biotechnology centers

The Compensation Committee sets the ranges for the criteria to ensure that it will capture a broad set of companies. The Compensation Committee believes that this provides the best long-term trend data and minimizes year-to-year changes caused by excessive numbers of companies being added or removed due to acquisitions or product successes or failures or other major corporate events.
The Compensation Committee deliberately did not include in the 2024 Peer Group any companies outside the biotechnology and specialty pharmaceutical industries, such as contract research organizations and scientific instrument and materials manufacturing and testing companies. Those companies were excluded for the following reasons:

their business models are very different from biotechnology companies like BioMarin	they lack the growth and risk profiles of companies in the biotechnology and specialty pharmaceutical industries	they do not share common financial and operational characteristics of biopharmaceutical companies (for example, high gross margins and significant R&D expenses)

The 2024 Peer Group is below:

Alnylam Pharmaceuticals, Inc. BeiGene Ltd. Biogen Inc. Exelixis, Inc. Horizon Therapeutics plc(1)	Incyte Corporation Ionis Pharmaceuticals Jazz Pharmaceuticals plc Neurocrine Biosciences, Inc.	Regeneron Pharmaceuticals, Inc. Seagen Inc.(1) United Therapeutics Corporation Vertex Pharmaceuticals Incorporated

(1)Horizon Therapeutics plc and Seagen Inc. were acquired during 2023 and no longer public as of December 31, 2024.

After the list of peer companies is approved, management presents recommendations to the Compensation Committee regarding proposed adjustments to compensation elements and a variety of supporting data, including compensation information from the peer group and the Radford Global Life Sciences Compensation survey and additional survey sources from the Compensation Consultant. This is presented individually for each executive officer, including the NEOs, and based on classes of positions for all other employees. Management and the Compensation Consultant each include significant supporting data with the presentation. These recommendations are discussed with and without management present and are discussed with the Compensation Consultant. The Compensation Committee then determines what, if any, adjustments to the compensation elements are appropriate for employees other than the CEO.
The Compensation Committee also reviews market information provided by the Compensation Consultant, considers the CEO’s performance and experience and makes recommendations for adjustments to the CEO’s compensation. These discussions are conducted in executive sessions without involvement by management. In particular, our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation. The Compensation Committee then presents the recommendations for the CEO to the Board for consideration and approval. The Board must approve each of the CEO’s individual compensation elements.

94	2025 Proxy Statement

Executive Compensation
Other Considerations and Policies
Compensation Committee Interlocks and Insider Participation
During 2024, the Compensation Committee was composed of Ms. Anderson (Chair), Dr. Dere, Mr. Hombach and Dr. Pyott as well as Dr. V. Bryan Lawlis, a former director who did not stand for re-election at the 2024 Annual Meeting. No member of our Compensation Committee has ever been an executive officer or employee of us or any of our subsidiaries. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. During 2024, no members of our Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.
Clawback Policies
We adopted a clawback policy on October 4, 2023 that complies with the new SEC rules under the Dodd-Frank Act and Nasdaq listing rules. The newly adopted policy provides that BioMarin will seek recovery of applicable incentive-based compensation received by current and former executive officers in the event of a required accounting restatement. We have also historically maintained a clawback policy, and this policy is in addition to any policies or recovery requirements provided under the new SEC rules. Under these clawback policies, we can recoup certain cash and equity incentive compensation paid to current or former executive officers in the event we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws. These policies are designed to reverse, to the extent possible, any economic benefit resulting from incentive compensation paid to executive officers based on erroneously prepared financial statements. If BioMarin is required to prepare an accounting restatement because of material non-compliance with any financial reporting requirement, all incentive compensation paid or credited to each current or former executive officer for the restated period will be recalculated based on restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be forfeited or returned to BioMarin. Our clawback policies can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.
Accounting and Tax Considerations
Nonqualified Deferred Compensation — Code Section 409A regulates nonqualified deferred compensation arrangements, including the time and form of payment. A discussion of our nonqualified deferred compensation arrangements is provided under the “Nonqualified Deferred Compensation” section of this CD&A.
Accounting for Stock-Based Compensation — Stock-based compensation is accounted for in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, which requires us to estimate and record an expense for each equity award over the vesting period of the award. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025. Generally, the Compensation Committee does not make compensation decisions based on the tax or accounting treatment of any particular form of compensation; however, it has considered and approved and may in the future consider the grant of alternative equity incentives to our NEOs in lieu of certain forms of equity grants in light of the accounting impact of FASB ASC Topic 718 with respect to equity grants and other considerations.
Section 162(m) — Section 162(m) of the Code (Section 162(m)) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.
Director and Officer Stock Ownership Guidelines
The Board approved stock ownership guidelines for our non-employee directors, CEO and employees at the Senior Vice President level or higher. Under these guidelines, directors and executives are expected to use the shares of common stock obtained on the exercise of stock options or vesting of RSUs received to establish significant level of direct ownership in BioMarin.

2025 Proxy Statement	95

Executive Compensation

In 2022, the Board increased the ownership guideline threshold for our directors to five times the cash retainer amount, up from four times. In 2021, the Board doubled our CEO’s stock ownership guideline threshold to six times his base salary, up from three times.

The following table summarizes the guidelines for our directors and NEOs as of December 31, 2024:

Name	Stock Ownership Guidelines
Non-Employee Directors	Lesser of 10,000 shares and unvested RSUs or value of shares and unvested RSUs equal to 5 times cash retainer amount (“5x”)
CEO	Value of shares and unvested RSUs equal to 6 times base salary (“6x”)
NEOs (all are at the Executive Vice President level or higher)	Value of shares and unvested RSUs equal to 2 times base salary (“2x”)
Compliance with our stock ownership guidelines is based on shares (including shares held in trusts for which the individual is the trustee and in a deferral account and issuable to such individual under our Nonqualified Deferred Compensation Plan) and the unvested service-based RSUs and performance-based RSUs for which performance criteria has been met held by a director or officer as of December 31, 2024, but it does not include performance-based RSUs for which performance criteria has not been met or vested or unvested stock options. The value of stock owned is calculated using the closing price of our common stock on December 31, 2024, which was $65.73. Except for the individuals that joined since December 2023, all of our directors and NEOs were in compliance with our stock ownership guidelines as of December 31, 2024. Newly appointed or elected directors and newly appointed or hired officers have three years to comply with their specific stock ownership guidelines.
The Compensation Committee believes these stock ownership guidelines are an important tool in aligning the interests of our executives with the long-term interests of our stockholders. Although the guidelines are not mandatory, the Compensation Committee will consider compliance with the guidelines in setting an officer’s compensation and the CGN Committee will consider compliance with the guidelines when making decisions on nominating directors for re-election.
Anti-Hedging and Anti-Pledging Policy
The Board has approved an anti-hedging and anti-pledging policy for our directors and employees. Under this policy, all of our directors and employees are prohibited from engaging in short-sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in BioMarin equity securities or engaging in margin and other pledging activities. Under the policy, a contribution of the Company’s securities to an exchange fund not designed to hedge any decrease in the market value of BioMarin’s equity securities is not considered a form of hedging; however, such contribution by an employee designated as an insider remains subject to the other provisions of the Company’s Insider Trading Policy, including provisions regarding quarterly trading blackout periods and pre-clearance requirements.

96	2025 Proxy Statement

Executive Compensation
Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed the CD&A contained herein with management, and based on such review and discussions, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated into BioMarin’s Annual Report on Form 10-K for the year ended December 31, 2024.
Respectfully submitted on April 1, 2025 by the members of the Compensation Committee of the Board:
Elizabeth McKee Anderson, Chair
Willard Dere, M.D.
Robert J. Hombach
David E.I. Pyott, M.D. (Hon.)
(1)The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of BioMarin under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2025 Proxy Statement	97

Executive Compensation
Executive Compensation Tables
Summary Compensation Table
The following table discloses compensation awarded to, earned by or paid to the NEOs during 2024, 2023 and 2022. For further information regarding amounts below for 2024, see the footnotes that follow the table. For further information regarding amounts below for our NEOs (other than G. Eric Davis who was not an NEO in 2023) for 2023 and 2022, see our Proxy Statement for the 2024 and 2023 Annual Meetings, respectively.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Alexander Hardy President and CEO	2024	$1,050,000	$—	$10,490,968	$1,661,566	$1,501,500	$149,571	$14,853,605
	2023	64,615	900,000	10,662,587	6,207,816	—	40,218	17,875,236
	(6)	—	—	—	—	—	—	—
Brian R. Mueller Executive Vice President, CFO	2024	$699,231	—	$3,199,820	$963,369	$613,350	$22,798	$5,498,568
	2023	666,346	—	2,947,369	832,004	384,750	23,723	4,854,192
	2022	624,231	—	3,104,558	852,883	500,850	24,762	5,107,284
G. Eric Davis Executive Vice President, Chief Legal Officer	2024	$722,115	—	$2,880,871	$867,183	$565,500	$22,996	$5,058,665
	2023	702,308	—	2,723,133	769,518	426,000	24,959	4,645,918
	2022	660,385	—	3,104,558	852,883	532,650	38,667	5,189,142
Gregory R. Friberg, M.D. Executive Vice President, Chief Research & Development Officer	2024	$161,538	$250,000(7)	$5,092,722	$1,491,512	$123,068	$102,719	$7,221,559
	(6)	—	—	—	—	—	—	—
	(6)	—	—	—	—	—	—	—
Cristin Hubbard Executive Vice President, Chief Commercial Officer	2024	$382,846	$600,000(8)	$4,030,774	$1,130,294	$491,400	$292,947	$6,928,261
	(6)	—	—	—	—	—	—	—
	(6)	—	—	—	—	—	—	—
Henry J. Fuchs, M.D. Former President, Worldwide Research & Development	2024	$838,731	—	$5,120,600	$1,541,239	$602,030	$25,256	$8,127,856
	2023	818,269	—	6,792,991	1,456,102	563,063	30,393	9,660,818
	2022	782,308	—	6,063,957	1,152,293	680,388	25,508	8,704,454
(1)Amounts in this column represent salary actually earned. See the “Compensation Discussion and Analysis—Base Salary” section of this Proxy Statement for further information regarding the base salary of each NEO.
(2)The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of service-based RSUs and performance-based RSUs granted in 2024. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for further information regarding amounts in this column. The grant date fair value of the performance-based RSUs awards reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. The maximum potential payout of the performance-based RSU awards would be 200% of the target shares awarded on the grant date. The table below shows the values of the performance-based RSUs awarded in 2024 assuming that the target and maximum levels of performance is achieved based on the value at the date of grant.

	Relative Total Shareholder Return Awards		Strategic Goals Awards
NEO	Target Payout	Maximum Payout	Target Payout	Maximum Payout
Alexander Hardy	$5,102,320	$10,204,640	$2,639,389	$5,278,778
Brian R. Mueller	1,478,808	2,957,616	764,894	1,529,788
G. Eric Davis	1,331,792	2,663,584	688,573	1,377,146
Gregory R. Friberg, M.D.	1,858,679	3,717,358	1,191,416	2,382,832
Cristin Hubbard	1,631,436	3,262,872	905,338	1,810,676
Henry J. Fuchs, M.D.	2,366,309	4,732,618	1,224,502	2,449,004

98	2025 Proxy Statement

Executive Compensation
The performance-based RSUs awarded in 2024 will be earned based on the Company’s performance under two metrics: (1) relative total shareholder return and (2) strategic goals, with the Company’s performance for all awards measured over the three-year period of 2024 through 2026. The numbers of performance-based RSUs that will be earned based on the Company’s performance over the three-year period of 2024 through 2026 will not be determined until after the performance period ends on December 31, 2026. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for further information regarding service-based RSUs and performance-based PRSUs.
(3)Amounts noted for 2024 reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for further information regarding stock options.
(4)Amounts noted for 2024 represent amounts earned by the NEOs during 2024 but paid in 2025. See the “Compensation Discussion and Analysis—Annual Cash Incentive” section of this Proxy Statement for further information regarding amounts in this column.
(5)Amounts noted for 2024 represent the amounts paid for tickets to sporting, cultural and other events, reimbursements for personal financial and tax planning and preparation, imputed income associated with life insurance premium payments, health assessments and vested 401(k) matching for each NEO. For Mr. Hardy, the 2024 amount includes $110,123 for personal security measures related to our provision of a car and driver, $15,000 for amounts paid for tickets to sporting, cultural and other events, as well as amounts for vested 401(k) matching, incremental life insurance premium payments and imputed income associated with life insurance premium payments. For Dr. Friberg, the 2024 amount includes $74,142 for rental housing allowance, $20,000 for relocation allowance to facilitate travel for Dr. Friberg and his family, as well as amounts for vested 401(k) matching and imputed income associated with life insurance premium payments. For Ms. Hubbard, the 2024 amount includes $273,399 for relocation allowance as well as amounts for vested 401(k) matching and imputed income associated with life insurance premium payments. See the “Compensation Discussion and Analysis—Other Benefits and Perquisites” section of this Proxy Statement for further information regarding amounts in this column.
(6)Mr. Hardy was appointed as the CEO of the Company effective December 1, 2023. Ms. Hubbard was appointed as Executive Vice President, Chief Commercial Officer of the Company effective May 20, 2024. Dr. Friberg was appointed as Executive Vice President, Chief Research & Development Officer of the Company effective September 30, 2024.
(7)Amount represents the signing bonus paid to Dr. Friberg. See the “Compensation Discussion and Analysis—Compensation Related to Leadership Transitions” section of this Proxy Statement for further information regarding the signing bonus paid to Dr. Friberg.
(8)Amount represents the signing bonus paid to Ms. Hubbard. See the “Compensation Discussion and Analysis—Compensation Related to Leadership Transitions” section of this Proxy Statement for further information regarding the signing bonus paid to Ms. Hubbard.

2025 Proxy Statement	99

Executive Compensation
Grants of Plan-Based Awards
The following table sets forth certain information for each plan-based award during fiscal year 2024 to each of the NEOs.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alexander Hardy	3/15/2024	2/27/2024	—	—	—	—	—	—	—	44,050	83.87	1,661,566
	3/15/2024	2/27/2024	—	—	—	—	—	—	32,780	—	—	2,749,259
	3/15/2024(6)	2/27/2024	—	—	—	23,600	47,200	94,400	—	—	—	5,102,320
	3/15/2024(7)	2/27/2024	—	—	—	15,735	31,470	62,940	—	—	—	2,639,389
	n/a	n/a	(8)	1,155,000	2,310,000(9)	—	—	—	—	—	—	—
Brian R. Mueller	3/15/2024	2/27/2024	—	—	—	—	—	—	—	25,540	83.87	963,369
	3/15/2024	2/27/2024	—	—	—	—	—	—	11,400	—	—	956,118
	3/15/2024(6)	2/27/2024	—	—	—	6,840	13,680	27,360	—	—	—	1,478,808
	3/15/2024(7)	2/27/2024	—	—	—	4,560	9,120	18,240	—	—	—	764,894
	n/a	n/a	(8)	423,000	846,000(9)	—	—	—	—	—	—	—
G. Eric Davis	3/15/2024	2/27/2024	—	—	—	—	—	—	—	22,990	83.87	867,183
	3/15/2024	2/27/2024	—	—	—	—	—	—	10,260	—	—	860,506
	3/15/2024(6)	2/27/2024	—	—	—	4,555	12,320	18,220	—	—	—	1,331,792
	3/15/2024(7)	2/27/2024	—	—	—	4,105	8,210	16,420	—	—	—	688,573
	n/a	n/a	(8)	435,000	870,000(9)	—	—	—	—	—	—	—
Gregory R. Friberg, M.D.	9/30/2024	8/16/2024	—	—	—	—	—	—	—	49,850	70.29	1,491,512
	9/30/2024	8/16/2024	—	—	—	—	—	—	7,870	—	—	553,182
	9/30/2024	8/16/2024	—	—	—	—	—	—	21,190	—	—	1,489,445
	9/30/2024(6)	8/16/2024	—	—	—	12,715	25,430	50,860	—	—	—	1,858,679
	9/30/2024(7)	8/16/2024	—	—	—	8,475	16,950	33,900	—	—	—	1,191,416
	n/a	n/a	(8)	107,016	214,032(9)	—	—	—	—	—	—	—
Cristin Hubbard	5/20/2024	2/21/2024	—	—	—	—	—	—	—	33,520	77.05	1,130,294
	5/20/2024	2/21/2024	—	—	—	—	—	—	4,700	—	—	362,135
	5/20/2024	2/21/2024	—	—	—	—	—	—	14,690	—	—	1,131,865
	5/20/2024(6)	2/21/2024	—	—	—	8,810	17,620	35,240	—	—	—	1,631,436
	5/20/2024(7)	2/21/2024	—	—	—	5,875	11,750	23,500	—	—	—	905,338
	n/a	n/a	(8)	378,000	756,000(9)	—	—	—	—	—	—	—
Henry J. Fuchs, M.D.	3/15/2024	2/27/2024	—	—	—	—	—	—	—	40,860	83.87	1,541,239
	3/15/2024	2/27/2024	—	—	—	—	—	—	18,240	—	—	1,529,789
	3/15/2024(6)	2/27/2024	—	—	—	4,555	21,890	43,780	—	—	—	2,366,309
	3/15/2024(7)	2/27/2024	—	—	—	7,300	14,600	29,200	—	—	—	1,224,502
	n/a	n/a	(8)	547,300	1,094,600(9)	—	—	—	—	—	—	—

100	2025 Proxy Statement

Executive Compensation
(1)Annual Cash Incentive: Amounts represent potential payments under our 2024 cash incentive program, which were paid in 2025. For Dr. Friberg, amounts are prorated based on his September 30, 2024 start date. For further discussion of our annual cash incentive program, see the “Compensation Discussion and Analysis—Annual Cash Incentive” section of this Proxy Statement and see the “Summary Compensation Table” above for amounts actually paid under the 2024 cash incentive program.
(2)Service-Based RSUs: Except for the Sign-on Grants awarded to Dr. Friberg and Ms. Hubbard, the service-based RSUs vest over a four-year period, vesting at the rate of one fourth on the anniversary of the grant date and one fourth each anniversary of the grant date thereafter, subject to the recipient’s continued service as of each such date. In connection with their appointment, Dr. Friberg and Ms. Hubbard were each awarded the Sign-On Grants, consisting of 7,870 service-based RSUs and 4,700 service-based RSUs, respectively. The Sign-On Grants vest over a two-year period, vesting at the rate of one half on each anniversary of the grant date, subject to the recipient’s continued service as of each such date. See the “Compensation Discussion and Analysis—Compensation Related to Leadership Transitions” section of this Proxy Statement for further information regarding equity awards granted to Dr. Friberg and Ms. Hubbard.
(3)Stock Options: Stock options vest 12/48ths on the 12-month anniversary of the date of grant, and 1/48th per month thereafter for the next three years, subject to the recipient’s continued service as of each such date, and remain exercisable until expiration of the stock option (10 years after the date of grant) or potentially earlier if the recipient’s continued service terminates. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(4)Stock options were granted at an exercise price equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of the grant.
(5)The amounts presented above represent the aggregate grant date fair value of the stock option grant, service-based RSU awards or performance-based RSU awards computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance-based RSUs awards reflects the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025.
(6)Relative Total Shareholder Return Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs that may be earned based on relative total shareholder return compared to the performance of companies that make up the Nasdaq Biotechnology Index over the three-year performance period of 2024 through 2026. The number of performance-based RSUs that will be earned will not be determined until after the performance period ends on December 31, 2026. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service as of such date. For further discussion of the performance-based RSU awards granted in 2024, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(7)Strategic Goals Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs that may be earned based on the number and nature of product development regulatory activities over the three-year performance period of 2024 through 2026. The number of performance-based RSUs that will be earned will not be determined until after the performance period ends on December 31, 2026. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service as of such date. For further discussion of the performance-based RSU awards granted in 2024, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(8)The potential payouts under our 2024 cash incentive program are performance-driven and completely at risk; therefore, the minimum possible payout is zero.
(9)The maximum achievement for corporate goals under the 2024 cash incentive program is 200%. For further discussion of our annual cash incentive program, see the “Annual Cash Incentive” section of this Proxy Statement and see the “Summary Compensation Table” in this Proxy Statement for amounts actually paid under the 2024 cash incentive program.

The number of stock options and RSUs granted to the CEO is determined based on recommendations by the Compensation Committee and is approved by the Board and the number of stock options and RSUs granted to the other NEOs is determined based on a recommendation from the CEO and is approved by the Compensation Committee. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for additional information regarding grant practices.

2025 Proxy Statement	101

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding unexercised stock options and unvested stock awards as of the end of fiscal year 2024 for each of the NEOs. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Alexander Hardy	12/1/2023	37,632	112,897	92.42	11/30/2033	82,743	5,438,697	—	—
	3/15/2024	—	44,050	83.87	3/14/2034	32,780	2,154,629	—	—
	3/15/2024	—	—	—	—	—	—	47,200(5)	3,102,456
	3/15/2024	—	—	—	—	—	—	31,470(6)	2,068,523
Brian R. Mueller	3/16/2015	9,000	—	124.37	3/15/2025	—	—	—	—
	3/15/2016	7,000	—	83.43	3/14/2026	—	—	—	—
	3/22/2017	7,740	—	87.42	3/21/2027	—	—	—	—
	3/15/2018	9,120	—	83.57	3/14/2028	—	—	—	—
	3/15/2019	9,650	—	94.53	3/14/2029	—	—	—	—
	3/16/2020	9,600	—	73.82	3/15/2030	—	—	—	—
	6/29/2020	13,230	—	122.18	6/28/2030	—	—	—	—
	3/15/2021	23,333	1,557	78.39	3/14/2031	2,528	166,165	—	—
	3/15/2022	18,232	8,288	78.27	3/14/2032	5,520	362,830	—	—
	3/15/2022	—	—	—	—	11,040(7)	725,659	—	—
	3/15/2022	—	—	—	—	9,367(8)	615,693	—	—
	3/15/2022	—	—	—	—	9,660(9)	634,952	—	—
	3/15/2023	9,611	12,359	87.74	3/14/2033	7,223	474,768	—	—
	3/15/2023	—	—	—	—	—	—	9,630(10)	632,980
	3/15/2023	—	—	—	—	—	—	4,820(11)	316,829
	3/15/2023	—	—	—	—	—	—	4,820(12)	316,829
	3/15/2024	—	25,540	83.87	3/14/2034	11,400	749,322	—	—
	3/15/2024	—	—	—	—	—	—	13,680(5)	899,186
	3/15/2024	—	—	—	—	—	—	9,120(6)	599,458
G. Eric Davis	3/3/2015	21,900	—	108.36	3/2/2025	—	—	—	—
	3/15/2016	34,270	—	83.43	3/14/2026	—	—	—	—
	3/22/2017	36,280	—	87.42	3/21/2027	—	—	—	—
	3/15/2018	38,760	—	83.57	3/14/2028	—	—	—	—
	3/15/2019	23,450	—	94.53	3/14/2029	—	—	—	—
	3/16/2020	28,790	—	73.82	3/15/2030	—	—	—	—
	3/15/2021	24,046	1,604	78.39	3/14/2031	2,605	171,227	—	—
	3/15/2022	18,232	8,288	78.27	3/14/2032	5,520	362,830	—	—
	3/15/2022	—	—	—	—	11,040(7)	725,659	—	—
	3/15/2022	—	—	—	—	9,367(8)	615,693	—	—
	3/15/2022	—	—	—	—	9,660(9)	634,952	—	—
	3/15/2023	8,890	11,430	87.74	3/14/2033	6,675	438,748	—	—
	3/15/2023	—	—	—	—	—	—	8,900(10)	584,997
	3/15/2023	—	—	—	—	—	—	4,450(11)	292,499
	3/15/2023	—	—	—	—	—	—	4,450(12)	292,499
	3/15/2024	—	22,990	83.87	3/14/2034	10,260	674,390	—	—
	3/15/2024	—	—	—	—	—	—	12,320(5)	809,794
	3/15/2024	—	—	—	—	—	—	8,210(6)	539,643

102	2025 Proxy Statement

Executive Compensation

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Gregory R. Friberg, M.D.	9/30/2024	—	49,850	70.29	9/29/2034	29,060	1,910,114	—	—
	9/30/2024	—	—	—	—	—	—	25,430(5)	1,671,514
	9/30/2024	—	—	—	—	—	—	16,950(6)	1,114,124
Cristin Hubbard	5/20/2024	—	33,520	77.05	5/19/2034	19,390	1,274,505	—	—
	5/20/2024	—	—	—	—	—	—	17,620(5)	1,158,163
	5/20/2024	—	—	—	—	—	—	11,750(6)	772,328
Henry J. Fuchs, M.D.	3/3/2015	30,500	—	108.36	3/2/2025	—	—	—	—
	3/15/2016	44,340	—	83.43	3/14/2026	—	—	—	—
	3/22/2017	64,030	—	87.42	3/21/2027	—	—	—	—
	3/15/2018	51,300	—	83.57	3/14/2028	—	—	—	—
	3/15/2019	32,160	—	94.53	3/14/2029	—	—	—	—
	3/16/2020	51,970	—	73.82	3/15/2030	—	—	—	—
	3/15/2021	35,352	2,358	78.39	3/14/2031	3,830	251,746	—	—
	3/15/2022	24,632	11,198	78.27	3/14/2032	7,460	490,346	—	—
	3/15/2022	—	—	—	—	14,920(7)	980,692	—	—
	3/15/2022	—	—	—	—	12,660(8)	832,142	—	—
	3/15/2022	—	—	—	—	13,055(9)	858,105	—	—
	3/15/2023	16,821	21,629	87.74	3/14/2033	12,630	830,170	—	—
	3/15/2023	—	—	—	—	—	—	16,840(10)	1,106,893
	3/15/2023	—	—	—	—	—	—	8,420(11)	553,447
	3/15/2023	—	—	—	—	—	—	8,420(12)	553,447
	12/1/2023	—	—	—	—	17,750	1,166,708	—	—
	3/15/2024	—	40,860	83.87	3/14/2034	18,240	1,198,915	—	—
	3/15/2024	—	—	—	—	—	—	21,890(5)	1,438,830
	3/15/2024	—	—	—	—	—	—	14,600(6)	959,658
(1)All stock options vest over a four-year period. Stock options granted before June 15, 2015 vest at the rate of 6/48ths on the sixth-month anniversary of the grant date and 1/48th each month during the optionee’s employment. Stock options granted on or after June 15, 2015 vest at the rate of 12/48ths on the 12-month anniversary of the grant date and 1/48th each month thereafter during the optionee’s employment. Subject to certain exceptions, the maximum term of stock options granted under the Amended and Restated 2006 Share Incentive Plan (2006 Plan) and the 2017 Plan is ten years.
(2)Represents the closing market price of our common stock as reported on the Nasdaq Global Select Market on the grant date.
(3)Represents service-based RSUs. Except for the Retention Grant awarded to Dr. Fuchs, the service-based RSUs granted to Mr. Hardy in connection with his appointment as CEO on December 1, 2023 that was intended to “make whole” award for equity forfeited at his prior employer (the Three-Year RSUs), and the Sign-On Grants awarded to Dr. Friberg and Ms. Hubbard as described below, the service-based RSUs vest over a four-year period, vesting at the rate of one fourth on the anniversary of the grant date and one fourth each anniversary of the grant date thereafter, subject to the recipient’s continued service as of each such date. Dr. Fuchs was awarded the Retention Grant on December 1, 2023, consisting of 17,750 service-based RSUs. The Retention Grant vested on February 28, 2025, which was a full 15 months after the grant date. In connection with his appointment as CEO on December 1, 2023, Mr. Hardy received a grant of Three-Year RSUs, consisting of 47,332 service-based RSUs. The Three-Year RSUs vest over a three-year period, vesting at the rate of one third on the anniversary of the grant date and one third each anniversary of the grant date thereafter, subject to the recipient’s continued service as of each such date. In connection with their appointments on September 30, 2024 and May 20, 2024, Dr. Friberg and Ms. Hubbard were each awarded the Sign-On Grants, consisting of 7,870 serviced-based RSUs and 4,700 service-based RSUs, respectively. The Sign-On Grants vest over a two-year period, vesting at the rate of one half on each anniversary of the grant date, subject to the recipient’s continued service as of each such date. See the “Compensation Discussion and Analysis—Compensation Related to Leadership Transitions” section of this Proxy Statement for further information. The retirement benefit applicable to certain of the Company’s senior executives at the Senior Vice President level or above, providing for continued vesting of equity awards upon attaining specified age and service requirements, is not applicable to the service-based RSUs granted to Mr. Hardy. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(4)The value of RSUs shown in the table that have not yet vested was calculated using $65.73 closing price of our common stock on December 31, 2024.
(5)Represents unearned relative total shareholder return performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the Company’s

2025 Proxy Statement	103

Executive Compensation
performance as compared to the relative total shareholder return performance of companies that made up the Nasdaq Biotechnology Index over a three-year performance period commencing on the first day of the year of grant through the last day of the third year following the year of grant. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2024, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement.
(6)Represents unearned strategic goals performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the number and nature of product development regulatory activities over the three-year performance period of 2024 through 2026. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2024, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement.
(7)Represents actual number of earned relative total shareholder return performance-based RSUs for the three-year performance period from 2022 to 2024. Theses RSUs vested in March 2025. For further discussion of the performance-based RSU awards granted in 2022, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2023 Annual Meeting.
(8)Represents actual number of earned core operating margin performance-based RSUs for the three-year performance period from 2022 to 2024. These RSUs vested in March 2025. For further discussion of the performance-based RSU awards granted in 2022, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2023 Annual Meeting.
(9)Represents actual number of earned strategic goals performance-based RSUs for the three-year performance period from 2022 to 2024. Theses RSUs vested in March 2025. For further discussion of the performance-based RSU awards granted in 2022, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2023 Annual Meeting.
(10)Represents unearned relative total shareholder return performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the Company’s performance as compared to the relative total shareholder return performance of companies that made up the Nasdaq Biotechnology Index over a three-year performance period commencing on the first day of the year of grant through the last day of the third year following the year of grant. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2023, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2024 Annual Meeting.
(11)Represents unearned core operating margin performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the level of core operating margin over three, one-year periods spanning 2023 through 2025. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2023, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2024 Annual Meeting.
(12)Represents unearned strategic goals performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the number and nature of product development regulatory activities over the three-year performance period of 2023 through 2025. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2023, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2024 Annual Meeting.

104	2025 Proxy Statement

Executive Compensation
Options Exercised and Stock Vested
The following table sets forth the number and value of stock options exercised and share awards that vested in fiscal year 2024 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
Alexander Hardy	—	—	32,628	2,154,427
Brian R. Mueller	5,000	60,450	45,661	3,827,802
G. Eric Davis	42,700	506,687	46,301	3,883,265
Gregory R. Friberg, M.D.	—	—	—	—
Cristin Hubbard	—	—	—	—
Henry J. Fuchs, M.D.	—	—	93,397	7,857,792
(1)The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.
(2)The value realized on vesting of service-based RSUs and performance-based RSUs was calculated as of the product of the closing price of a share of our common stock on the vesting date, multiplied by the number of shares vested.
Nonqualified Deferred Compensation Plan
Our Nonqualified Deferred Compensation Plan allows members of management, other highly-compensated employees and members of the Board to make voluntary irrevocable deferrals of the compensation that would otherwise be paid by us to specified future dates, employment termination, hardship events, disability, retirement or death. Directors may elect to defer all or a portion of their fees and RSU awards otherwise payable to them. Non-Director participants are permitted to defer up to 100% of RSU awards and up to 50% of salary and annual cash incentive awards, in each case subject to limitations to allow us to make necessary withholding payments. Plan participants’ deferred compensation is 100% vested under the Nonqualified Deferred Compensation Plan. We may make additional direct contributions to the Nonqualified Deferred Compensation Plan for the benefit of the participants, but any such contributions must be approved by the Board. Our contributions, if any, will become 100% vested after three years of service with us (or such other time as we designate at the time of the contribution), or upon a change in control of the Company, or the individual’s death or disability. Participants have an unsecured contractual commitment by us to pay the amounts that become due under the Nonqualified Deferred Compensation Plan. Deferred compensation may be held in trust and is deemed invested based on participant direction as allowed by the Nonqualified Deferred Compensation Plan. Participants’ accounts are credited or debited with the increase or decrease in the realizable net asset value of the designated deemed investments in accordance with the ratio the portion of the account of each participant that is deemed to be invested within that investment option bears to the aggregate of all amounts deemed to be invested within that investment option. Any funds held in a trust will be our sole property, subject to any claims of general creditors in the event of bankruptcy, and plan participants will have no vested interest with respect to such trust fund.
The following table shows for the fiscal year ended December 31, 2024, certain information regarding nonqualified deferred compensation benefits for the NEOs who participate in the Nonqualified Deferred Compensation Plan.

Name	Executive Contributions in 2024 ($)	Aggregate Earnings (Loss) in 2024 ($)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at December 31, 2024 ($)(1)
G. Eric Davis	—	(890,010)	—	1,906,170
(1)To the extent amounts reflect contributions of salary, bonus, equity awards, or other remuneration, the amounts are reported as compensation for the NEO in the “Summary Compensation Table” in this Proxy Statement and/or were previously reported as compensation for the NEO in the Company’s Summary Compensation Tables for previous years.

2025 Proxy Statement	105

Executive Compensation
Pension Benefits
There is no retirement pension plan provided for the NEOs.
Potential Payments upon Termination or Change in Control
We entered into employment agreements with Mr. Hardy and with each of our other executive officers, including the NEOs, upon their respective dates of hire, and we have amended the agreements from time to time. The following discussion is based on the employment and equity award agreements with our NEOs other than Dr. Fuchs, who stepped down as our President, Worldwide Research & Development effective September 30, 2024 but remained a full-time employee of the Company in his capacity as senior advisor until his retirement on March 3, 2025. The amount and type of compensation payable to each NEO other than Dr. Fuchs upon termination of employment under various circumstances and upon a change in control are described below. With respect to Dr. Fuchs, the Company and Dr. Fuchs did not enter into any agreement or arrangement in connection with his transition and retirement and the following discussion reflects what he is entitled under his employment agreement and the Company’s retirement benefit policies in connection with his retirement.
Payments on Termination
The amount and type of compensation payable to each NEO other than Dr. Fuchs upon termination of employment under various circumstances are described below. There are three general categories of terminations, which are:
•voluntary termination of employment by the NEO for reasons not constituting constructive termination, which we refer to as voluntary termination; retirement of the NEO; and termination of the NEO’s employment by us for cause (as such term is defined in the employment agreements and in our stock plans), which we refer to as termination for cause;
•termination of the NEO’s employment by us for reasons not constituting cause, such as due to a company-wide or departmental reorganization, or resignation by the NEO for a good reason specified in the NEO’s employment agreement (e.g., a change in work location of more than a specified distance from the previous location) constituting constructive termination, which we refer to as involuntary termination without cause; and
•termination of the NEO’s employment or resignation by the NEO for a good reason in connection with a change in control that occurs within 12 months of such change in control, which we refer to as termination in connection with a change in control.
Compensation upon Voluntary Termination, Retirement or Termination for Cause
Except as described above under the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” section of this Proxy Statement, awards held by our NEOs will not be subject to accelerated vesting or otherwise enhanced in the event of voluntary termination, retirement, or termination for cause. A termination of employment due to voluntary termination, retirement, or termination for cause does not entitle the NEOs to any payments or benefits other than the accrued salary and vacation pay and benefits described above. Other than the retirement benefits described above, such compensation and benefits are available to salaried employees generally, except that any amounts payable to the NEOs upon termination under our Nonqualified Deferred Compensation Plan would not be applicable to certain employees as only employees with the title of CEO, vice president, and executive director are entitled to participate in our Nonqualified Deferred Compensation Plan.
Compensation upon Involuntary Termination without Cause
Each of the NEOs’ employment agreements includes specific benefits upon an involuntary termination without cause. For each of the NEOs other than Dr. Fuchs, these benefits consist of:
•150% of the NEO’s current annual base salary and target annual cash incentive for the year of termination;
•the NEO’s target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
•an additional 12 months of vesting of the NEO’s unvested service-based vesting equity awards and target amounts of performance-based equity awards that have not vested (in the case of Mr. Hardy, the Three-Year RSUs, which was intended as “make whole” compensation for the potential equity forfeited by Mr. Hardy in connection with his departure from his prior employer, would vest in full upon termination without cause);
•paid premiums under COBRA for 18 months; and
•outplacement services and legal advice consistent with the NEO’s position.

106	2025 Proxy Statement

Executive Compensation
The NEOs other than Dr. Fuchs are eligible to receive the respective termination benefits described above within 45 days of their termination date, provided that they execute a standard form severance and release agreement and allow such release to become fully effective. The cash portions of the termination benefits are payable to the NEO in one lump sum on the 60th day after termination. In addition, if an NEO becomes disabled while employed by us, and if (a) the NEO is eligible to receive benefits under our Long-Term Disability Plan, then we will pay the NEO additional compensation so that the total received by the NEO (after taking into consideration the amounts payable to the NEO under the Long-Term Disability Plan) equals the cash portions of the termination benefits as described above; or (b) the NEO is not eligible to receive benefits under our Long-Term Disability Plan, then the NEO will be entitled to the full termination benefits described above.
Compensation upon Termination of Employment in Connection with Change in Control
Each of the NEOs who is involuntarily terminated in connection with a change in control is entitled to certain benefits. For each of the NEOs other than Dr. Fuchs, these benefits consist of:
•200% of the NEO’s current annual base salary and target annual cash incentive for the year of termination;
•the NEO’s target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
•100% vesting of all the NEO’s unvested service-based vesting equity awards and target amounts of performance-based equity awards that have not vested;
•paid premiums under COBRA for 24 months; and
•outplacement services and legal advice consistent with the NEO’s position.
The payment terms, requirement to execute a release, and provision of termination benefits in the event an NEO becomes disabled as described above under “Compensation upon Involuntary Termination without Cause” apply equally to termination benefits for NEOs in connection with a change in control. If termination compensation payable to an NEO as the result of a change in control as described above would result in a parachute payment under Section 280G of the Code, which would be subject to an excise tax under Section 4999 of the Code, or interest or penalties are incurred with respect to such excise tax, we will determine, before any such termination compensation is paid to the NEO, which of the following two alternative forms of payment would result in his or her receipt, on an after-tax basis, of the greater amount of the termination compensation notwithstanding that all or some portion of the termination compensation may be subject to the excise tax: (i) payment in full of the entire amount of the termination compensation, or (ii) payment of only a part of the termination compensation so that the NEO receives the largest payment possible without the imposition of the excise tax.
Change in Control — Continued Employment
Upon a change in control without termination of employment, each of the NEOs other than Mr. Hardy and Dr. Fuchs, is entitled to 100% vesting of all the NEO’s unvested service-based vesting equity awards and target amounts of performance-based equity awards that have not vested. Pursuant to his employment agreement, Mr. Hardy’s unvested equity awards that have not vested will only vest upon a both a change-in-control and a qualifying termination of employment (commonly referred to as a “double trigger”).

2025 Proxy Statement	107

Executive Compensation
Estimated Potential Payments on Termination or Change in Control
The table below sets forth the estimated current value of payments and benefits to each of the NEOs other than Dr. Fuchs upon an involuntary termination or a change in control of the Company as described above. The amounts shown assume that the triggering events occurred on December 31, 2024 and do not include (i) benefits earned during the term of the NEOs employment that are available to all salaried employees, such as accrued vacation; (ii) benefits paid by insurance providers under life and disability policies; and (iii) benefits previously accrued under the Nonqualified Deferred Compensation Plan (if any). The actual amounts of payments and benefits that would be provided can only be determined at the time of the NEO’s separation from the Company. Per SEC rules, the value of accelerated stock options shown in the table below is the aggregate spread between $65.73, the closing price of our common stock on December 31, 2024, and the exercise prices of the accelerated stock options, if less than $65.73. For performance-based RSU grants for which the numbers of RSUs actually earned had been determined by December 31, 2024 (the measurement date for the table below), the numbers of RSUs actually earned by each NEO are used in the calculation of market values of stock awards in the table below. For performance-based RSU grants for which the numbers of RSUs actually earned had not been determined by December 31, 2024 (e.g., performance-based RSUs granted on March 15, 2024 with a three-year performance period ending December 31, 2026), the target numbers of RSUs granted to each NEO are used in the calculation of market values of stock awards in the “Change in Control—Continued Employment” and “Change in Control-Terminated” columns of the table below (because the numbers of RSUs that will be actually earned were not determined as of December 31, 2024, the measurement date for the table below).

Executive Benefits and Payments Upon Termination or Change in Control(1)	Involuntary Termination Without Cause	Change in Control-Continued Employment	Change in Control-Terminated
Alexander Hardy:
Cash Severance	$3,307,500	$—	$4,410,000
Cash Incentive	1,155,000	—	1,155,000
Stock award vesting acceleration	3,741,220(2)	—(3)	12,764,306(4)
Benefits and Perquisites:
COBRA Premiums	85,132	—	113,509
Outplacement Services	75,000(5)	—	75,000(5)
Total	$8,363,852	$—	$18,517,815
Brian R. Mueller:
Cash Severance	$1,692,000	—	$2,256,000
Cash Incentive	423,000	—	423,000
Stock award vesting acceleration	2,144,507(6)	5,969,664(7)	5,969,664(7)
Benefits and Perquisites:
COBRA Premiums	85,132	—	113,509
Outplacement Services	25,000(5)	—	25,000(5)
Total	$4,369,639	$5,969,664	$8,787,174
G. Eric Davis:
Cash Severance	$1,740,000	—	$2,320,000
Cash Incentive	435,000	—	435,000
Stock award vesting acceleration	2,118,807(8)	5,617,943(9)	5,617,943(9)
Benefits and Perquisites:
COBRA Premiums	65,255	—	87,006
Outplacement Services	25,000(5)	—	25,000(5)
Total	$4,384,061	$5,617,943	$8,484,949
Gregory R. Friberg, M.D.:
Cash Severance	$1,210,524	$—	$1,614,032
Cash Incentive	107,016(10)	—	107,016(10)
Stock award vesting acceleration	606,819(11)	4,695,751(12)	4,695,751(12)
Benefits and Perquisites:
COBRA Premiums	85,132	—	113,509
Outplacement Services	25,000(5)	—	25,000(5)
Total	$2,034,491	$4,695,751	$6,555,308

108	2025 Proxy Statement

Executive Compensation

Executive Benefits and Payments Upon Termination or Change in Control(1)	Involuntary Termination Without Cause	Change in Control-Continued Employment	Change in Control-Terminated
Cristin Hubbard:
Cash Severance	$1,512,000	$—	$2,016,000
Cash Incentive	378,000	—	378,000
Stock award vesting acceleration	395,826(13)	3,204,995(14)	3,204,995(14)
Benefits and Perquisites:
COBRA Premiums	28,052	—	37,403
Outplacement Services	25,000(5)	—	25,000(5)
Total	$2,338,878	$3,204,995	$5,661,398
Henry J. Fuchs, M.D.(15):	—	—	—
(1)No incremental benefits are due should the death of any of our NEOs occur, except for amounts due for services previously rendered and those due under the life insurance policies, as discussed above. Additionally, as is the case for all our employees as described above under the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” section of this Proxy Statement, if any NEO dies while employed by us, all such NEO’s unvested equity awards with service-based vesting will vest in full and all his unvested equity awards with performance-based vesting will vest in full as if the target values had been achieved, and such vested options will remain exercisable for one year after death
(2)Based on the closing price of our common stock on December 31, 2024, $65.73. Relates to 82,743 service-based RSUs (including the Three-Year RSUs that would vest in full) that would vest upon termination. Excludes all stock options as their exercise prices are greater than $65.73.
(3)All of Mr. Hardy’s equity awards are subject to double-trigger vesting.
(4)Based on the closing price of our common stock on December 31, 2024, $65.73. Relates to 115,523 service-based RSUs and 78,670 performance-based RSUs that would vest upon termination. Excludes all stock options as their exercise prices are greater than $65.73.
(5)Pursuant to the NEO’s employment agreement, the Company will provide outplacement services and legal advice consistent with the NEO’s position in the event of his involuntary termination without cause or in connection with a change in control. The NEO will be provided with a separate notice describing available outplacement services and legal advice at the time of his termination. The amount included in the table above represents an estimate of the Company’s cost for such services as of December 31, 2024.
(6)Based on the closing price of our common stock on December 31, 2024, $65.73. Relates to 10,546 service-based RSUs and 22,080 performance-based RSUs that would vest upon termination. Excludes all stock options as their exercise prices are greater than $65.73.
(7)Based on the closing price of our common stock on December 31, 2024, $65.73. Relates to 26,671 service-based RSUs and 64,150 performance-based RSUs that would vest upon a change in control. Excludes all stock options as their exercise prices are greater than $65.73.
(8)Based on the closing price of our common stock on December 31, 2024, $65.73. Relates to 10,155 service-based RSUs and 22,080 performance-based RSUs that would vest upon termination. Excludes all stock options as their exercise prices are greater than $65.73.
(9)Based on the closing price of our common stock on December 31, 2024, $65.73. Relates to 25,060 service-based RSUs and 60,410 performance-based RSUs that would vest upon a change in control. Excludes all stock options as their exercise prices are greater than $65.73.
(10)Dr. Friberg’s target annual cash incentive was prorated based on his September 30, 2024 start date.
(11)Based on the closing price of our common stock on December 31, 2024, $65.73. Relates to 9,232 service-based RSUs. Excludes all stock options as their exercise prices are greater than $65.73.
(12)Based on the closing price of our common stock on December 31, 2024, $65.73. Relates to 29,060 service-based RSUs and 42,380 performance-based RSUs that would vest upon a change in control. Excludes all stock options as their exercise prices are greater than $65.73.
(13)Based on the closing price of our common stock on December 31, 2024, $65.73. Relates to 6,022 service-based RSUs. Excludes all stock options as their exercise prices are greater than $65.73.
(14)Based on the closing price of our common stock on December 31, 2024, $65.73. Relates to 19,390 service-based RSUs and 29,370 performance-based RSUs that would vest upon a change in control. Excludes all stock options as their exercise prices are greater than $65.73.
(15)Dr. Fuchs stepped down as President, Worldwide Research & Development effective September 30, 2024 but remained a full-time employee of the Company in his capacity as senior advisor until his retirement on March 3, 2025. Pursuant to his employment agreement, Dr. Fuchs received his accrued salary and vacation pay through March 3, 2025, as well as the 2024 annual cash incentive award, which was earned during 2024 but paid in 2025 as set forth in the “Summary Compensation Table” above. Under the Company’s retirement benefit policies, his unvested equity awards as set forth in the “Outstanding Equity Awards at Fiscal Year-End” table above will continue to vest according to the terms of the applicable award agreements. Dr. Fuchs is not entitled to any additional payments or benefits. See the “Compensation Discussion and Analysis—Compensation Related to Leadership Transitions” and “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” sections of this Proxy Statement for further information.

2025 Proxy Statement	109

Executive Compensation
2024 CEO Pay Ratio
As required by the Dodd-Frank Act and SEC Regulation S-K of the Exchange Act, we are providing the following information about our 2024 CEO pay ratio, the relationship of the annual total compensation of our CEO to the annual total compensation of our median-paid employee for 2024. Our CEO pay ratio is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Our CEO pay ratio for 2024, calculated as described below, was 84 to 1. This ratio was based on the following:
•the annual total compensation of our CEO, determined as described below, was $14,853,605; and
•the median of the annual total compensation of all employees (other than our CEO), determined in accordance with SEC rules and as described below, was $176,090.
Methodology for Determining our Median Employee
The methodology and the material assumptions and estimates we used in 2024 to determine the median employee were as follows:
Employee Population
•Total Global Population. We determined that, as of October 1, 2024, the date we selected to identify the median employee, our employee population consisted of approximately 3,219 individuals working for BioMarin and our consolidated subsidiaries, with approximately 65% of these individuals located in the U.S. and approximately 35% located outside the U.S.
•De Minimis Exemption. As permitted by SEC rules, we have chosen to exclude employees who are employed in certain jurisdictions from the determination of our median employee, given the relatively small number of employees in those jurisdictions and the estimated additional time, effort and expense that would be required to obtain and analyze their compensation information. In total, we excluded less than 5% of our non-U.S. workforce (100 individuals) for purposes of identifying the median employee, as shown in the table below.
As noted above, the total number of our U.S. and non-U.S. employees irrespective of this de minimis exemption as of October 1, 2024 was approximately 3,219, and the total was approximately 3,119 after excluding the 100 employees noted below.

De Minimis Exemption Jurisdictions	Number of Employees
Argentina	19
Austria	1
Belgium	2
Chile	4
China	2
Colombia	21
Croatia	2
Denmark	1
Hungary	1
Malaysia	1
Mexico	9
Netherlands	3
Romania	1
Slovakia	1
Switzerland	2
Taiwan	5
Turkey	24
Ukraine	1
Total Number of Employees Excluded Pursuant to the De Minimis Exemption	100

110	2025 Proxy Statement

Executive Compensation
Compensation Measure Used to Identify the Median Employee
Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected annualized base salary plus actual paid annual cash incentive compensation and allowances paid through October 1, 2024 as the compensation measure.
•We annualized the compensation of employees to cover the full calendar year, and also annualized any new hires in 2024 as if they were hired at the beginning of the fiscal year, as permitted by SEC rules, in identifying the median employee.
•We did not make any cost-of-living adjustments in identifying the median employee.
•Using this methodology, we determined the median-paid employee for the year ended December 31, 2024.
Annual Total Compensation of Median Employee
To determine the annual total compensation of the median employee to calculate the ratio, we identified and calculated the elements of that employee’s compensation for the full year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Annual Total Compensation of CEO
With respect to the annual total compensation of our CEO, in accordance with SEC rules, we included the amount reported for Mr. Hardy (our CEO as of the determination date) in the “Total” column in the “Summary Compensation Table” included in this Proxy Statement.
Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officers (PEO) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO 1(1) ($)	Summary Compensation Table Total for PEO 2(1) ($)	Compensation Actually Paid to PEO 1(1)(2)(3) ($)	Compensation Actually Paid to PEO 2(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		GAAP Net Income (Loss) ($ Millions)	Total Revenues ($ Millions)(5)
							TSR ($)	Peer Group TSR ($)
2024	—	14,853,605	—	2,421,839	6,566,982	1,711,776	77.74	118.2	426.9	2,854
2023	21,976,020	17,875,236	15,757,509	18,518,864	6,321,622	5,564,948	114.04	118.87	167.6	2,419
2022	18,351,880	—	34,379,532	—	6,114,555	10,821,939	122.40	113.65	141.6	2,096
2021	18,262,538	—	18,390,254	—	5,510,297	5,670,256	104.49	126.45	(64.1)	1,846
2020	18,146,399	—	22,341,893	—	5,195,953	4,752,027	103.71	126.42	854	1,861
(1)Jean-Jacques Bienaimé was our PEO for each year presented until November 30, 2023 (PEO 1), and Alexander Hardy has been our PEO since December 1, 2023 (PEO 2). The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Brian R. Mueller	Brian R. Mueller	Brian R. Mueller	Brian R. Mueller	Brian R. Mueller
Jeff Ajer	Jeff Ajer	Jeff Ajer	Jeff Ajer	G. Eric Davis
Henry J. Fuchs, M.D.	Henry J. Fuchs, M.D.	Henry J. Fuchs, M.D.	Henry J. Fuchs, M.D.	Henry J. Fuchs, M.D.
C. Greg Guyer, Ph.D.	C. Greg Guyer, Ph.D.	G. Eric Davis	C. Greg Guyer, Ph.D.	Cristin Hubbard
Robert A. Baffi, Ph.D.				Gregory R. Friberg, M.D.
Daniel Spiegelman
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

2025 Proxy Statement	111

Executive Compensation

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards and Option Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2024	14,853,605	(12,152,534)	(279,232)	2,421,839

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	6,566,982	5,263,677	408,471	1,711,776
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)
2024	6,306,428	(4,791,487)	(1,794,173)	—	(279,232)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	3,227,214	(2,194,595)	(624,148)	—	408,471
(4)The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the

112	2025 Proxy Statement

Executive Compensation
period starting December 31, 2019, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Total Revenues to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024. This measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.
Description of Relationship Between Compensation Actually Paid, Company Total Shareholder Return (TSR), and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the Nasdaq Biotechnology Index over the same period.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR

■	PEO 1 Compensation Actually Paid	■	PEO 2 Compensation Actually Paid	■	Average Non-PEO NEO Compensation Actually Paid	BioMarin TSR	Nasdaq Biotechnology Index TSR
Description of Relationship Between Compensation Actually Paid and GAAP Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our GAAP Net Income (Loss) during the five most recently completed fiscal years.

2025 Proxy Statement	113

Executive Compensation
PEO and Average Non-PEO NEO Compensation Actually Paid Versus GAAP Net Income (Loss)

■	PEO 1 Compensation Actually Paid	■	PEO 2 Compensation Actually Paid	■	Average Non-PEO NEO Compensation Actually Paid	GAAP Net Income (Loss)
Description of Relationship Between Compensation Actually Paid and Total Revenues
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Total Revenue ($ in Millions) during the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus Total Revenues

■	PEO 1 Compensation Actually Paid	■	PEO 2 Compensation Actually Paid	■	Average Non-PEO NEO Compensation Actually Paid	Total Revenues

114	2025 Proxy Statement

Executive Compensation
Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2024 to Company performance. The measures in this table are not ranked.

Total Revenues
Non-GAAP Diluted EPS
Relative TSR
Core Operating Margin
Number of Product Regulatory Approvals by the FDA and EMA and IND/CTAs submitted to the FDA and EMA
Number of Development Programs that Achieve Proofs of Concept or Meet Clinical Milestones
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

2025 Proxy Statement	115

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information regarding the ownership of shares of our common stock as of March 14, 2025 (except as otherwise noted) by: (i) each current director and each nominee for director; (ii) each of the NEOs; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted, the entities and individuals in this table have sole dispositive and voting power with respect to all the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The information with respect to each entity and individual specified was supplied or confirmed by such entity or individual or based upon statements filed with the SEC. Except as otherwise indicated, the mailing address for each stockholder in the table below is c/o BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options and Restricted Stock Units(2)	Total Number of Shares Beneficially Owned(3)	Percentage of Total Shares Outstanding(4)
BlackRock, Inc.(5)	22,779,744	—	22,779,744	11.9%
The Vanguard Group(6)	18,992,533	—	18,992,533	10.0%
PRIMECAP Management Company(7)	18,414,374	—	18,414,374	9.7%
Dodge & Cox(8)	13,994,063	—	13,994,063	7.3%
Capital Research Global Investors(9)	12,991,772	—	12,991,772	6.8%
Entities affiliated with Viking Global Investors LP(10)	9,753,293	—	9,753,293	5.1%
Alexander Hardy	18,633	73,436	92,069	*
Brian R. Mueller	44,898	169,644	214,542	*
G. Eric Davis	31,089	264,672	295,761	*
Gregory R. Friberg, M.D.	—	—	—	*
Cristin Hubbard	—	—	—	*
Henry J. Fuchs, M.D.	—	397,183	397,183	*
Elizabeth McKee Anderson	23,080	—	23,080	*
Barbara W. Bodem	2,180	—	2,180	*
Athena Countouriotis, M.D.	2,180	—	2,180	*
Willard Dere, M.D.	27,580	14,790	42,370	*
Mark J. Enyedy	2,180	—	2,180	*
Elaine J. Heron, Ph.D.	92,999	12,650	105,649	*
Maykin Ho, Ph.D.	16,639	—	16,639	*
Robert J. Hombach	30,500	—	30,500	*
Richard A. Meier	113,695	12,650	126,345	*
David E.I. Pyott, M.D. (Hon.)	45,030	13,230	58,260	*
Timothy P. Walbert	416	—	416	*
All executive officers and directors as a group (19 persons)	483,337	1,145,532	1,628,869	*
*     Represents less than 1% of our common stock outstanding on March 14, 2025.
(1)Represents the number of shares of our common stock owned directly or indirectly by each entity and person and excludes shares of our common stock underlying stock options and RSUs held by our directors and officers, which are reported in the column titled “Number of Shares Subject to Options and Restricted Stock Units.”
(2)Represents shares of our common stock subject to stock options that are or will become exercisable and RSUs that will vest within 60 days of March 14, 2025.

116	2025 Proxy Statement

Stock Ownership Information
(3)Equals the sum of the number of shares under the table columns titled “Number of Shares Beneficially Owned” and “Number of Shares Subject to Options and Restricted Stock Units.”
(4)The calculation of percentages is based upon 190,803,610 shares of our common stock outstanding on March 14, 2025, plus for each of the individuals listed above, the number of shares subject to stock options and RSUs reflected in the column under the heading “Number of Shares Subject to Options and Restricted Stock Units.”
(5)Based solely upon information contained in the Schedule 13G/A filed with the SEC on July 8, 2024 by BlackRock, Inc. (BlackRock). BlackRock, as a parent holding company or control person, may be deemed to beneficially own the indicated shares and has sole dispositive power over 22,779,744 shares and sole voting power over 21,585,700 shares. BlackRock reported its beneficial ownership on behalf of itself and the following subsidiaries: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock France SAS, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, SpiderRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of the Company’s common stock. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(6)Based solely upon information contained in the Schedule 13G/A filed with the SEC on July 10, 2024 by The Vanguard Group (Vanguard). Vanguard, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 18,551,224 shares, shared dispositive power over 441,309 shares, sole voting power over 0 shares and shared voting power over 124,511 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(7)Based solely upon information contained in the Schedule 13G/A filed with the SEC on February 12, 2024 by PRIMECAP Management Company (PRIMECAP). PRIMECAP, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 18,414,374 shares and sole voting power over 17,706,231 shares. The address for PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.
(8)Based solely upon information contained in the Schedule 13G/A filed with the SEC on February 13, 2024 by Dodge & Cox. Dodge & Cox, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 13,994,063 shares and sole voting power over 13,134,589 shares. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(9)Based solely upon information contained in the Schedule 13G/A filed with the SEC on February 13, 2025 by Capital Research Global Investors (CRGI), a division of Capital Research and Management Company (CRMC), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the investment management entities). CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors”. CRGI, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 12,991,772 and sole voting power over 12,974,361 shares. The address for CRGI is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(10)Based solely upon information contained in the Schedule 13G jointly filed with the SEC on September 30, 2024 by Viking Global Investors LP (VGI), Viking Global Performance LLC (VGP), Viking Global Equities II LP (VGEII), Viking Global Equities Master Ltd. (VGEM), Viking Long Fund GP LLC (VLFGP), Viking Long Fund Master Ltd. (VLFM), Viking Global Opportunities Parent GP LLC (Opportunities Parent), Viking Global Opportunities GP LLC (Opportunities GP), Viking Global Opportunities Portfolio GP LLC (Opportunities Portfolio GP), Viking Global Opportunities Liquid Portfolio Sub-Master LP (VGOL), O. Andreas Halvorsen, David C. Ott and Rose S. Shabet. The total consists of (i) 131,179 shares of common stock directly and beneficially owned by VGEII, which VGP, as the general partner of VGEII, has the authority to dispose of and vote, (ii) 6,427,860 shares of common stock directly and beneficially owned by VGEM, which VGP, the investment manager of VGEM, and VGI, an affiliate of VGP, which provides managerial services to VGEM, has the authority to dispose of and vote, (iii) 2,138,247 shares of common stock directly and beneficially owned by VLFM, which VLFGP, the investment manager of VLFM, and VGI, an affiliate of VLFGP, which provides managerial services to VLFM, has the authority to dispose of and vote, and (iv) 1,056,007 shares of common stock directly and beneficially owned by VGOL, which Opportunities Portfolio GP, the general partner of VGOL, and VGI, an affiliate of Opportunities Portfolio GP, which provides managerial services to VGOL, has the authority to dispose of and vote. Opportunities Parent is the sole member of Opportunities GP, which has the authority to dispose of and vote the shares of common stock controlled by Opportunities Portfolio GP, which consists of the shares of common stock directly held by VGOL. Based on Rule 13d-3 of the Exchange Act, VGI may be deemed to beneficially own the indicated shares. Mr. Halvorsen, Mr. Ott and Ms. Shabet, as Executive Committee Members of Viking Global Partners LLC (general partner of VGI), VGP, VLFGP and Opportunities Parent, have shared authority to dispose of and vote the shares of common stock beneficially owned by VGI, VGP, VLFGP and Opportunities Parent. The business address for each of the above entities and individuals is 600 Washington Blvd., Floor 11, Stamford, Connecticut 06901.

2025 Proxy Statement	117

Stock Ownership Information
Equity Compensation Plan Information
The following table provides certain information with respect to all of BioMarin’s equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by stockholders	11,154,821(2)	86.44	15,049,908(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	11,154,821	86.44	15,049,908
(1)The weighted average exercise price excludes RSU awards, which have no exercise price.
(2)Amount includes stock options to purchase shares, service-based RSUs and performance-based RSUs issued under the 2017 Plan and the 2006 Plan, outstanding as of December 31, 2024. Amount does not include any shares of common stock issuable under our 2006 Employee Stock Purchase Plan (the ESPP). For descriptions of the 2017 Plan, the 2006 Plan, and the ESPP, see Note 13 to our financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025.
(3)Amount reflects reduction of securities available for issuance pursuant to the 2017 Plan and the 2006 Plan, such that each service-based RSU and performance-and market-based RSU granted on or after May 12, 2010 but prior to May 15, 2013 reduces the shares available for issuance under the 2017 Plan and the 2006 Plan by 1.62 shares, and each service-based RSU and performance-and market-based RSU granted on or after May 15, 2013 reduces the shares available for issuance under the 2017 Plan and the 2006 Plan by 1.92 shares. Furthermore, amount excludes 2,254,334 shares available for future issuance under the ESPP, of which an estimated 153,799 shares will be subject to purchase during the current ESPP offering period that commenced November 1, 2024 and ends April 30, 2025. The Company issues shares under the ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of the ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.

118	2025 Proxy Statement

4
APPROVAL OF AN AMENDMENT TO THE 2017 EQUITY INCENTIVE PLAN
Purpose of Proposal
Our Board is requesting stockholder approval of an amendment to the BioMarin Pharmaceutical, Inc. 2017 Equity Incentive Plan, as amended (the 2017 Plan and, as amended if this proposal is approved, the Amended 2017 Plan).
The only difference between the terms of the 2017 Plan and the Amended 2017 Plan being presented for approval pursuant to this Proposal No. 4 is to increase the aggregate number of shares of common stock authorized for issuance by 8,000,000 shares, so that the total number of shares available for future awards under the 2017 Plan would increase from approximately 9,324,744 to 17,324,744, and the total number of shares reserved for issuance under the 2017 Plan would increase from 56,380,015 to 64,380,015 (with the limit on the number of such shares that may be granted as incentive stock options increasing to 64,380,015 as well).
Why the Board Believes You Should Vote for Proposal No. 4
•Attracting and retaining talent.
•A talented, motivated and effective management team and workforce are essential to the Company’s continued progress. Equity compensation has been an important component of total compensation at the Company for many years because it is effective at getting employees to think and act like owners.
•Our equity grant practices are broad-based so that employees at all levels of the organization are personally invested in the Company’s future.
•Virtually all employees receive equity grants as part of their new hire compensation packages.
•68% of employees received equity grants as part of our most recent annual company-wide equity grant in March 2025.
•83% of the shares underlying our most recent annual company-wide equity grant in March 2025 were allocated to employees other than our NEOs.
•Between June 2017 (when the 2017 Plan was originally adopted) and March 2025, our employee headcount increased by approximately 26%. We anticipate the need to continue to hire new employees and we will need to incentivize both new and existing employees to continue advancing the Company’s goals that create long-term stockholder value. As our employee headcount and competition for top talent increases, so too will the demands on our equity compensation program.
•Demonstrating commitment to sound equity compensation practices.
•We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests.
•Our unadjusted average burn rate (total shares used for equity compensation awards each year divided by weighted average outstanding shares for the year) for the last three years (fiscal years 2022-2024) was only 1.8%, which is lower than the median of our 2024 Peer Group and the thresholds set by investors and proxy advisory firms. The following data, as disclosed in our Annual Reports on Form 10-K for fiscal years 2022-2024, was used for the burn rate calculation for the last three years:

Fiscal Year	Options Granted	Time-Based Full-Value Shares Granted	Performance Based Full-Value Shares Vested	Weighted-Average Number of Common Shares Outstanding, Basic
2024	726,430	2,501,850	489,559	190,027,000
2023	704,589	2,150,561	480,286	187,834,000
2022	695,180	2,266,150	192,129	185,266,000

•Limited shares remain available under the existing 2017 Plan and all our other equity compensation plans.
•On March 17, 2025 we made our annual company-wide equity grant, in which we granted awards covering 3,364,635 shares, including 657,090 options and 2,707,545 performance- and time-based RSUs (equivalent to a reduction in the 2017 Plan’s reserve of 5,198,485 shares because each share of common stock subject to an RSU award counts as 1.92 shares against the reserve).
•As of March 24, 2025, a total of 191,754,170 shares of our common stock were outstanding. As shown in the graphic below, as of March 24, 2025, the remaining pool of shares available for grant under all our equity-based plans was only 9,535,152. As of March 24, 2025, the number of shares to be issued upon vesting, exercise, or settlement of outstanding awards under all of our equity-based plans was as follows:
•6,260,944 shares subject to outstanding options with a weighted average exercise price and term of $84.89 and 5.73 years, respectively; and
•8,008,172 subject to outstanding and unvested performance- and time-based RSUs.
•If the Amended 2017 Plan is approved, our total dilution is expected to be 16.6%, which is also below the median of our 2024 Peer Group.
•Failure to approve the Amended 2017 Plan would likely create a barrier to hiring the best talent as our offers would not be as competitive without equity grants. If we were unable to grant equity awards, we may need to limit those who may participate in the 2017 Plan and it would be necessary to replace components of compensation previously awarded in equity with cash, or with other instruments that may not necessarily align employee interests with those of stockholders as well as equity awards do. Additionally, replacing equity with cash will increase cash compensation expense and be a drain on cash flow that would be better utilized if reinvested in our core business. If the Amended 2017 Plan is approved, our ability to offer competitive compensation packages to attract new talent and retain our best performers will continue.
•Providing regular opportunity for stockholders to review our equity grant practices.
•The last time we requested stockholders authorize additional shares for an equity incentive plan was two years ago.
•We estimate that by adopting the Amended 2017 Plan, we will have a sufficient number of shares of common stock to cover awards granted under the Amended 2017 Plan for approximately two years, depending primarily on our growth and share price. At that time, we would ask that stockholders review our equity grant practices once more, and if they consider it appropriate, authorize additional shares for future equity grants.

KEY PLAN FEATURES REPRESENTING CORPORATE GOVERNANCE BEST PRACTICES
The Amended 2017 Plan, like the existing 2017 Plan, includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•Repricing is not allowed. The Amended 2017 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2017 Plan without prior stockholder approval.
•Restrictions on payment of dividends and dividend equivalents. The Amended 2017 Plan provides that dividends and dividend equivalents shall not be paid in respect of shares of common stock covered by a stock award until such shares of common stock vest.
•No liberal share recycling. The Amended 2017 Plan does not provide for “liberal” share recycling. For example, shares withheld on net exercises of options, shares withheld to meet tax obligations and shares repurchased by the Company using stock option proceeds do not return to the plan to be granted pursuant to future awards.
•Awards subject to forfeiture/clawback. Awards granted under the Amended 2017 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause. As noted under the “Compensation Discussion and Analysis—Highlights of Compensation Policies and Practices” section of this Proxy Statement, we maintain clawback policies, including a clawback policy that complies with the new SEC rules under the Dodd-Frank Act and Nasdaq listing rules.
•No liberal change in control definition. The change in control definition in the Amended 2017 Plan is not a “liberal” definition (for example, it does not provide for a change in control upon merely the signing of a definitive change in control agreement). A change in control transaction must actually occur in order for the change in control provisions in the Amended 2017 Plan to be triggered.
•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2017 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•Administration by independent committee. The Amended 2017 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.
•Material amendments require stockholder approval. Consistent with Nasdaq rules, the Amended 2017 Plan requires stockholder approval of any material revisions to the Amended 2017 Plan. In addition, certain other amendments to the Amended 2017 Plan require stockholder approval.
•Limit on non-employee director aggregate compensation. The maximum aggregate value of all compensation granted or paid, as applicable, to any of our non-employee directors for service on the Board with respect to any one calendar year (beginning with the 2018 calendar year) may not exceed $1,000,000 in total value (calculating the value of any stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $1,500,000.

PERFORMANCE-BASED AWARDS AND SECTION 162(M)
One of the reasons that approval of the 2017 Plan by our stockholders was originally required was so that certain awards granted thereunder could qualify as “performance-based compensation” within the meaning of Section 162(m). Section 162(m) disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. However, some kinds of compensation, including qualified “performance-based compensation,” were previously not subject to this deduction limitation. Prior to the enactment of tax reform legislation, for compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the following terms were required to be disclosed to and approved by the stockholders before the compensation was paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable).
In connection with the U.S. Tax Cuts and Jobs Act enacted in December 2017, the exemption from the deduction limit under Section 162(m) for “performance-based compensation” has been repealed, such that compensation paid to our covered employees in excess of $1,000,000 will generally not be deductible. Any description of provisions in the Amended 2017 Plan relating to Section 162(m) below is a factual description of plan provisions only, and should not be taken to imply that the “performance-based compensation” exception remains available for future grants, as it is indeed unavailable.
BOARD AND STOCKHOLDER APPROVAL
Pursuant to authority delegated to it by the Board, on April 10, 2017, the Compensation Committee adopted the original 2017 Plan. It was approved by our stockholders on June 6, 2017. On April 12, 2019, the Compensation Committee adopted an amendment to the 2017 Plan to increase the aggregate number of shares of common stock authorized for issuance by 11,000,000, and the amendment was approved by our stockholders on June 4, 2019. On April 5, 2021, the Compensation Committee adopted an amendment to the 2017 Plan to increase the aggregate number of shares of common stock authorized for issuance by 10,500,000, and the amendment was approved by our stockholders on May 25, 2021. On April 3, 2023, the Compensation Committee adopted an amendment to the 2017 Plan to increase the aggregate number of shares of common stock and authorized for issuance by 14,000,000, and the amendment was approved by our stockholders on May 23, 2023. Pursuant to authority delegated to it by the Board, on April 1, 2025, the Compensation Committee adopted the Amended 2017 Plan.
If this Proposal No. 4 is approved by our stockholders, the Amended 2017 Plan will become effective as of the date of the Annual Meeting, May 20, 2025 (the Effective Date). In the event that our stockholders do not approve this Proposal No. 4, the Amended 2017 Plan will not become effective and the 2017 Plan will continue to be effective in accordance with its terms.
STOCK PRICE
As of March 24, 2025, the closing price of our common stock as reported on the Nasdaq Global Select Market was $71.99 per share, and a total of 191,754,170 shares of our common stock were outstanding.
DESCRIPTION OF THE AMENDED 2017 PLAN
The material features of the Amended 2017 Plan are described below. The following description of the Amended 2017 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2017 Plan. Stockholders are urged to read the actual text of the Amended 2017 Plan in its entirety, which is attached to this Proxy Statement as Appendix A.
Purpose
The Amended 2017 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our Company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards
The terms of the Amended 2017 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the total number of shares that maybe issued under the Amended 2017 Plan will not exceed 64,380,015 shares, which is the sum of (i) 8,000,000 new shares, plus (ii) 14,000,000 shares added to the reserve in 2023, plus (iii) the 10,500,000 shares added to the reserve in 2021, plus (iv) the 11,000,000 shares added to the reserve in 2019, plus (v) the 5,250,000 shares originally reserved as new shares under the original 2017 Plan, plus (vi) 5,517,942 shares, which is the estimate of the number of shares subject to the available reserve of the 2006 Plan as of the effective date of the original 2017 Plan, plus (vii) 10,112,073 shares, which is the estimated maximum number of shares that were subject to outstanding stock awards granted under the 2006 Plan as of the effective date of the original 2017 Plan that subsequently (A) expire or terminate for any reason prior to exercise or settlement, or (B) are forfeited because of the failure to meet a contingency or condition required to vest such shares (Returning Shares). The number of Returning Shares included in the calculation of the Share Reserve above is the estimated maximum number, determined as if every outstanding stock award under the 2006 Plan as of the Effective Date subsequently expired, terminated or was forfeited. Such Returning Shares would previously have returned to the 2006 Plan, and will instead return to the Amended 2017 Plan, if approved. For every one share of common stock that is subject to a stock award other than an option or stock appreciation right, the shares available for issuance under the Amended 2017 Plan will be reduced by 1.92 shares. For every one share of common stock that is subject to an option or stock appreciation right, the shares available for issuance under the Amended 2017 Plan will be reduced by one share.
The following shares of our common stock will become available again for issuance under the Amended 2017 Plan: (A) any shares subject to a stock award that are not issued because the stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) any shares issued pursuant to a stock award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. Any shares that again become available for issuance will be added back as (a) one (1) share for every one (1) share that is subject to an award granted under the 2006 Plan prior to May 12, 2010; (b) one (1) share for every one (1) share that is subject to an option granted under the 2006 Plan on or after May 12, 2010; (c) 1.62 shares for every one (1) share that is subject to any award granted under the 2006 Plan on or after May 12, 2010 and prior to May 15, 2013 other than an option; (d) 1.92 shares for every one (1) share that is subject to any award granted under the 2006 Plan on or after May 15, 2013 other than an option; (e) one (1) share for every one (1) share that is subject to an Option or SAR granted under the Amended 2017 Plan; and (f) 1.92 shares for every one (1) share that is subject to an award granted under the Amended 2017 Plan other than an option or stock appreciation right.
The following shares of our common stock will not become available again for issuance under the Amended 2017 Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of a stock award granted under the Amended 2017 Plan or a stock award granted under the Prior Plans (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award granted under the Plan or a stock award granted under the Prior Plans; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of a stock award granted under the Plan or a stock award granted under the Prior Plans; and (D) in the event that a stock appreciation right granted under the Plan or a stock appreciation right granted under the Prior Plans is settled in shares of common stock, the gross number of shares of common stock subject to such award.

Eligibility
As of March 24, 2025, approximately 3,076 employees, six consultants and 11 non-employee directors were eligible to participate in the Amended 2017 Plan. We have historically not granted equity awards to consultants. Incentive stock options may be granted under the Amended 2017 Plan only to our employees (including officers) and employees of our affiliates.
Section 162(m) Limits
Under the Amended 2017 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted performance-based compensation during any calendar year more than: (i) a maximum of 1,000,000 shares of our common stock subject to stock options and stock appreciation rights whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 1,000,000 shares of our common stock subject to performance stock awards; and (iii) a maximum of $10,000,000 subject to performance cash awards. Please see the section above in this proposal entitled “Performance-Based Awards and Section 162(m)” for more information about the inapplicability of certain previously available exemptions from the deduction limits of Section 162(m).
Non-Employee Director Compensation Limit
Under the Amended 2017 Plan, the maximum aggregate value of all compensation granted or paid, as applicable, to any of our non-employee directors for service on the Board with respect to any one calendar year (beginning with the 2018 calendar year) may not exceed $1,000,000 in total value (calculating the value of any stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $1,500,000.
Administration
The Amended 2017 Plan will be administered by our Board, which may in turn delegate authority to administer the Amended 2017 Plan to a committee. The Board and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal No. 4. Subject to the terms of the Amended 2017 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2017 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2017 Plan.
The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.
Repricing; Cancellation and Re-Grant of Stock Awards
Under the Amended 2017 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options
Stock options may be granted under the Amended 2017 Plan pursuant to stock option agreements. The Amended 2017 Plan permits the grant of stock options that are intended to qualify as incentive stock options (ISOs) and nonstatutory stock options (NSOs).
The exercise price of a stock option granted under the Amended 2017 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the Amended 2017 Plan may not exceed 10 years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal No. 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 12 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2017 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2017 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Stock options granted under the Amended 2017 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2017 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2017 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2017 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000.

The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
•the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2017 Plan is 64,380,015 shares.
Stock Appreciation Rights
Stock appreciation rights may be granted under the Amended 2017 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2017 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the Amended 2017 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
Restricted Stock Unit Awards
RSU awards may be granted under the Amended 2017 Plan pursuant to RSU award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A RSU award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the RSU award agreement. RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator.
Dividend equivalents may be credited in respect of shares of our common stock covered by a RSU award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying RSU award. Except as otherwise provided in a participant’s RSU award agreement or other written agreement with us or one of our affiliates, RSUs that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards
The Amended 2017 Plan allows us to grant performance stock and cash awards, including, prior to the enactment of tax reform legislation (under the terms of the original 2017 Plan), such awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m). Please see the section above entitled “Performance-Based Awards and 162(m)” for further details on the elimination of the performance-based exemption. The provisions described below remain in the Amended 2017 Plan but will not be applicable to awards that are not considered to be “grandfathered” for purposes of relevant tax reform legislation, as described in more detail above.
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m). In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m). The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.
In granting a performance stock or cash award intended to qualify as “performance-based compensation” under Section 162(m), our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2017 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify in writing whether the performance goals have been satisfied.
Performance goals under the Amended 2017 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total shareholder return; (x) return on equity or average shareholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxxiii) shareholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of studies by specific dates; (xliii) budget management; (xliv) submission to, or approval by, a regulatory body (including, but not limited to the FDA of an applicable filing or a product; (xlv) regulatory milestones; (xlvi) progress of internal research or development programs; (xlvii) acquisition of new customers; (xlviii) customer retention and/or repeat order rate; (xlix) improvements in sample and test processing times; (l) progress of partnered programs; (li) partner satisfaction; (lii) timely completion of clinical trials; (liii) submission of 510(k)s or pre-market approvals and other regulatory achievements; (liv) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (lv) expansion of sales in additional geographies or markets; (lvi) research progress, including the development of programs; (lvii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lviii) and to the extent that an award is not intended to comply with Section 162(m), other measures of performance selected by the Board or the Compensation Committee.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our Compensation Committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator) is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows; provided, however, that to the extent that an award is intended to qualify as “performance-based compensation” under Section 162(m), any such adjustment may be made only if such adjustment is objectively determinable and specified in the award agreement at the time the award is granted or in such other document setting forth the performance goals for the award at the time the performance goals are established: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body; and (13) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m), to make other appropriate adjustments selected by the Board or the Committee.
In addition, our Compensation Committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m), the Plan Administrator) retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended 2017 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policies
Awards granted under the Amended 2017 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause. As noted under the “Compensation Discussion and Analysis—Highlights of Compensation Policies and Practices” section of this Proxy Statement, we maintain clawback policies, including a clawback policy that complies with the new SEC rules under the Dodd-Frank Act and Nasdaq listing rules.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2017 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any participant pursuant to award limits in the Amended 2017 Plan; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Corporate Transaction
In the event of a transaction (as defined in the Amended 2017 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant or in our director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award:
•arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);
•arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);
•accelerate the vesting (and, if applicable, the exercisability), in whole or in part, of the stock award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction;
•arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;
•cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, and pay such cash consideration, if any, as the Plan Administrator may consider appropriate; and
•make a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A) the per share amount payable to holders of common stock in connection with the transaction, over (B) any per share exercise price under the applicable award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.
The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants.
The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the Amended 2017 Plan, a transaction generally will be deemed to occur in the event of the consummation of a change in control (as described below) or a corporate transaction, which is defined as: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control
Under the Amended 2017 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended 2017 Plan and described below) as may be provided in the participant’s stock award agreement, in any other written agreement with us or one of our affiliates or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.
For purposes of the Amended 2017 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; (iv) we experience a complete liquidation or dissolution; or (v) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.
Plan Amendments and Termination
The Plan Administrator will have the authority to amend or terminate the Amended 2017 Plan at any time. However, except as otherwise provided in the Amended 2017 Plan or an award agreement, no amendment or termination of the Amended 2017 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.
We will obtain stockholder approval of any amendment to the Amended 2017 Plan as required by applicable law and listing requirements. No ISOs may be granted under the Amended 2017 Plan after the tenth anniversary of the date the Amended 2017 Plan was adopted by our Board.
U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to participation in the Amended 2017 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2017 Plan. The Amended 2017 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
We have not granted incentive stock options since the second quarter of 2014, and we do not have any current intention to do so in the near future.
The Amended 2017 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of an RSU award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to an RSU award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the RSU award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from an RSU award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

NEW PLAN BENEFITS
All awards under the Amended 2017 Plan are made in the discretion of the Plan Administrator, and no Awards have been granted under the Amended 2017 Plan subject to stockholder approval of this Proposal No. 4. Therefore, the benefits and amounts that will be received or allocated under the Amended 2017 Plan are not determinable at this time. Our past equity grants to our NEOs, and our current director compensation policy, are discussed above.
2017 EQUITY INCENTIVE PLAN BENEFITS
The following table shows, for each of the named executive officers and the various groups indicated, the number of stock options underlying shares of common stock that have been granted (even if not currently outstanding) under the 2017 Equity Incentive Plan since its approval by the stockholders in June 2017 and through March 24, 2025.
2017 EQUITY INCENTIVE PLAN

Name and Position	Number of shares subject to grant (#)
Alexander Hardy, President and Chief Executive Officer	256,329
Brian R. Mueller, Executive Vice President and Chief Financial Officer	179,110
G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary	216,500
Gregory R. Friberg, M.D., Executive Vice President, Chief Research & Development Officer	91,020
Cristin Hubbard, Executive Vice President, Chief Commercial Officer	64,400
Henry J. Fuchs, M.D., Former President of Worldwide Research & Development	288,280
Current Executive Officer Group (seven persons)	1,037,999
All Employees Other Than Current Executive Officer Group	4,800,820
Non-Executive Director Group (11 persons)	19,640
Nominees for Director (10 persons, consisting of Alexander Hardy and the Nominees set forth in this Proxy Statement)	266,149
Each Associate of any Director, Executive Officer or Nominee	—
Each Other Current 5% Holder or Future 5% Recipient	—

The Board recommends a vote in favor of Proposal 4.

2025 Proxy Statement	119

Additional Information
Questions and Answers about these Proxy Materials and Voting
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the Proxy Availability Notice) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.
We intend to mail the Proxy Availability Notice on or about April 8, 2025 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 8, 2025.
What does it mean if I receive more than one Proxy Availability Notice?
If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.
How do I attend the Annual Meeting?
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/BMRN2025. Our Board annually considers the appropriate format of our annual meeting and this year has decided to hold a virtual annual meeting. In addition, we intend the virtual meeting format to provide stockholders a similar level of transparency to the traditional in-person meeting format and we will take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders. Our virtual annual meeting will allow stockholders to submit questions and comments during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://investors.biomarin.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Delaware law.
The Annual Meeting webcast will begin promptly at 9:00 a.m. (Pacific Time) on May 20, 2025. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m. (Pacific Time), and you should allow ample time for the check-in procedures.
You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, will be posted at www.virtualshareholdermeeting.com/BMRN2025 two weeks prior to the date of the Annual Meeting. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal.

120	2025 Proxy Statement

Additional Information
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 191,754,170 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with BioMarin’s transfer agent, Computershare Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting, which will be held virtually via the Internet, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, or on the Internet as instructed below, or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend and vote at the Annual Meeting, which will be held virtually via the Internet. However, since you are not the stockholder of record, you may not be able to vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares during the Annual Meeting.
What am I voting on?
There are four matters scheduled for a vote:
1.To elect the 10 nominees for director to serve until the next Annual Meeting and until their successors are duly elected and qualified;
2.To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.To approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Proxy Statement; and
4.To approve an amendment to the 2017 Equity Incentive Plan, as amended.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote on those matters in accordance with their best judgment.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•“FOR” the election of all 10 nominees for director;
•“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2025;
•“FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs as disclosed in this Proxy Statement; and
•“FOR” the approval of an amendment to the 2017 Equity Incentive Plan, as amended.

2025 Proxy Statement	121

Additional Information
How do I vote?
You may vote “FOR,” “AGAINST” or “ABSTAIN” on each proposal, and, with regard to the election of directors, on each individual nominee.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, which will be held virtually via the Internet, vote by proxy over the telephone, vote by proxy through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
•To vote over the telephone, dial toll-free 1-866-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Time on May 19, 2025 to be counted.
•To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Time, on May 19, 2025 to be counted.
•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual Meeting, we will vote your shares as you direct.
•To vote during the Annual Meeting, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BMRN2025 and follow the instructions posted there. Please have your 16-digit control number to join the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from BioMarin. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted. To vote online at the Annual Meeting, which will be held virtually via the Internet, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BMRN2025 and follow the instructions posted there. Please have your 16-digit control number to join the Annual Meeting. Additionally, you may need to request and obtain a valid proxy from your broker, bank or other nominee to vote your shares during the Annual Meeting. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares during the Annual Meeting.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

122	2025 Proxy Statement

Additional Information
What if I return a proxy card or otherwise vote but do not make specific choices?
If you are a stockholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the 10 nominees for director, “FOR” the ratification of KPMG as the Company’s independent registered public accounting firm, “FOR” the advisory approval of the compensation of the NEOs and “FOR” the approval of an amendment to the 2017 Equity Incentive Plan, as amended. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. Regarding Proposal 1, if any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board on the recommendation of the CGN Committee. Each person nominated for election has agreed to serve if elected, and our management has no reason to believe that any nominee will be unable to serve.
If you are a beneficial owner of shares held in “street name” by a broker, bank or other nominee, you must complete and return the voting instruction form provided by your broker, bank or other nominee holding the shares in order to instruct your broker, bank or nominee on how to vote. If you do not provide the broker, bank or nominee that holds your shares with voting instructions, the broker, bank or nominee will determine if it has the discretionary authority to vote on your behalf. See “What are ‘broker non-votes’?” and “What is the effect of abstentions and broker non-votes?” below.
Will my vote be kept confidential?
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Who is paying for this proxy solicitation?
The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Innisfree M&A Incorporated may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies, but Innisfree M&A Incorporated will be paid its customary fee of approximately $20,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary, 105 Digital Drive, Novato, CA 94949. Such notice will be considered timely if it is received at the indicated address by close of business on the business day immediately preceding the date of the Annual Meeting.
•You may attend the Annual Meeting, which will be held virtually via the Internet, and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

2025 Proxy Statement	123

Additional Information
When are stockholder proposals and director nominations for inclusion in our proxy statement for next year’s Annual Meeting due?
Stockholders wishing to present proposals for inclusion in our proxy statement for the 2026 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must submit their proposals so that they are received by us at our principal executive offices no later than December 9, 2025. However, if our 2026 Annual Meeting is not held between April 20, 2026 and June 19, 2026, then the deadline will be a reasonable time prior to the time that we begin to print and send our proxy materials. Eligible stockholders wishing to nominate a candidate for election to the Board at the 2026 Annual Meeting and to have such candidate included in our proxy materials for such meeting pursuant to our proxy access bylaw must submit such nomination no earlier than November 9, 2025 and no later than 5:00 p.m. Pacific Time on December 9, 2025. In the event that the 2026 Annual Meeting is to be held on a date that is not within 25 days before or 60 days after April 8, 2026, then such nomination must be received by our Secretary no later than 5:00 p.m. Pacific Time on the 10th day following the day on which notice of the date of the 2026 Annual Meeting was mailed or the day we make a public announcement of the date of the 2026 Annual Meeting, whichever first occurs. In addition, such nomination must include the information set forth in Section 2.15(c) of Article II of our Bylaws.
Proposals for inclusion in our proxy statement for the 2026 Annual Meeting should be sent to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary, 105 Digital Drive, Novato, CA 94949.
When are other proposals and director nominations for next year’s Annual Meeting due?
With respect to proposals and nominations other than those to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act or our proxy access bylaw, our Bylaws provide that stockholders who wish to nominate a director, including nominations subject to Rule 14a-19 of the Exchange Act, or propose other business to be brought before the stockholders at the Annual Meeting must notify our Secretary by a written notice, which notice must be delivered to or received at our principal executive offices no later than 5:00 p.m. Pacific Time on the 90th day nor earlier than the 120th day prior to the anniversary date of the immediately preceding year’s Annual Meeting of Stockholders.
For the 2026 Annual Meeting, stockholders wishing to present nominations for director or proposals for consideration under these provisions of our Bylaws must submit their nominations or proposals so that they are delivered to or received at our principal executive offices no earlier than January 20, 2026 and no later than 5:00 p.m. Pacific Time on February 19, 2026 in order to be considered. In the event that the 2026 Annual Meeting is to be held on a date that is not within 25 days before or 60 days after May 20, 2026, then a stockholder’s notice must be received by our Secretary no later than 5:00 p.m. Pacific Time on the 10th day following the day on which notice of the date of the 2026 Annual Meeting was mailed or the day we make a public announcement of the date of the 2026 Annual Meeting, whichever first occurs.
In addition, with respect to nominations for directors, if the number of directors to be elected at the 2026 Annual Meeting is increased effective at the 2026 Annual Meeting and there is no public announcement by us naming the nominees for the additional directorships at least 10 days prior to February 20, 2026, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to or mailed and received by our Secretary at our principal executive offices not later than 5:00 p.m. Pacific Time on the 10th day following the day on which such public announcement is first made by us.
Nominations or proposals should be sent in writing to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary, 105 Digital Drive, Novato, CA 94949. A stockholder’s notice to nominate a director or bring any other business before the 2026 Annual Meeting must set forth certain information, which is specified in our Bylaws, including in Sections 2.14 and 2.15 of Article II of our Bylaws. A complete copy of our Bylaws may be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.
How can I recommend a director nominee for consideration by the CGN Committee?
In order for a stockholder to have a candidate considered by the CGN Committee, a stockholder should submit a written recommendation that includes the information set forth in Section 2.15(b)(ii) of Article II of our Bylaws. The notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee if selected by the CGN Committee and nominated by the Board. Stockholder recommendations should be addressed to the Corporate Governance and Nominating Committee at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary.

124	2025 Proxy Statement

Additional Information
For stockholder nominations to be included in the proxy materials for a future meeting pursuant to our proxy access bylaw or brought before the stockholders at a future meeting, please see “When are stockholder proposals and director nominations for inclusion in our proxy statement for next year’s Annual Meeting due?” and “When are other proposals and director nominations for next year’s Annual Meeting due?” above.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” “ABSTAIN” and broker non-votes, if applicable.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the NYSE), which generally apply to all brokers, bank or other nominees, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only Proposal 2—Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin is considered a “routine” matter for this purpose, and brokers, banks or other nominees will generally have discretionary voting power with respect to such proposal.
What is the effect of abstentions and broker non-votes?
Abstentions: Under Delaware law (under which BioMarin is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore counted as present for the purpose of determining whether a quorum is present, but they are not counted as votes cast. Our Bylaws provide that a stockholder action (other than the election of directors and unless otherwise required by applicable laws, regulations or stock exchange rules) shall be decided by the vote of the holders of a majority of the votes cast affirmatively or negatively on the matter. Additionally, each nominee for director in an uncontested election of directors shall be elected if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” the nominee’s election. Therefore, abstentions will have no effect on Proposal 1—Election of Directors, Proposal 2—Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin, Proposal 3 – Advisory Vote on Executive Compensation and Proposal 4–Approval of an Amendment to the 2017 Equity Incentive Plan, as amended.
Broker Non-Votes: The “non-routine” matters on the agenda for the Annual Meeting for which brokers, banks and other nominees will not be able to vote uninstructed shares include Proposal 1—Election of Directors, Proposal 3–Advisory Vote on Executive Compensation and Proposal 4–Approval of an Amendment to the 2017 Equity Incentive Plan, as amended.
Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be votes cast, they will have no effect on the outcome of the vote on: Proposal 1—Election of Directors, Proposal 3–Advisory Vote on Executive Compensation and Proposal 4–Approval of an Amendment to the 2017 Equity Incentive Plan, as amended. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares on these proposals, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Proposal 2—Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin is considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on that proposal even if it does not receive instructions from you, so long as it holds your shares in its name, and no broker non-votes are expected in connection with Proposal 2—Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin.

2025 Proxy Statement	125

Additional Information
How many votes are needed to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
No. 1 Election of Directors	Majority Cast	No
No. 2 Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin	Majority Cast	Yes
No. 3 Advisory Vote on Executive Compensation	Majority Cast	No
No. 4 Approval of an Amendment to the 2017 Equity Incentive Plan, as amended	Majority Cast	No
A “Majority Cast,” means that a majority of the votes cast affirmatively or negatively on each proposal must be voted “FOR” the respective proposal. With regard to the election of directors in uncontested elections, this means that number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” a nominee (among votes properly cast by stockholders who are entitled to vote on the matter and either present online or represented by proxy), for a nominee to be elected to our Board.
Accordingly:
•Proposal 1: For the election of directors, each of the 10 nominees that receives more “FOR” votes than “AGAINST” votes, in each case, cast by the holders of shares present in person or represented by proxy and entitled to vote on Proposal 1 will be elected. Only votes cast “FOR” or “AGAINST” will affect the outcome. Abstentions and broker non-votes will not be considered as votes cast on Proposal 1 and will have no effect. Pursuant to our Corporate Governance Principles, each nominee for director has tendered an irrevocable resignation that will be effective upon (i) receipt of a greater number of votes cast “AGAINST” his or her election than votes cast “FOR” his or her election in an uncontested election at a stockholders’ meeting and (ii) the Board’s acceptance of such resignation.
•Proposal 2: To be approved, a majority of the total votes cast affirmatively or negatively on Proposal 2 must be voted “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions and broker non-votes will not be considered votes cast on Proposal 2 and will have no effect; however, the ratification of KPMG is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal 2.
•Proposal 3: To be approved, a majority of the total votes cast affirmatively or negatively on Proposal 3 must be voted “FOR” the advisory approval of the compensation of the Company’s NEOs. Abstentions and broker non-votes will not be considered votes cast on Proposal 3 and will have no effect.
•Proposal 4: To be approved, a majority of the total votes cast affirmatively or negatively on Proposal 4 must be voted “FOR” the approval of an amendment to the 2017 Equity Incentive Plan, as amended. Abstentions and broker non-votes will not be considered votes cast on Proposal 4 and will have no effect.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority in voting power of the issued and outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy thereat. On the Record Date, there were 191,754,170 shares outstanding and entitled to vote. Thus, the holders of at least 95,877,086 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. As described above, stockholders attending the virtual meeting will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then the holders entitled to vote thereat, present at the Annual Meeting in person or represented by proxy, by a majority of the votes cast affirmatively or negatively, may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are

126	2025 Proxy Statement

Additional Information
not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an amended Form 8-K to publish the final results within four business days after the final results are known to us.
If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other Annual Meeting Materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing at: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: (866) 540-7095. Stockholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

2025 Proxy Statement	127

Additional Information
Special Note Regarding Forward-Looking Statements
This Proxy Statement and other materials we are sending you or that are available on our website in connection with the Annual Meeting (the Other Materials) contain “forward-looking statements” as defined under federal securities laws. Many of these statements can be identified by the use of terminology such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “estimates,” “potential,” “opportunity” or the negative versions of these terms and other similar expressions. These forward-looking statements may be found in the sections of this Proxy Statement titled “Letter from the Chair of Our Board of Directors,” “Letter from Our President and Chief Executive Officer,” “2024 Highlights,” “Proxy Voting Roadmap,” “Executive Compensation,” and other sections of this Proxy Statement, as well as the Other Materials. These forward-looking statements are based on our current expectations and assumptions, and are subject to risks and uncertainties that could cause our actual results or experience and the timing of events to differ significantly from the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025 under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Annual Report. You should carefully consider that information before voting.
You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may make in the future. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.
Approval
The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.
By Order of the Board of Directors
G. Eric Davis
Executive Vice President, Chief Legal Officer and Secretary
April 8, 2025
A copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025, is available without charge upon written request to Investor Relations, BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949 or by accessing a copy on BioMarin’s website at www.biomarin.com in the “Investors” section under “Financial Information—SEC Filings.” Information on our website is NOT incorporated by reference in this Proxy Statement.

128	2025 Proxy Statement

Appendix A
BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, As Amended May 23, 2023
Adopted by the Compensation Committee of the Board of Directors:
April 10, 2017
Approved by the Stockholders: June 6, 2017
Amended by the Compensation Committee of the Board of Directors:
April 12, 2019
Amendment Approved by the Stockholders: June 4, 2019
Amended by the Compensation Committee of the Board of Directors: April 5, 2021
Amendment Approved by the Stockholders: May 25, 2021
Amended by the Compensation Committee of the Board of Directors:
April 3, 2023
Amendment Approved by the Stockholders: May 23, 2023
Amended by the Compensation Committee of the Board of Directors:
April 1, 2025
Amendment Approved by the Stockholders: ____________
1.General.
(a)Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Company’s 2006 Share Incentive Plan, as amended and restated on April 16, 2015 (the “2006 Plan”. From and after 12:01 a.m. Pacific Time on the Effective Date, no additional awards will be granted under the 2006 Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be granted under this Plan. All awards granted under the 2006 Plan or under the Company’s 1997 Stock Plan or the Company’s 1998 Director Option Plan (collectively, with the 2006 Plan, the “Prior Plans”), will remain subject to the terms of the Prior Plans.
(i)Any shares that would otherwise remain available for future grants under the 2006 Plan as of 12:01 a.m. Pacific Time on the Effective Date (the “2006 Plan’s Available Reserve”) will cease to be available under the 2006 Plan at such time. Instead, that number of shares of Common Stock equal to the 2006 Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and will be immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.
(ii)In addition, from and after 12:01 a.m. Pacific Time on the Effective Date, any shares subject, at such time, to outstanding stock awards granted under the 2006 Plan that (i) expire or terminate for any reason prior to exercise or settlement; or (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, up to the maximum number set forth in Section 3(a) below.
(b)Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(c)Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(d)Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2025 Proxy Statement	129

Appendix A
2.Administration.
(a)Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.
(iv)To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).
(v)To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.
(vi)To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek shareholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
(vii)To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.
(viii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion (including, without limitation, the limits set forth in Sections 8(c) and 8(m) below); provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

130	2025 Proxy Statement

Appendix A
(ix)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c)Delegation to Committee.
(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)Section 162(m) and Rule 16b-3 Compliance. The Committee shall consist solely of two or more directors that qualify as Outside Directors, in accordance with Section 162(m) of the Code, and Non-Employee Directors, in accordance with Rule 16b-3.
(d)Delegation to an Officer. To the extent permissible under applicable law, the Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(y)(iii) below.
(e)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f)No Repricing of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.
3.Shares Subject to the Plan.
(a)Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 64,380,015 shares (the “Share Reserve”), which number is the sum of (i) 8,000,000 new shares, plus (ii) 14,000,000 shares approved by the stockholders on May 23, 2023, plus (iii) 10,500,000 shares approved by the stockholders on May 25, 2021, plus (iv) 11,000,000 shares approved by the stockholders on June 4, 2019, plus (v) 5,250,000 shares approved by the stockholders on June 6, 2017, plus (vi) the number of shares subject to the 2006 Plan’s Available Reserve, plus (vii) the number of shares that are Returning Shares, as such shares become available from time to time (in the case of (vi) and (vii), up to an aggregate maximum of 15,630,015 shares). For every one share of Common Stock that is subject to a Stock Award other than an Option or SAR, the shares available for issuance under the Plan shall be reduced by 1.92 shares. For every one share of Common Stock that is subject to an Option or SAR, the shares available for issuance under the Plan shall be reduced by one share. The issuance of Substitute Awards will not reduce the number of shares available for issuance under the Plan.
(b)Reversion of Shares to the Share Reserve.
(i)Shares Available for Subsequent Issuance. The following shares of Common Stock will become available again for issuance under the Plan: (A) any shares subject to a Stock Award that are not issued because such Stock

2025 Proxy Statement	131

Appendix A
Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued; (B) any shares issued pursuant to a Stock Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. Any shares that again become available for issuance pursuant to this paragraph shall be added back as (a) one (1) share for every one (1) share that is subject to an Award granted under the 2006 Plan prior to May 12, 2010; (b) one (1) share for every one (1) share that is subject to an Option granted under the 2006 Plan on or after May 12, 2010; (c) 1.62 shares for every one (1) share that is subject to any Award granted under the 2006 Plan on or after May 12, 2010 and prior to May 15, 2013 other than an Option; (d) 1.92 shares for every one (1) share that is subject to any Award granted under the 2006 Plan on or after May 15, 2013 other than an Option; (e) one (1) share for every one (1) share that is subject to an Option or SAR granted under this Plan; and (f) 1.92 Shares for every one (1) share that is subject to an Award granted under this Plan other than an Option or SAR.
(ii)Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plans (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award granted under the Plan or a stock award granted under the Prior Plans; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plans; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under the Prior Plans is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.
(c)Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be equal to 64,380,015.
(d)Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.
(i)A maximum of 1,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year.
(ii)A maximum of 1,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
(iii)A maximum of $10,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.
(e)Limitation on Grants to Non-Employee Directors. The (i) maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year (beginning with the 2018 calendar year) to any Non-Employee Director, taken together with the (ii) cash fees paid by the Company to such Non-Employee Director during such calendar year, and in both cases for service on the Board, will not exceed $1,000,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $1,500,000.
(f)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.Eligibility.
(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who

132	2025 Proxy Statement

Appendix A
are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b)Ten Percent Shareholders. A Ten Percent Shareholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.
5.Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.
(b)Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders and except in the case of Substitute Awards, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)by cash, check, bank draft or money order payable to the Company;
(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

2025 Proxy Statement	133

Appendix A
(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h)Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier

134	2025 Proxy Statement

Appendix A
of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 12 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6.Provisions of Stock Awards other than Options and SARs.
(a)Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

2025 Proxy Statement	135

Appendix A
(ii)Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(b)Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)Performance Awards.
(i)Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.
(ii)Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.

136	2025 Proxy Statement

Appendix A
(iii)Committee and Board Discretion. With respect to any Performance Stock Award or Performance Cash Award, the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.
(iv)Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of, or completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.
(d)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.Covenants of the Company.
(a)Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.
(b)Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.Miscellaneous.
(a)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(b)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated

2025 Proxy Statement	137

Appendix A
to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding an amount of tax

138	2025 Proxy Statement

Appendix A
calculated based on the maximum statutory tax rates in a Participant’s applicable tax jurisdiction (or such other amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(l)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
(m)Dividends and Dividend Equivalents. Dividends and dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Award (other than Options and Stock Appreciation Rights), as determined by the Board and contained in the applicable Award Agreement. At the sole discretion of the Board, such dividends and dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Award in such manner as determined by the Board.
Any additional shares or cash payments covered by the Stock Award credited by reason of such dividends or dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate. Notwithstanding anything to the contrary in this Plan or any Award Agreement, dividends and dividend equivalents shall not be paid in respect of shares of Common Stock covered by a Stock Award until such shares of Common Stock vest pursuant to the applicable Award Agreement.

2025 Proxy Statement	139

Appendix A
9.Adjustments upon Changes in Common Stock; Other Corporate Events.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.
(c)Transactions. The following provisions shall apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:
(i)arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);
(ii)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction;
(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and
(vi)make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d)Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

140	2025 Proxy Statement

Appendix A
10.Plan Term; Earlier Termination or Suspension of the Plan.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.
11.Existence of the Plan.
The Plan will become effective on the Effective Date.
12.Choice of Law.
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)“Award” means a Stock Award or a Performance Cash Award.
(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.
(f)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(g)“Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(h)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company; (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities; or (C) solely

2025 Proxy Statement	141

Appendix A
because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;
(iv)the complete dissolution or liquidation of the Company, except for a liquidation into a parent corporation;
(v)individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(i)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(j)“Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(k)“Common Stock” means the common stock of the Company, having one vote per share.
(l)“Company” means BioMarin Pharmaceutical Inc.
(m)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

142	2025 Proxy Statement

Appendix A
(n)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(o)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(p)“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.
(q)“Director ” means a member of the Board.
(r)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a) (2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(s)“Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.
(t)“Effective Date” means the date of the Company shareholders approve this Plan, which is the date of the annual meeting of shareholders of the Company held on June 6, 2017, provided this Plan is approved by the Company’s shareholders at such meeting.
(u)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(v)“Entity” means a corporation, partnership, limited liability company or other entity.
(w)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(x)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their

2025 Proxy Statement	143

Appendix A
Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(y)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(z)“Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(aa)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(bb)    “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(cc)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(dd)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(ee)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ff)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(gg)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(hh)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ii)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(jj)    “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(kk)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

144	2025 Proxy Statement

Appendix A
(ll)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(mm)“Performance Criteria” means the one or more criteria that the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee (or Board, if applicable): (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total shareholder return; (x) return on equity or average shareholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxxiii) shareholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of studies by specific dates; (xliii) budget management; (xliv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlv) regulatory milestones; (xlvi) progress of internal research or development programs; (xlvii) acquisition of new customers; (xlviii) customer retention and/ or repeat order rate; (xlix) improvements in sample and test processing times; (l) progress of partnered programs; (li) partner satisfaction; (lii) timely completion of clinical trials; (liii) submission of 510(k)s or pre-market approvals and other regulatory achievements; (liv) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (lv) expansion of sales in additional geographies or markets; (lvi) research progress, including the development of programs; (lvii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lviii) and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board or the Committee.
(nn)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows; provided, however, that to the extent that an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustment may be made only if such adjustment is objectively determinable and specified in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals for the Award at the time the Performance Goals are established: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to

2025 Proxy Statement	145

Appendix A
exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body; and (13) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to make other appropriate adjustments selected by the Board or the Committee.
(oo)    “Performance Period” means the period of time selected by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).
(pp)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(qq)    “Plan” means this BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan.
(rr)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(ss)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(tt)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(uu)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(vv)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ww)“Securities Act” means the Securities Act of 1933, as amended.
(xx)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(yy)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(zz)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(aaa)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(bbb)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ccc)    “Substitute Award” means an Award issued in connection with a merger or acquisition in connection with the assumption of, or substitution for, an existing award.
(ddd)    “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(eee)    “Transaction” means a Corporate Transaction or a Change in Control.

146	2025 Proxy Statement

BioMarin Pharmaceutical Inc.
105 Digital Drive
Novato, CA 94949
Tel: 415-506-6700
Fax: 415-382-7889

BIOMARIN PHARMACEUTICAL INC.
105 DIGITAL DRIVE
NOVATO, CA 94949
ATTN: G. Eric Davis, EVP & CLO

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A Elizabeth M. Anderson	☐	☐	☐
1B Barbara W. Bodem	☐	☐	☐
1C Athena Countouriotis	☐	☐	☐
1D Willard Dere	☐	☐	☐
1E Mark J. Enyedy	☐	☐	☐
1F Alexander Hardy	☐	☐	☐
1G Maykin Ho	☐	☐	☐
1H Robert J. Hombach	☐	☐	☐
1I Richard A. Meier	☐	☐	☐
1J Timothy P. Walbert	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2 To ratify the selection of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025.	☐	☐	☐
3 To approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement.	☐	☐	☐
4 To approve an amendment to the Company's 2017 Equity Incentive Plan, as amended.	☐	☐	☐

NOTE: Your proxy holder will also vote on any other business as may properly come before the meeting or any adjournment thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000663354_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Form 10-K are available at www.proxyvote.com

BIOMARIN PHARMACEUTICAL INC.
Annual Meeting of Stockholders
May 20, 2025 9:00 AM PT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alexander Hardy and G. Eric Davis, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of BioMarin Pharmaceutical Inc. Common Stock, that the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on May 20, 2025 via a live audio webcast at www.virtualshareholdermeeting.com/BMRN2025 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders.

When properly executed, this proxy will be voted in the manner directed herein, or if no such direction is made, it will be voted in accordance with the Board of Directors' recommendations.

This proxy is governed by the laws of the State of Delaware.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

0000663354_2 R1.0.0.2